      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1996
                                                      REGISTRATION NO. 333-00210
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                            MRV COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                             3674                     06-1340090
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                             8917 FULLBRIGHT AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                       (818) 773-9044/(818) 773-0906 (FAX)
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                   NOAM LOTAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MRV COMMUNICATIONS, INC.
                             8917 FULLBRIGHT AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                       (818) 773-9044/(818) 773-0906 (FAX)
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

         LEIB ORLANSKI, ESQ.                          KEN KOCH, ESQ.                      ASHER S. LEVITSKY, ESQ.
     FRESHMAN, MARANTZ, ORLANSKI       SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP     ESANU KATSKY KORINS & SIGER
           COOPER & KLEIN                             551 5TH AVENUE                         605 THIRD AVENUE
   9100 WILSHIRE BOULEVARD, 8-EAST                  NEW YORK, NY 10176                   NEW YORK, NEW YORK 10153
BEVERLY HILLS, CALIFORNIA 90212-3480             TELEPHONE: (212) 661-6500               TELEPHONE: (212) 953-6000
      TELEPHONE: (310) 273-1870                     FAX: (212) 697-6686                     FAX: (212) 953-6899
         FAX: (310) 274-8293

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

         If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the following box.   [ X ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      PROPOSED           PROPOSED
                                                                      MAXIMUM             MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE        AGGREGATE              AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED          PER SHARE(1)      OFFERING PRICE(1)     REGISTRATION FEE(2)
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock,  $0.0067 par value.........       1,666,391             $50.75          $84,569,343.25             $4,172.52
- ---------------------------------------------------------------------------------------------------------------------------------
   Total.................................................................................................        $4,172.52
=================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).
(2) Includes only the additional 238,430 shares underlying the Selling Stockholder Warrants to be registered hereunder and does not include the increase in the number of shares resulting from a 3:2 stock split paid April 2, 1996.

                               -------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            MRV COMMUNICATIONS, INC.

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

                FORM S-1 REGISTRATION                                       LOCATION IN PROSPECTUS
                ---------------------                                       ----------------------
1.       Forepart of the Registration
         Statement and Outside Front Cover
         Page of Prospectus..........................   Outside Front Cover Page

2.       Inside Front and Outside Back Cover
         Pages of Prospectus.........................   Inside Front and Outside Back Cover Pages of the Prospectus.

3.       Summary Information, Risk Factors
         and Ratio of Earnings to Fixed
         Charges.....................................

4.       Use of Proceeds.............................   The Company; The Offering; Use of Proceeds

5.        Determination of Offering Price............   Outside Front Cover Page; Plan of Distribution

6.       Dilution....................................   Not Applicable

7.       Selling Security Holders....................   Principal and Selling Stockholders and Selling Warrant
                                                        Holders

8.       Plan of Distribution........................   Outside Front Cover Page; Plan of Distribution

9.       Description of Securities to be
         Registered..................................   Dividend Policy; Price Range of Common Stock; Description
                                                        of Securities and Warrants

10.      Interests with Respect to the
         Registrant..................................   Outside Front Cover Page; The Company; Risk Factors;
                                                        Dividend Policy; Price Range of Common Stock;
                                                        Capitalization; Selected Financial Data; Management's
                                                        Discussion of Analysis of Financial Condition and Results of
                                                        Operations; Business; Management; Certain Transactions;
                                                        Principal and Selling Stockholders and Selling Warrant
                                                        Holders; Description of Securities and Warrants; Shares
                                                        Eligible for Future Sale; Experts; Financial Statements
11.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.................................   Not Applicable

PROSPECTUS           SUBJECT TO COMPLETION DATED JUNE 10, 1996
                            MRV COMMUNICATIONS, INC.

                        1,666,391 SHARES OF COMMON STOCK

         Of the 1,666,391 shares (the "Shares") of common stock, $0.0067 par value (the "Common Stock"), offered hereby, 427,464 shares are being offered by certain stockholders of the Company named herein (the "Selling Stockholders") and 1,238,927 Shares are being offered by certain Warrant Holders (the "Selling Warrant Holders") upon the exercise of the Warrants (the "Warrants") held by the Selling Warrant Holders. Included in the 1,238,927 Shares being offered by the Selling Warrant Holders are 150,000 Shares (the "Warrant Shares") being offered by Hampshire Securities Corporation ("Hampshire Securities") and certain of its principals. Hampshire Securities was the representative of the underwriters in the Company's public offering in January 1995 and the Company issued Hampshire Securities warrants (the "Representative's Warrants") to purchase the Warrant Shares at $11.20 per share, 140% of the initial public offering price. Hampshire Securities subsequently made an assignment of a portion of the Representative's Warrants covering 126,693 Warrant Shares among eight persons who are principals of Hampshire Securities. The Company will not receive any proceeds from the sale of Common Stock offered by the Selling Stockholders, but will realize $13,409,383.25 from the exercise of the Warrants by Selling Warrant Holders, if all the Warrants are exercised.

         The Selling Stockholders and the Selling Warrant Holders upon exercise of the Warrants may from time to time sell all or a portion of the Common Stock which may be offered by them hereby upon exercise of the Warrants in routine brokerage transactions in the over-the-counter market, at prices and terms prevailing at the time of the Sale. The Selling Stockholders and the Selling Warrant Holders may also make private sales directly or through brokers or may make sales pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders and the Selling Warrant Holders may pay customary brokerage fees, commissions and expenses. The Company will pay all other expenses of this Offering. The brokers executing selling orders on behalf of the Selling Stockholders and the Selling Warrant Holders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed underwriting commissions under the Securities Act. Hampshire Securities may be acting as a broker for Selling Stockholders Selling Warrant Holders. See "Plan of Distribution.

         The Common Stock is traded on the NASDAQ National Market (the "NASDAQ/NM") under the symbol "MRVC." On May 15, 1996, the closing sale price for the Common Stock was $50-3/4 per share. See "Price Range of Common Stock."

                  AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Expenses of this offering are estimated to be $75,000 which the Company is paying.

                                -----------------

                  The date of this Prospectus is June 10, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the Information In this Prospectus does not give effect to the exercise of (i) warrants outstanding as of March 31, 1996 to purchase up to 1,313,430 Shares, and (ii) up to 678,900 options granted and unexercised under the Company's 1992 Stock Option Plan. See "Management -Stock Option Plan," "Description of Securities--Warrants." Each prospective investor is urged to read this Prospectus in its entirety. As used in this Prospectus, the term "Company" means, unless the context requires otherwise, MRV Communications, Inc., its subsidiaries and its predecessors. This prospectus gives effect to a 3 for 2 stock split approved by stockholders on March 5, 1996 for shareholders of record on March 20, 1996 and which was paid on April 2, 1996. All share prices, warrant exercise prices, numbers of shares and numbers of warrants both current and historical have been adjusted to reflect the split.

                                   THE COMPANY

         The Company designs, manufactures, and markets semiconductor laser diodes, light emitting diodes ("LEDs"), and fiber optic transmitting and receiving modules for the transmission of large amounts of information at high speeds over long distances and local area network ("LAN") switching products for the computer networking industry. The Company assembles and integrates these devices into components that are sold primarily to original equipment manufacturers ("OEMs") in the fiber optic market. Products incorporating these devices are used primarily in computer local and wide area networks, voice communications, cable television, and fiber optic test instruments. The Company markets and sells products directly to OEMs in the United States and Canada and indirectly through independent manufacturers' representatives, value added resellers ("VARs"), and systems integrators. Internationally, the Company markets and sells its products primarily through approximately 80 independent distributors in Europe, the Middle East, and the Far East. Domestic manufacturers of fiber optic systems and instruments using the Company's products include: General Instruments, Reliance Electric, Synoptics, Optical Data System, Cisco Systems, Laser Precision Corp., ADC/Fibermux, 3M/Photodyne, and Network Systems Corporation. International customers include: Exfo Engineering, Inc., Photon Technology (China), and Kingfisher International PTY, Ltd.

         Based upon its proprietary opto-electronic chip technology, the Company has developed and markets three product lines: laser diodes and LED-based components; integrated transmitting and receiving modules; and stand-alone devices. The Company's LED and laser diode product line consists of semiconductor components intended primarily for the fiber optic communications market. Laser diodes and LEDs are solid state semiconductor light sources that convert electrical power to light for transmission over fiber optic cable. The Company's laser diode and LED technology is integrated with electronics in the Company's second product line, transmitting and receiving modules that provide data links for the data communications market. The Company's third product line consists of stand-alone products for bandwidth and distance enhancement in LANS. The Company's stand-alone products Include Ethernet switches and fiber optic LAN extenders for campus and metropolitan area networks. Ethernet switches subdivide a LAN into smaller segments with fewer devices to improve total network availability while providing temporary, but instant, interconnections between the smaller network segments. The Company markets these and other related products under the brand names NBase Communications, NBase Switch Communications and West Hills LAN Systems.

         The worldwide fiber optics market, including cables, connectors, and transceivers, was estimated by an industry source to be approximately $6.1 billion in 1995 and is estimated to grow to $14.5 billion by 2000.

         The Company believes that there are significant business opportunities for emerging fiber optic product and component manufacturing companies as a result of (1) the need of telecommunications companies, including the regional Bell operating companies (the "RBOCs") and the alternative local transport companies ("ALTs") competitive therewith, either to replace existing copper cabling in order to increase capacity or to expand existing networks and (11) the use of fiber optic technology as the communications medium of choice in the data communications market. The Company believes that its extensive experience with basic semiconductor opto-electronic technology, its knowledge and understanding of the telecommunications and data communications markets, and its customer base afford it a competitive advantage in such industry.

         The Company's operating strategy is to capitalize on the commercial popularity of existing products and to develop and produce an increasing range of fiber optic communications products, including transmitters, receivers, and stand-alone products, which enhance distance and bandwidth in telecommunications networks and LANS. The Company has implemented its operating strategy by developing and manufacturing highly functional and powerful proprietary laser diodes and LEDs and by applying its technology to produce stand-alone products incorporating multiple fiber optic data link modules for use in data communications.

         The Company's predecessor, MRV Technologies, Inc., was incorporated under the laws of the State of California on July 26,1988. The Company was incorporated in Delaware on March 9, 1992 under the name MRV Technologies, Inc. In April 1992, the Company's California predecessor merged into the Company and the Company's name was changed to MRV Communications, Inc. The Company's executive offices are located at 8917 Fullbright Avenue, Chatsworth, California 91311 and its telephone number is (818) 773-9044.

                                  THE OFFERING

Common Stock Offered by the Selling Warrant                    1,238,927
Holders

Common Stock Offered by the Selling
  Stockholders..........................................       427,464

Common Stock Outstanding Prior to This
  Offering..............................................       9,588,437

Common Stock Outstanding Following This
    Offering............................................      10,827,364 shares assuming the exercise of
                                                              the Warrants in full

Risk Factors............................................      The purchase of the Shares is speculative and
                                                              involves substantial risk.  Prospective investors
                                                              should carefully review and consider the
                                                              information set forth under "Risk Factors."

Use of Proceeds from Exercise of Warrants...............      Research and development of new products
                                                              and new generations of existing products;
                                                              capital expenditures, consisting primarily of
                                                              manufacturing and research and development
                                                              test equipment; domestic and International
                                                              marketing activities; and working capital and
                                                              general corporate purposes.  See "Use of
                                                              Proceeds."

NASDAQ/NM Trading Symbol................................      MRVC

                          SUMMARY FINANCIAL INFORMATION

STATEMENT OF OPERATIONS DATA:


                               ----------------------------------------------------------------------------------------------
                                                                      Year Ended
                               ----------------------------------------------------------------------------------------------
                               December 31,       December 31,       December 31,        December 31,          December 31,
                                  1991               1992               1993                1994                   1995
                               ------------    ----------------   ----------------    -----------------      ----------------
Revenues, net ...............    $2,401,000          $4,422,000         $7,426,000          $17,526,000           $39,202,000

Cost of goods sold ..........     1,434,000           2,280,000          3,936,000           10,328,000            22,608,000

Non Recurring items(3) ......            --                  --                 --                   --            (7,676,000)(3)

Income (loss)
   before income
   taxes and
   extraordinary
   items ....................       209,000             800,000          1,326,000            2,601,000            (1,271,000)

Extraordinary items .........            --              42,000                 --                   --                    --

Net income (loss):
   Pro forma(1) .............       189,000
   Historical(1)                                        560,000            839,000            1,618,000            (1,273,000)

Net earnings (loss)
   per share:
   Pro forma(1) .............    $     0.06
   Historical(1)                                     $     0.15         $     0.14          $      0.26(4)            ($ 0.14)

Weighted average
   common and
   common
   equivalent shares
   outstanding(2) ...........     3,627,627           3,818,029          6,025,084            6,284,001(4)          9,188,737

                                                3 months ended
                                        ---------------------------------
                                         March 31,              March 31,
                                           1995                   1996
                                       ------------           -----------
Revenues, net ....................      $6,737,000            $15,529,000

Cost of goods sold ...............       4,260,000              8,989,000

Non Recurring items(3) ...........              --                     --

Income (loss)
   before income
   taxes and
   extraordinary
   items .........................       1,085,000              2,800,000

Extraordinary items ..............              --                     --

Net income (loss):
   Pro forma(1)
   Historical(1) .................         705,000              1,879,000

Net earnings (loss)
   per share:
   Pro forma(1)
   Historical(1) .................      $     0.08                  $0.18

Weighted average
   common and
   common
   equivalent shares
   outstanding(2) ................        8,834,375             10,706,357

BALANCE SHEET DATA:
                                                                AT DECEMBER 31,
                          -------------------------------------------------------------------------------------
                             1991              1992             1993               1994                 1995
                             ----              ----             ----               ----                 ----
Working capital
   (deficit) ..........   $  (160,000)      $3,773,000       $3,514,000         $11,303,000          22,019,000

Total assets ..........       946,000        6,389,000        7,328,000          16,667,000          33,307,000
Total liabilities .....     1,125,000        1,437,000        1,537,000           3,761,000           8,049,000
Long-term debt,
net of current
   portion ............       161,000           34,000             --                  --               271,000

Stockholders'
   equity (deficit)....      (179,000)       4,952,000        5,791,000          12,906,000          25,258,000

                             At March 31
                            -------------
                                 1996
                                 ----
Working capital
   (deficit)..............    23,825,000

Total assets..............    36,687,000
 Total liabilities........     9,413,000
Long-term debt,
net of current
   portion................       319,000

Stockholders'
   equity (deficit).......    27,274,000

- ----------------------

(1) The pro forma income statement income tax effects of the Company's change from a nontaxable entity (S corporation) to a taxable entity (C corporation) are presented only for the year ended December 31, 1991. All other periods are presented on a historical basis.

(2)      See Note 1 of Notes to Financial Statements.

(3) The non-recurring items consist of purchased technology in progress and restructuring charges. Purchased technology in progress for the year ended December 31, 1995 was $6,211,000. The purchased technology is for R&D projects in progress at the time of acquisition of assets from Galcom and Ace 400 Communications, Ltd. No such purchases were made in the comparable periods for 1994. Restructuring costs during the year ended December 31, 1995 were $1,465,000. The restructuring is associated with a plan adopted by the Company in 1995 calling for the merger of the newly acquired subsidiaries and the Company's LAN product division. The plan also calls for the closure of some facilities, termination of redundant employees and cancellation of representation agreements.

(4) Fully diluted earnings per share information differs from primary earnings per share information for the year ended December 31, 1994. See the Statements of Operations included in the Financial Statements.

     Pro Forma Financial Information Reflecting Galcom and Ace Acquisitions
         The following unaudited pro forma financial statements reflect adjustments to allocate the purchase price of assets acquired and liabilities assumed from Galcom on May 2, 1995 and ACE Communications on June 29, 1995. These adjustments are based upon the estimated fair value of the assets acquired and the obligations assumed. The unaudited pro forma statement of operations for the year ended December 31, 1995 was prepared as if all transactions had occurred as of January 1, 1995. The objective of these pro forma presentations are to give the reader a view of what the results of operations may have looked like if these transactions had taken place as of the earlier dates indicated. Since these transactions took place prior to December 31, 1995, they are already included in the most recent balance sheet in the registration statement. See "Business Recent Acquisitions" for further information regarding the transactions reflected in the pro-forma financial statements.

                   UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                 OPERATIONS For the Year Ended December 31, 1995
                     (in thousands except per share amounts)

                                                                                          For the period
                                       For the Year                  For the Four       January 1, 1995 to
                                           ended                        months            June 29, 1995,
                                    December 31, 1995,                   ended                Ace 400
                                            MRV                     April 30, 1995,       Communications
                                   Communications, Inc.                 Galcom                Ltd.(b)             Adjustment(c)
                                            (a)                   Networking, Ltd.(b)

REVENUES, net                             $ 39,202                     $ 2,076               $ 5,727                  --
COSTS AND EXPENSES
   Cost of goods  sold                      22,608                       1,285                 3,607                  --
    Research and development                 4,044                          28                   529                  --
      expenses
   Selling, general and
     administrative expense                  6,799                         964                 1,894                  --
   Purchased technology in                   6,211                        --                    --                   6,211
   progress
   Restructuring costs                       1,465                        --                    --                    --
                                          --------                     -------               -------                 -----
                                            41,127                       2,277                 6,030                 6,211
                                          --------                     -------               -------                 -----
   Operating income (loss)                  (1,925)                       (201)                 (303)                6,211
   Other income (expense)                      654                        (222)                 (517)                 --
   Provision for income taxes                    2                        --                    --                    --
    Net income (loss)                       (1,273)                       (423)                 (820)                6,211

                                Pro Forma
                               Balances(d)
REVENUES, net                  $  47,005
COSTS AND EXPENSES
   Cost of goods  sold            27,500
    Research and development       4,601
      expenses
   Selling, general and
administrative expense             9,657
   Purchased technology in          --
   progress
   Restructuring costs             1,465
                               ---------
                                  43,223
                               ---------
   Operating income (loss)         3,782
   Other income (expense)            (85)
   Provision for income taxes          2
    Net income (loss)              3,695
   Net income per share        $    0.40
   Weighted average common
    and common equivalent
    shares outstanding         9,188,737
                               =========


Note

   a Includes results of operations associated with assets acquired from Galcom Networking Ltd for the period May 2, 1995 to December 31, 1995 and also includes results of operations associated with assets acquired from Ace 400 Communications Ltd for the period June 30, 1995 to December 31, 1995.


   b The pro forma information above shows the combined statements of operation of MRV Communications, Inc. and operations associated with assets acquired from Ace 400 Communications Ltd and Galcom Networking Ltd as if the purchase of those assets had taken place as of January 1, 1995. The results of Galcom Networking, Ltd. for the four months ended April 30, 1995 include only those related to the assets purchased by MRV. The assets acquired and liabilities assumed from Ace 400 Communications did not include those of a subsidiary named North Hills Europe on whose financial statements their auditor has issued a disclaimer of opinion. The company is not liable for resolution of liabilities related to North Hills Europe or its liquidation proceedings. North Hills Europe has no effect on an investment decision on the Company's securities. North Hills Europe ceased operations in 1995. Any amounts for the period January 1, 1995 to June 29, 1995, related to North Hills Europe, included in the results of Ace 400 Communications, Ltd. above are immaterial.


   c     Adjustment to  eliminate nonrecurring purchased technology in process.

   d Adjustments to amortize goodwill recorded and fair value adjustments to property, plant and equipment are not material.

                                  UNAUDITED
                         ACE 400 COMMUNICATIONS, LTD.
                           STATEMENT OF OPERATIONS
               For the Period January 1, 1995 to June 29, 1995


                                                         (In thousands US$)

REVENUES, net . . . . . . . . . . . . . . . . . . . . . . . .  $  5,727

COSTS AND EXPENSES

    Cost of good sold . . . . . . . . . . . . . . . . . . . .     3,607

    Research and development expenses . . . . . . . . . . . .       529

    Selling, general and administrative expense . . . . . . .     1,894
                                                               --------
                                                                  6,030
                                                               --------
    Operating loss. . . . . . . . . . . . . . . . . . . . . .      (303)

    Other expense . . . . . . . . . . . . . . . . . . . . . .      (517)

    Provision for income tax. . . . . . . . . . . . . . . . .        --
                                                                --------
    Net loss  . . . . . . . . . . . . . . . . . . . . . . . .   $   (820)

                         ACE 400 COMMUNICATIONS, LTD.


               For the period January 1, 1995 to June 29, 1995


                                  Unaudited



CONSOLIDATED STATEMENT OF CASH FLOWS                      (1,000$)

    Net loss . . . . . . . . . . . . . . . . . . . . . .  $   (820)

    Adjustment to reconcile net loss to net cash
      used in operations . . . . . . . . . . . . . . . .        211
                                                           --------

    Net cash used in operating activities  . . . . . . .       (609)

CASH FLOWS FROM INVESTING

    Purchases of property  . . . . . . . . . . . . . . .        (30)

CASH FLOWS FROM FINANCING

    Net proceeds from borrowing  . . . . . . . . . . . .        632

NET DECREASE IN CASH . . . . . . . . . . . . . . . . . .         (7)

CASH, beginning of period  . . . . . . . . . . . . . . .        337
                                                           --------
CASH, end of period  . . . . . . . . . . . . . . . . . .        330
                                                           ========

                         ACE 400 COMMUNICATIONS, LTD.


NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION -- The accompanying unaudited condensed financial statement have been prepared in accordance with the requirements of Regulation S-X and, therefore, do not include all information and footnotes which would be presented if such financial statements were prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements presented in the Company's Annual Report for the year ended
    December 31, 1995.

    In the opinion of management, these interim financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the financial position and results of operations for the period presented. The results of operations and cash flows for such period is not necessarily indicative of results to be expected for the full year.

2. SUBSEQUENT EVENT -- On June 29, 1995 the Ace Inc., North Hills Inc. and North Hills Israel (hereafter "the Seller") signed agreement with N.N.H. Computer Communications Ltd. and affiliates (hereafter "the Buyers"), including MRV Communications, Inc. (hereafter "MRV"). The execution of the agreement was based on meeting several pre-conditions which were substantially fulfilled.

    The main aspects of the agreement are as follows:

    The sellers will sell to the buyers goodwill, know-how, fixed assets (not including North Hills Israel's building), production files, research and development files, agreements with customers (including backlog) and suppliers and other agreements and contract, the right to use software and the right to use North Hill's Israel's building up to January 31, 1996 (including right of first refusal to continue to rent or buy the building). The total consideration for the above is expected to be $4,316,667, as follows: MRV will issue shares to the Company and North Hills Israel at a minimum guaranteed value of $3,000,000 (according to the share price as defined in the agreement) and shares at a minimum guaranteed value of $750,000 to Porta Systems. The buyers will also pay $100,000 in cash and will pay to suppliers of the sellers $466,667.

                                  UNAUDITED
                           GALCOM NETWORKING, LTD.
                           STATEMENT OF OPERATIONS
                   For the Four months ended April 30, 1995


                                                          (In thousands US$)

REVENUES, net . . . . . . . . . . . . . . . . . . . . . . . .  $  2,076

COSTS AND EXPENSES

    Cost of goods sold. . . . . . . . . . . . . . . . . . . .     1,285

    Research and development expenses . . . . . . . . . . . .        28

    Selling, general and administrative expense . . . . . . .       964
                                                               --------
                                                                  2,277
                                                               --------
    Operating loss  . . . . . . . . . . . . . . . . . . . . .      (201)

    Othe expense  . . . . . . . . . . . . . . . . . . . . . .      (222)

    Provision for income tax  . . . . . . . . . . . . . . . .        --
                                                               --------
    Net loss  . . . . . . . . . . . . . . . . . . . . . . . .  $   (423)
                                                               ========

                         * * * GALCOM NETWORKING LTD.
                         = = =
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                                            Four months ended
                                                              April 30, 1995
                                                            -----------------
                                                            US$ (In thousands)
                                                            ------------------
                                                                 Unaudited
Cash flows from operations activities
Net loss ..................................................      $    (489)
Adjustments to reconcile net loss to cash used
  in operating activities .................................         (2,914)
    (See Appendix A)
Net cash used in operating activities .....................         (3,403)
                                                                 ---------

Cash flows from investing activities
Proceeds from sale of marketable securities ...............            255
Investment in subsidiary, net of cash acquired
  (Appendix B) ............................................           (172)
Purchase of fixed assets ..................................           (129)
Redemption of short term loans ............................          2,025
                                                                 ---------
Net cash provided by investing activities .................          1,979
                                                                 ---------

Cash flows from financing activities
Increase in short-term bank credits, net ..................          1,392
Repayment of long-term loans ..............................           (125)
Net cash provided by financing activities .................          1,267
                                                                 ---------
Decrease in cash and cash equivalents .....................           (157)

Balance of cash and cash equivalents at the
  beginning of the period .................................            477
                                                                 ---------

Balance of cash and cash equivalents at the
  end of the period .......................................            320
                                                                 =========

Appendix A

Adjustments to reconcile net loss to cash flows used in operating activities

Items not involving cash flows:
Gain from marketable securities ...........................           (131)
Depreciation of fixed assets and amortization
  of other assets .........................................            136
Increase in provision for severance pay, net ..............             67
Minority interest in net loss .............................            (61)

Changes in assets and liabilities:
Decrease in trade receivables .............................            143
Increase in other receivables .............................         (2,410)
Increase in inventories ...................................           (207)
Decrease in trade payables ................................           (251)
Decrease in other payables ................................           (200)
                                                                 ---------
                                                                    (2,914)
                                                                 =========

Appendix B

Investment in subsidiary, net of cash acquired

Working capital - excluding cash ..........................           (375)
Fixed assets ..............................................             18
Goodwill ..................................................            529
                                                                 ---------
                                                                       172
                                                                 ---------

                           GALCOM NETWORKING, LTD.



NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION -- The accompanying unaudited condensed financial statements have been prepared in accordance with the requirements of Regulation S-X and, therefore, do not include all information and footnotes which would be presented if such financial statements were prepared in accordance with generally accepted audited financial statements presented in the Company's Annual Report for the year ended December 31, 1995.

    In the opinion of management, these interim financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the financial position and results of operations for the period presented. The results of operations and cash flows for such period is not necessarily indicative of results to be expected for the full year.


2. SUBSEQUENT EVENT -- On May 2, 1995 the Company sold, to a third party, its business and rights (including the manufacturing rights, know-how, technology, fixed assets, inventory, etc.) and its holdings in subsidiaries in the United States and the United Kingdom for consideration of US$900 thousand in cash and the assignment of its obligations up to an amount of US$1.8 million. In addition, the purchaser will act so that its parent company in the United States will issue to the Company an option (available for 5 years) to purchase 90,000 shares of the parent company, traded on a foreign stock exchange, at the price per share at the date of closing of the contract ("the closing price") and a further option (available for five years) to purchase an additional 22,500 shares at 150% of the closing price.

                                   THE COMPANY

   The Company designs, manufactures, and markets semiconductor laser diodes, LEDs, and fiber optic transmitting and receiving modules for the transmission of large amounts of information at high speeds over long distances and LAN switching products for the computer networking Industry. The Company assembles and integrates these devices into components that are sold primarily to OEMs in the fiber optic market. Products incorporating these devices are used primarily In computer local and wide area networks, voice communications, cable television, and fiber optic test Instruments. The Company markets and sells products directly to OEMs in the United States and Canada and indirectly through independent manufacturers' representatives, VARS, and systems integrators. Internationally, the Company markets and sells its products primarily through approximately 80 independent distributors in Europe, the Middle East, and the Far East.

   Based upon its proprietary opto-electronic chip technology, the Company has developed and markets three product lines: laser diodes and LED-based components; integrated transmitting and receiving modules; and stand-alone devices. The Company's LED and laser diode product line consists of semiconductor components intended primarily for the fiber optic communications market. Laser diodes and LEDs are solid state semiconductor light sources that convert electrical power to light for transmission over fiber optic cable. The Company's laser diode and LED technology is integrated with electronics in the Company's second product line, transmitting and receiving modules that provide data links for the data communications market. The Company's third product line consists of stand-alone products for bandwidth and distance enhancement in LANS. The Company's stand-alone products include Ethernet switches and fiber optic LAN extenders for campus and metropolitan area networks. Ethernet switches subdivide a LAN into smaller segments with fewer devices to improve total network availability while providing temporary, but instant, interconnections between the smaller network segments. The Company markets these and other related products under the brand names NBase Communications and West Hills LAN Systems.

                                  RISK FACTORS

   An investment in the Shares is highly speculative, involves a high degree of risk, and should only be made by investors who can afford a loss of their entire investment. Prospective investors, prior to making an investment decision, should carefully consider, together with the other matters referred to herein, including the financial statements and notes thereto, the following risk factors.

   1. UNCERTAIN MARKET ACCEPTANCE. Since inception, the Company has been engaged in the design and development of semiconductor laser diodes, LEDs, and transmitting and receiving modules for fiber optic applications. As with any new technology, there is a substantial risk that the marketplace may not accept the potential benefits of the technology utilized in the Company's products. Market acceptance of the Company's products will depend, in large part, upon the ability of the Company to demonstrate the performance advantages and cost-effectiveness of its products over competing products. There can be no assurance that the Company will be able to market its technology successfully or that any of the Company's current or future products will be accepted in the marketplace.

   2. PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE. The fiber optic communication, computer networking, and telecommunications industries are characterized by rapidly changing technology, evolving industry standards, and frequent new product introductions. The Company's success will depend upon its ability to enhance existing products and to introduce new products to meet changing customer requirements. The Company will be required to devote continued efforts and financial resources to develop and enhance its existing products and conduct research to develop new products. There can be no assurance that the Company will be successful in identifying, developing, and marketing new products or enhancing its existing products. Moreover, there can be no assurance that the development by others of new or improved products, processes, or technologies will not render the Company's products or proposed products obsolete or be more efficient or cost-effective than those of the Company.

   3. COMPETITION. The fiber optic instrumentation and component industries are highly competi- tive. The Company competes and will compete with numerous types of competitors, including companies which have been established for many years and have considerably greater financial, marketing, technical, human, and other resources than the Company, which may give such competitors certain competitive advantages, including the ability to negotiate lower prices on raw materials and components than those available to the Company. There can be no assurance that the Company will be able to compete successfully with existing or future competitors or that competitive pressures faced by the Company will not materially and adversely affect the business, operating results, and financial condition of the Company.

   4. MANAGEMENT OF GROWTH. The Company has grown rapidly in recent years, with revenues increasing from $2.4 million for the year ended December 31, 1991, to $7.4 million, $17.5 million and $39.2 million for the years ended December 31, 1993, 1994 and 1995, respectively.The Company intends to continue to pursue its growth strategy through increasing sales of existing and new products. This strategy will require increased personnel, expanded information systems, and additional financial and administrative control procedures. There can be no assurance that the Company will be able to attract and retain qualified personnel or successfully manage expanding operations. Further, there can be no assurance that the Company will be able to sustain its recent rate of growth or continue its profitable operations.

   5. LIMITED EXPERIENCE IN MANUFACTURING AND MARKETING STAND-ALONE PRODUCT LINE. The Company has limited experience in manufacturing and marketing its stand-alone networking products for the LAN environment. There can be no assurance that the Company will be successful in manufacturing these products in commercial quantities or that the performance of the stand-alone products will satisfy customer expectations. In addition, there can be no assurance that the Company will successfully market any of its existing or future products.

   6. RELIANCE ON MAJOR CUSTOMERS. For the years ended December 31, 1992, 1993, 1994 and 1995, the Company's three largest customers accounted for an aggregate of approximately 28%, 22%, 13% and 14%, respectively, of the Company's net revenues. Management believes that if the Company continues to expand and diversify Its product lines and customer base, of which there can be no assurance, its reliance on any single customer or small group of customers should not be as significant to the Company's operations in the future. The loss of any major customer presently or in the future could, however, have a material adverse effect on the Company's business.

   7. LACK OF PATENT PROTECTION. The Company holds no patents and has not filed any patent applications with respect to its technology. The Company currently relies on unpatented proprietary know-how, which may be duplicated, and employs various methods, including confidentiality agreements with employees, to protect its proprietary know-how. Such methods may not afford complete protection, however, and there can be no assurance that others will not independently develop such know-how or obtain access to it. If any patent applications are filed by the Company, there can be no assurance that any patents will be issued, or, if issued, would provide the Company with meaningful protection from competition. In addition, there can be no assurance that the Company's products will not be found to infringe on any patent held by others. In the event that any such products are found to so infringe, the Company would be required to seek a license with respect to such patented technology, or incur substantial costs to redesign the infringing products. There can be no assurance that any such license would be available on terms acceptable to the Company or at all, that any of the Company's products could be redesigned on an economical basis or at all, or that any such redesigned products would be competitive with the products of the Company's competitors.

   8. INTERNATIONAL SALES. For the year ended December 31, 1995, international sales accounted for approximately 45% of net revenues. Approximately 27%, 18% and 19% of the Company's net revenues for the years ended December 1992, 1993 and 1994, respectively, were from sales to foreign countries, and approximately 13% of the Company's backlog as of December 31, 1995 consisted of orders placed by foreign customers. Sales to foreign customers are subject to government controls and other risks associated with international sales, including difficulties in obtaining export licenses, fluctuations in currency exchange rates, political instability, trade restrictions, and changes In duty rates. Although the Company has not experienced any material difficulties in this regard to date, there can be no assurance that it will not experience any such material difficulties In the future. The Company sells products and receives payments for such products in U.S. dollars. The Company has not entered into forward exchange contracts or otherwise engaged in hedging activities.

   9. DEPENDENCE ON SUPPLIERS. The Company relies primarily on outside suppliers for substantially all of its parts, components, and manufacturing supplies. Certain materials are available from only a limited number of suppliers. While the Company has not encountered any difficulty in obtaining an adequate supply of parts, components, and manufacturing supplies during Its development and initial marketing phases, there can be no assurance that the Company's suppliers will continue to meet all of the Company's needs on a timely basis or at all. Although the Company maintains a reserve of necessary parts and raw materials, a shortage of the necessary parts and components or the Inability of the Company to obtain such parts and components from alternative suppliers would have a material adverse effect on the Company's operations.

   10. POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. The Company's quarterly operating results could fluctuate substantially. The Company's expense levels during any particular period are based, in part, on expectations of future sales. If sales in a particular quarter do not meet expectations, operating results could be materially adversely affected. Factors affecting quarterly operating results include, without limitation, the timing of delivery and availability of products from suppliers, the product mix sold by the Company, and price competition for products sold by the Company. In addition, price competition for the products sold by the Company is intense and could result in gross margin declines, which could have a material adverse effect on the Company's results of operations.

   11. DEPENDENCE ON KEY PERSONNEL. The Company is substantially dependent upon a number of key employees, including Dr. Shlomo Margalit, its Chairman of the Board of Directors and Chief Technical Officer, Dr. Zeev Rav-Noy, its Chief Operating Officer, and Noam Lotan, its President and Chief Executive Officer. The loss of the services of any one or more of these officers could have a material adverse effect on the Company. The Company has entered into employment agreements with each officer, and owns and is the beneficiary of key man life insurance policies in the amounts of $1,000,000 each on the lives of Drs. Margalit and Rav-Noy and Mr. Lotan.

   12. ATTRACTION AND RETENTION OF QUALIFIED PERSONNEL. The Company's ability to develop, manufacture, and market its products, and its ability to compete with its current and future competitors, depends, and will depend, in large part, on its ability to attract and retain qualified personnel. Competition for qualified personnel in the fiber optics industry is intense, and the Company will be required to compete for such personnel with companies having substantially greater financial and other resources than the Company. If the Company should be unable to attract and retain qualified personnel, the business of the Company could be materially adversely effected. The Company relies exclusively on its own production capability for critical semiconductor lasers and LED's. In addition, the Company has a limited number of employees dedicated to the operation of its wafer fabrication equipment, a loss of which could result in the Company's inability to effectively operate such equipment for a limited period of time, until it was able to train new employees.
   13. CONTROL OF THE COMPANY. The officers and directors of the Company beneficially own approximately 28% of the outstanding shares of Common Stock. As such, such persons will continue to exert substantial influence over the affairs and policies of the Company, including the election of the directors thereof.
   14. SALES PURSUANT TO RULE 144; SHARES ELIGIBLE. The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Securities Act ("Rule 144") or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The availability of Rule 144 to the holders of restricted securities of the Company is conditioned on, among other factors, the availability of certain public information concerning the Company. Of the 10,827,364 shares of Common Stock to be outstanding following this offering, assuming the exercise of the Warrants in full by the Selling Warrant Holders, 2,627,004 shares are "restricted securities" as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act. All of such shares of Common Stock are currently eligible for sale under Rule 144. In addition, the holders of the Representative's Warrants will have certain demand registration rights with respect to such warrants and the Common Stock underlying such warrants.

   15. SHARE PRICES MAY BE HIGHLY VOLATILE. The market prices of the Common Stock may be highly volatile. Factors such as announcements by the Company or its competitors concerning acquisitions or dispositions, technological innovations, new procedures, proposed governmental regulations, and general market conditions may have a significant Impact on the market price of the Common Stock.

   16. NO DIVIDENDS. The Company has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy."

   17. POSSIBLE ISSUANCE OF PREFERRED STOCK. The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, par value $.01 per share. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by stockholders. The terms of any such series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion, and redemption rights, and sinking fund provisions. No preferred stock is currently outstanding, and the Company has no present plan for the issuance thereof. The Company has agreed not to issue any shares of preferred stock until December 7, 1997, without the prior written consent of Thomas James Associates, Inc. the Company's underwriter in its initial public stock offering. The issuance of any such preferred stock could materially adversely affect the rights of the holders of Common Stock, and therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party, thereby preserving control of the Company by the present owners.

   18. RECENT ACQUISITIONS. The Company has recently acquired certain assets and liabilities of Galcom and Ace 400 Communications, Ltd, both of which had incurred substantial losses prior to their acquisitions. While the Company believes it can operate the acquired assets profitably, there can be no assurance of this. See "Business - Recent Acquisitions."

                                 USE OF PROCEEDS

     The net proceeds to be received by the Company from the exercise of all the Warrants, assuming the exercise of all the Warrants by the Selling Warrant Holders at the varying Warrant exercise prices, after deducting the expenses payable by the Company, are estimated to be approximately $13,409,383.

     The Company presently intends to use the net proceeds from the exercise of the Warrants as follows: approximately 30% of the net proceeds for research and development activities, primarily development of new products and new generations of existing products; approximately 20% of the net proceeds for capital expenditures, primarily manufacturing and research and development test equipment; approximately 10% of the net proceeds for domestic and international marketing activities; and the balance of the net proceeds for working capital and general corporate purposes, including the possible acquisition of, or investment in, complementary businesses, products, or technologies. If less than all of the Warrants are exercised, the Company will apply the proceeds actually received in the order of priority set forth in the immediately preceding sentence. There are no present understandings, commitments, or agreements with respect to any such acquisition or investment.

     The allocation of the net proceeds set forth above represents the Company's best estimate based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's future revenues and expenditures. The Company reserves the right to reallocate the net proceeds within the above described categories or to other purposes in response to, among other things, changes in its plans, industry conditions, and the Company's future revenues and expenditures.

     Proceeds not immediately required for the purposes described above will be invested principally in U.S. government securities, short-term certificates of deposit, money market funds, and interest bearing savings and management accounts.

                                 DIVIDEND POLICY

   The Company has not paid dividends on the Common Stock since its inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors.

                                 CAPITALIZATION

The following table sets forth the Company's capitalization at March 31, 1996 which gives effect to the Galcom and Ace 400 Communications, Ltd. Acquisitions.

                                                                    MARCH 31, 1996
                                                                    --------------
Long-term debt:                                                       $   340,000
Stockholders' equity:
   Preferred Stock, $0.01 par value, 1,000,000 shares
     authorized; no shares outstanding actual, pro
     forma, and as adjusted                                                    --
   Common Stock,   $0.0067 par value,   20,000,000 shares
     authorized;   9,587,714 shares outstanding                            64,000
   Capital in excess of par    value..........................         23,627,000
   Retained earnings .........................................          3,583,000
                                                                      -----------
      Total stockholders' equity and   capitalization.........        $27,274,000
                                                                      ===========

                           PRICE RANGE OF COMMON STOCK

     The Common Stock has been quoted on the NASDAQ/NM under the symbol "MRVC" since February 28, 1994. The Company effected its initial public offering of Common Stock on December 7, 1992 at a price of $4.00 per share and was listed on the NASDAQ SmallCap Market. The following table sets forth the high and low closing bid prices quoted with respect to the Common Stock for the period from December 7, 1992 to February 27, 1994, as reported by the NASDAQ SmallCap Market and the high and low closing sale prices of the Common Stock for the period from February 28, 1994 through March 31, 1996, as reported by the NASDAQ/NM. Such prices do not include retail markups, markdowns, or commissions and, with respect to the period from December 7, 1992 through February 27, 1994, do not necessarily reflect actual transactions. At December 31, 1995, the Company had approximately 115 stockholders of record and 4200 beneficial owners.

                                                 HIGH           LOW
                                                 ----           ---

     1993:
     First Quarter...........................   $4.17          $3.33
     Second Quarter..........................    3.92           3.50
     Third Quarter...........................    3.42           3.00
     Fourth Quarter..........................    3.08           2.42

     1994:
     First Quarter...........................    3.46           2.83
     Second Quarter..........................    4.42           3.08
     Third Quarter...........................    6.92           4.25
     Fourth Quarter..........................    8.08           6.42

     1995:
     First Quarter ..........................    9.83           7.17
     Second Quarter..........................    8.92           7.25
     Third Quarter...........................   14.25           8.50
     Fourth Quarter..........................   16.92          11.00

     1996:
     First Quarter ..........................   35.33          16.83

     On May 15, 1996, the last sale price of the Common Stock as reported by the NASDAQ/ NM was $50.75 per share.

                             SELECTED FINANCIAL DATA

     The following selected statement of operations data for the three years in the period ended December 31, 1995 and the balance sheet data as of December 31, 1994 and 1995 are derived from the financial statements and notes thereto included elsewhere herein audited by Arthur Andersen LLP, independent public accountants, as set forth in their report also included elsewhere herein. The selected statement of operations data for the two years in the period ended December 31, 1992 and the balance sheet data as of December 31, 1991, 1992 and 1993 are derived from audited financial statements not included herein. The pro forma selected statement of operations data for the year ended December 31, 1995 is derived from audited financial statements of the Company and the acquired Companies. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

                          STATEMENT OF OPERATIONS DATA:


                                                        Year Ended
                       --------------------------------------------------------------------------------
                        December 31,   December 31,   December 31,      December 31,       December 31,
                            1991          1992            1993              1994               1995
                        ------------   ------------   ------------      ------------       ------------

Revenues, net .......   $  2,401,000   $  4,422,000   $  7,426,000      $ 17,526,000       $ 39,202,000

Cost of goods sold ..      1,434,000      2,280,000      3,936,000        10,328,000         22,608,000

Non Recurring
Charges(5) ..........           --             --             --                --           (7,676,000)(5)

Income (loss) before
income taxes and
extraordinary item ..        209,000        800,000      1,326,000         2,601,000         (1,271,000)

Extraordinary item ..           --           42,000           --                --                 --

Net income (loss):
  Pro forma(1) ......        189,000
  Historical ........                       560,000        839,000         1,618,000         (1,273,000)

Net income (loss)
per share:
  Pro forma(1) ......   $       0.06
  Historical ........                  $       0.15   $       0.14      $       0.26(4)    $      (0.14)

Weighted average
common and
common equivalent
shares outstanding(2)      3,627,627      3,818,029      6,025,084         6,284,001          9,188,737
                        ============   ============   ============      ============       ============


                                                           Actual Three
                                   PRO FORMA (3)           Months Ended
                                   -------------    ----------------------------
                                   December 31,      March 31,        March 31,
                                      1995             1995             1996
                                   ------------     -----------      -----------
Revenues, net ...............      $47,005,000      $ 6,737,000      $15,529,000

Cost of goods sold ..........       27,500,000        4,260,000        8,989,000

Non Recurring
Charges(5) ..................             --               --               --

Income (loss) before
income taxes and
extraordinary item ..........        3,782,000        1,085,000        2,800,000

Extraordinary item ..........             --

Net income (loss):
  Pro forma(1)
  Historical ................        3,695,000          705,000        1,879,000
Net income (loss)
per share:
  Pro forma(1)
  Historical ................             0.40      $      0.08      $      0.18

Weighted average
common and
common equivalent
shares outstanding(2) .......        9,188,737        8,834,375       10,706,357
                                   ===========      ===========      ===========

BALANCE SHEET DATA:

                                             At December 31                              At March 31
                    ------------------------------------------------------------------   -----------
                        1991         1992          1993          1994          1995         1996
                    -----------   ----------   -----------   -----------   -----------   -----------
Working capital
(deficit) .......   $ (160,000)   $3,773,000   $ 3,514,000   $11,303,000   $22,019,000   23,825,000

Total assets ....      946,000     6,389,000     7,328,000    16,667,000    33,307,000   36,687,000

Total liabilities    1,125,000     1,437,000     1,537,000     3,761,000     8,049,000    9,413,000
Long-term debt,
net of current ..      161,000        34,000            --            --       271,000      319,000
portion

Stockholders'
equity (deficit)      (179,000)    4,952,000     5,791,000    12,906,000    25,258,000   27,274,000

- --------------------

(1) The pro forma Income statement income tax effects of the Company's change from a nontaxable entity (S corporation) to a taxable entity (C corporation) are presented for all periods, except for the periods ended December 31, 1992, 1993, 1994 and 1995, which are presented on a historical basis.

(2)  See Note 1 of Notes to Financial Statements.

(3) Pro forma data gives effect to the Galcom and Ace North Hills Acquisitions as if the acquisitions had occurred on January 1, 1995.

(4) Fully diluted earnings per share information differs from primary earnings per share information for the year ended December 31, 1994. See the Statements of Operations included in the Financial Statements.

(5) The non-recurring items consist of purchased technology in progress and restructuring charges. Purchased technology in progress for the year ended December 31, 1995 was $6,211,000. The purchased technology is for R&D projects in progress at the time of acquisition of assets from Galcom and Ace 400 Communications, Ltd. Restructuring costs during the year ended December 31, 1995 were $1,465,000. The restructuring is associated with a plan adopted by the Company in 1995 calling for the merger of the newly acquired subsidiaries and the Company's LAN product division. The plan also calls for the closure of some facilities, termination of redundant employees and cancellation of representation agreements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

   The Company was organized and commenced operations in July 1988. Since its inception, the Company has manufactured and marketed semiconductor laser diodes and LEDs for the fiber optics industry. The Company began volume shipments of discrete lasers and LED devices in 1989. In 1990, the Company introduced lasers and LEDs mounted in industry standard fiber optic receptacles designed and manufactured by the Company. In 1991, the Company introduced a line of transmitting and receiving modules. In 1992, the Company introduced its first stand-alone product, a wavelength converter that allows the connection of certain telephone exchanges or private automatic branch exchanges over single mode fiber optic cable. In 1993, the Company expanded its stand-alone product line to Include products incorporating Ethernet switching technology aimed at improving network throughput and distance enhancement in LANS.

RESULTS OF OPERATIONS

   The following table sets forth, for the periods indicated, statement of operations data of the Company expressed as a percentage of revenues.

                                                                 Year Ended                      Actual Three Months Ended
                                                --------------------------------------------     -------------------------
                                                December 31,    December 31,    December 31,       MARCH 31,   MARCH 31,
                                                   1993             1994           1995              1995         1996
                                                   ----             ----           ----              ----         ----
Revenues, net ................................     100%             100%           100%              100%         100%

Cost of goods sold ...........................      53%              59%            58%               63%          58%

Gross profit .................................      47%              41%            42%               37%          42%

Operating expenses:

   Research and development ..................      15%              12%            10%               10%          11%

   Selling, general, and
     administrative ..........................      17%              15%            17%               14%          14%

   Purchased technology in
progress .....................................                                      16%               --           --

   Restructuring costs .......................                                       4%               --           --

Operating income .............................      15%              14%            (5%)              13%          17%

Other income (expense),
   net .......................................       3%               1%             2%                3%           1%

Income (loss)before taxes.....................      18%              15%            (3%)              16%          18%

Pro  Forma Financial data
(Excluding non-recurring
charges, net of tax effects)

   Operating income ..........................      --               --             15%               --           --

   Income before taxes .......................      --               --             17%




              During the year ended December 31, 1995, the Company acquired assets of Galcom and Ace 400 Communications, Ltd.

   QUARTERS ENDED MARCH 31, 1996 AND 1995

   Revenues for the quarter ended March 31, 1996 from product sales were $15,529,000 as compared to $6,737,000 for the quarter ended March 31, 1995, an increase of $8,792,000 or 131 percent. Revenues increased as a result of greater marketing efforts and greater market acceptance of the Company's products, both domestically and internationally. International sales accounted for approximately 39 percent of revenues for the period ended March 31, 1996 as compared to 25 percent of revenues for the period ended March 31, 1995. International sales grew as a percentage of sales because of greater marketing efforts in overseas markets as well as increased sales and marketing resources put in place by the Company to service overseas markets.

   GROSS PROFIT

   Gross profit was $6,540,000 for the quarter ended March 31, 1996 as compared to $2,477,000 for the same period in 1995, an increase of 164 percent. Gross profit as a percentage of revenues increased from 37% to 42% primarily as a result of lower cost production techniques and improved discounts obtained from vendors as the Company has increased the volume of its purchases.

   RESEARCH AND DEVELOPMENT

   Research and development ("R&D") expenses were $1,684,000 and $702,000 and represented 11 percent and 10 percent respectively of revenues for the quarters ended March 31, 1996 and 1995. The 140 percent increase in R&D spending was attributable to the continued development of the Company's fiber optic and networking products, including two-way simultaneous fiber optic transmission modules, Ethernet/Fast Ethernet Switches and ATM products. Additional costs were also associated with the hiring of additional research and development personnel and consultants. The Company intends to continue to invest in the research and development of new products. Management believes that the ability of the Company to develop and commercialize new products is a key competitive factor.

   SELLING, GENERAL AND ADMINISTRATIVE

   Selling, General and Administrative ("SG&A") expenses increased to $2,136,000 for the quarter ended March 31, 1996 from $917,000 for the quarter ended March 31, 1995. The increase was due primarily to increased marketing and personnel costs, as well as other administrative expenses. As a percentage of revenues, SG&A was unchanged at 14 percent.

NET INCOME

   Net income increased to $1,879,000 for the quarter ended March 31, 1996 compared with a net income of $705,000 for the quarter March 31, 1995. This increase of 167 percent is primarily due to substantially increased sales and higher gross profit margins.

   YEARS ENDED DECEMBER 31, 1994 AND 1995

Revenues

   Revenues for the year ended December 31, 1995 were $39,202,000, as compared to $17,526,000 for the year ended 1994. The changes represented an increase of $21,676,000 or 124 percent for the year ended 1995. Revenues increased as a result of greater marketing efforts and greater market acceptance of the Company's products, both domestically and internationally. Additional sales and marketing resources obtained in the acquisition of assets during the year ended December 31, 1995 also contributed additional revenues. International sales accounted for approximately 45 percent of revenues for the year ended 1995 as compared to 19 percent of revenues for the year ended 1994. International sales, as a percentage of total revenues increased because of greater marketing efforts in overseas markets and a larger presence of sales resources, obtained in the acquisition of assets, in those markets.

Gross Profit

   Gross profit for the year ended 1995 was $16,594,000 as compared to $7,198,000 for the year ended 1994. The change represented an increase of $9,396,000 or 131 percent for the year ended 1995. The increase in gross profit was primarily due to increased sales. Gross profit as a percentage of revenues for the years ended 1994 and 1995 was 41% and 42% respectively.

Research and Development

   Research and development ("R&D") expenses for the years ended December 31, 1994 and 1995, were $2,144,000 and $4,044,000 which represented 12 percent and 10 percent of revenues, respectively. The percent decrease in R&D spending was attributable to the increased revenues. The Company intends to continue development of the Company's fiber optic products, including new stand-alone products and to invest in the research and development of other new products. Management believes that the ability of the Company to develop and commercialize new products is a key competitive factor.

Selling, General and Administrative

   Selling, General and Administrative ("SG&A") expenses for the year ended December 31, 1995 increased to $6,799,000 from $2,615,000. As a percentage of revenues, SG&A increased from 15 to 17 percent for the year ended December 31, 1994 and December 31, 1995, respectively. The increase in SG&A expenses is due primarily to additional personnel and overhead costs at the newly acquired subsidiaries and increased marketing and personnel costs at the parent company.

Purchased Technology in Progress and Restructuring Costs

   In connection with the Company's acquisition of certain assets of Galcom and ACE Communications, Inc., the Company acquired incomplete research and development (R&D) projects that will be included in the current R&D activities of the Company. For projects that will have no alternative future use to the Company and where technological feasibility had not yet been established, the Company allocated $6,211,000 of the purchase price to technology in progress and recorded the expense during the year ended December 31, 1995.

   Also in connection with the Company's acquisitions, during the year period ended December 31, 1995 the Company recorded $1,465,000 as restructuring costs, which primarily related to the closing of several Company facilities, a reduction of its workforce, and the settlement of distribution agreements.


    The total purchase price, including related costs, for ACE 400 Communications assets was approximately $4,812,000 and for Galcom assets was approximately $2,885,000. The value of the ongoing operations with existing sales of Galcom and ACE that were acquired by the Company were believed by management to be inconsequential because their sales were in rapid decline. The decline was the result of the oncoming obsolescence of the older previously-developed products being sold. Of the combined total purchase price, including related costs, of $7,697,000 approximately $6,211,000 was allocated to purchased technology in process. Subsequent to the acquisition of the in process technologies it was determined by the Company that these would not be commercially viable because of the preemptive success of an alternative technology that was also in process at the Company at the time of the acquisition. The effect on operations of the acquisitions of Galcom and ACE was that they initially necessitated a restructuring of the Company's operations so as to integrate all Local Area Network (LAN) product activities throughout the organization. The restructuring, which involved layoffs at all levels as well as office and plant closures, was essentially completed according to plan during the first part of 1996. During 1995 there were no adverse effects on the Company's liquidity or capital resources as a result of the acquisitions and the Company does not anticipate any such effects, as a result of the acquisitions, in future periods.


   Immediately after the acquisition of the businesses, the Company undertook a restructuring plan that called for a merger of the two operations into one and an assumption by the remaining entity of certain international and U.S. operations previously undertaken directly by MRV. This included, for example, sales by the subsidiary of MRV's LAN products into some of the sale channels developed by MRV prior to the acquisitions. Since the operating plans of the Company did not call for distinctions of these operations from those of the businesses acquired, it is not practicable to quantify their impact. The product lines of the businesses acquired are aimed at computer connecting for the IBM AS400 and mainframe environment. The Company's LAN products are aimed also at the computer connectivity environment although primarily for PCs.

Inventories
   Inventories have increased as a result of increased sales. Inventories as a percentage of assets have increased because an increasing portion of the Company's business has come from LAN products which have longer production cycles than the Company's opto-electronic products.
Commitments and Contingent Liabilities of Acquired Companies

   Royalties are payable by both Galcom and Ace to the office of the Chief Scientist of Israel ("OCS") at the rate of 3%, in the case of Galcom and at the rate of 2-3% in the case of Ace on proceeds from the sale of products arising from the research and development activities for which OCS has provided grants. Ace has received to date $5,150,000 and Galcom has received $648,000 in grants from OCS. Ace has paid royalties to date to OCS of $685,000 and Galcom has paid royalties to OCS to date of $27,000. The total amount of royalties may not exceed the amount of the grants. The Company does not expect that revenues from royalty bearing products will result in material royalty payment obligations in the future.

Net Income

   Net income decreased from $1,618,000 for the year ended December 31, 1994 to a net loss of $1,273,000 for the year ended December 31, 1995. The decrease in net income is principally due to non-recurring charges during the year ended December 31, 1995 of $7,676,000 for the cost of purchased technology in progress acquired in the acquisitions of subsidiaries and costs associated with the adoption of a restructuring plan. Excluding the non-recurring charges, net of their tax effects, net income would have increased to $4,345,000 for the year ended December 31, 1995. The increase of 169 percent over the same period in 1994 is primarily due to substantially increased sales.

YEAR ENDED DECEMBER 31, 1994 AS COMPARED TO YEAR ENDED DECEMBER 31, 1993.

Revenues

   Revenues for the year ended December 31, 1994 from products sales were $17,526,000, as compared to $7,426,000 for the year ended December 31, 1993, an increase of 136%. International sales accounted for approximately 19% of revenues for the year ended December 31, 1994 as compared to 18% of revenues for the year ended December 31, 1993. Revenues increased primarily as a result of greater market acceptance of the Company's products, both domestically and internationally. New product introductions in 1994 included Sonet Transmitters, ATM Transmitters, Return Path Isolator Lasers, Multimode/Singlemode converters for ATM and FDDI transmission. These products contributed to the increase in sales along with increases in the sales of existing products.

Gross Profit

   Gross profit was $7,198,000 for the year ended December 31, 1994 as compared to $3,490,000 for 1993, due to increased revenues. Gross profit as a percentage of revenues decreased from 47% in 1993 to 41% in 1994. Gross profit as a percentage of revenues declined primarily as a result of a change in the mix of products sold to include more items with lower gross margins.

Research and Development

   Research and development ("R&D") expenses were $2,144,000 and $1,103,000 and represented 12% and 15% respectively, of revenues for the years ended December 31, 1994 and 1993, respectively. The 94% increase in R&D spending was attributable to the continued development of the Company's fiber optic and networking products, including new stand-alone LAN products as well as to costs associated with the hiring of additional research and development personnel and consultants. The Company intends to continue to invest in the research and development of new products. Management believes that the ability of the Company to develop and commercialize new products is a key competitive factor.

Selling, General and Administrative

   Selling, General & Administrative ("SG&A") expenses increased to $2,615,000 for the year ended December 31, 1994 from $1,259,000 for the year ended December 31, 1993. As a percentage of revenue, SG&A decreased to 15% from 17%. The increase is due primarily to increased marketing and personnel costs, as well as other administrative expenses.

Net Income

   Net income increased to $1,618,000 for the year ended December 31, 1994 compared to $839,000 for the year ended December 31, 1993. The increase is primarily due to substantially increased revenues and resulting operating efficiencies.

     YEARS ENDED DECEMBER 31, 1993 AND 1992

   Revenues from products sales for the year ended December 31, 1993 were $7,426,000, as compared to $4,080,000 for the year ended December 31, 1992, an increase of $3,346,000 or 82%. During the year ended December 31, 1993, the Company had no revenue from technology transfer contracts, as compared to $342,000 during the year ended December 31, 1992. International sales accounted for approximately 18% of revenues for the year ended December 31, 1993, as compared to 27% of revenues for the year ended December 31, 1992. Revenues increased primarily as a result of greater market acceptance of the Company's products, both domestically and internationally.

   Gross profit for the year ended December 31, 1993 increased to $3,490,000 from $2,142,000 for the year ended December 31, 1992. Such increase was attributable primarily to increased sales. Gross profit as a percentage of revenues remained relatively unchanged in 1993 from 1992.

   R&D expenses for the year ended December 31, 1993 were $1,103,000, as compared to $589,000 for the year ended December 31, 1992, which represented 15% and 13%, respectively, of revenues, respectively. The 87% increase in R&D spending was attributable to the continued development of the Company's fiber optic and networking products, including new stand-alone LAN products, as well as to costs associated with the hiring of additional R&D personnel and consultants.

   SG&A expenses for the year ended December 31, 1993 were $1,259,000, as compared to $631,000 for the year ended December 31, 1992, which represented 17% and 14% of revenues, respectively. The increase was attributable primarily to increased marketing and personnel costs, as well as other administrative expenses.

   Net income for the year ended December 31, 1993 increased to $839,000 from $560,000 for the year ended December 31, 1992. Income before extraordinary item increased from $518,000 to $839,000, an increase of 62%. The increase was primarily attributable to increased sales and resulting operating efficiencies.

INTERNATIONAL SALES

   International sales are not concentrated in any specific geographic regions. None of the geographic regions sold to constituted, individually, a material amount of overall sales. The estimated operating profit from international sales for the periods ended December 31, 1995, 1994 and 1993 were $2,646,000, $466,000 and $201,000, respectively. The amount shown for 1995 is before nonrecurring charges. Other than 16% of assets in Israel, there were no significant assets located outside of the U.S. for 1995. In prior years substantially all the assets were located in the U.S.

LIQUIDITY AND CAPITAL RESOURCES

   In December 1992, the Company completed an initial public offering of 488,750 units consisting of four and a half shares of Common Stock and three Redeemable Common Stock Warrants. The net proceeds of the initial public offering were $4,529,000.

   The Company used a portion of the net proceeds of its initial public offering to repay certain of its outstanding notes payable. On December 31, 1995, there were no outstanding loans and notes payable. The Company is continuing to utilize the proceeds of the public offering to fund working capital, research and development activity, marketing and for planned capital expenditures. Pending utilization, proceeds have been invested in short-term and long-term interest-bearing government securities.

   In 1994, the Company received proceeds of approximately $5,497,000 from the issuance of 1,719,715 shares of Common Stock, upon exercise of the same number of IPO Warrants.

   Net cash used in operating activities for the year ended December 31, 1995 was $6,198,000 and $2,087,000, for the same period in 1994. For the year ended December 31, 1995, the funds were used for increased inventories and receivables as a result of increased revenues. Net cash provided by financing activities for the years ended December 31, 1995 and 1994 were $9,669,000 and $5,492,000. In 1995, the cash provided by financing activities resulted primarily from the issuance of 1,350,000 shares of common stock at $8.00 per share less offering costs and the issuance of 141,487 shares in connection with the exercise of stock warrants and options. For the year ended December 31, 1994, the cash provided by financing activities were the result of the exercise of IPO Warrants. Net cash used in investing activities for the year ended December 31, 1995 was $5,565,000 which resulted primarily from the restriction of the Company's cash as security against letters of credit issued by a bank on behalf of the Company.

EFFECTS OF INFLATION

   The Company believes that the relatively moderate rate of inflation over the past few years has not had a significant impact on the Company's sales or operating results, or on the prices of raw materials.

INCOME TAXES

   Through December 31, 1991, the Company elected treatment as an S corporation under provisions of the Internal Revenue Code of 1986, as amended. While this election was in effect, the Company's income, whether distributed or not, was taxed at the stockholder level. Effective January 1, 1992, the Company terminated the S corporation election and became a C corporation.

   In February 1992, the Financial Accounting Standards Board issued a new standard with respect to the accounting for income taxes, Statement of Financial Accounting Standards No. 109 (SFAS 109).

The Company has adopted this new standard effective January 1, 1992.

POST-RETIREMENT BENEFITS

   The Company does not provide post-retirement benefits affected by SFAS 106.

                                    BUSINESS

GENERAL

   The Company designs, manufactures, and markets semiconductor laser diodes, LEDs, and fiber optic transmitting and receiving modules for the transmission of large amounts of information at high speeds over long distances and LAN switching products for the computer networking industry. The Company assembles and integrates these devices into components that are sold primarily to OEMs in the fiber optic market. Products incorporating these devices are used primarily in computer local and wide area networks, voice communications, cable television, and fiber optic test instruments. The Company markets and sells products directly to OEMs in the United States and Canada and indirectly through independent manufacturers' representatives, VARS, and systems integrators. Internationally, the Company markets and sells its products primarily through approximately 80 independent distributors in Europe, the Middle East, and the Far East. Domestic manufacturers of fiber optic systems and instruments using the Company's products include: General Instruments, Reliance Electric, Synoptics, Optical Data System, Cisco Systems, Laser Precision Corp., ADC/Fibermux, 3M / Photodyne, and Network Systems Corporation. International customers include: Exfo Engineering, Inc., Photon Technology (China), and Kingfisher International PTY, Ltd.

   Based upon its proprietary opto-electronic chip technology, the Company has developed and markets three product lines: laser diodes and LED-based components; integrated transmitting and receiving modules; and stand-alone devices. The Company's LED and laser diode product line consists of semiconductor components intended primarily for the fiber optic communications market. Laser diodes and LEDs are solid state semiconductor light sources that convert electrical power to light for transmission over fiber optic cable. The Company's laser diode and LED technology is integrated with electronics in the Company's second product line, transmitting and receiving modules that provide data links for the data communications market. The Company's third product line consists of stand-alone products for bandwidth and distance enhancement in LANS. The Company's stand-alone products include Ethernet switches and fiber optic LAN extenders for campus and metropolitan area networks. Ethernet switches subdivide a LAN into smaller segments with fewer devices to improve total network availability while providing temporary, but instant, interconnections between the smaller network segments. The Company markets these and other related products under the brand names NBase Communications and West Hills LAN Systems.

   The worldwide fiber optics market, including cables, connectors, and transceivers, was estimated by an industry source to be approximately $5.7 billion in 1994 and is estimated to grow to $14.5 billion by 1999. According to Bellcore (Bell Communications Research), in 1993 there were over 8 million kilometers (km) of telecommunications of optical fiber installed in the United States and, by the year 2000, the installed base is expected to reach 25 million km.

   The Company believes that there are significant business opportunities for emerging fiber optic product and component manufacturing companies as a result of (I) the need of telecommunications companies, including the RBOCs and the ALTs competitive therewith, either to replace existing copper cabling in order to increase capacity or to expand existing networks and (II) the use of fiber optic technology as the communications medium of choice in the data communications market. The Company believes that its extensive experience with basic semiconductor opto-electronic technology, its knowledge and understanding of the telecommunications and data communications markets, and its customer base afford it a competitive advantage in such industry.

   The Company's operating strategy is to capitalize on the commercial popularity of existing products and to develop and produce an increasing range of fiber optic communications products, including transmitters, receivers, and stand-alone products, which enhance distance and bandwidth in telecommunications networks and LANS. The Company has implemented its operating strategy by developing and manufacturing highly functional and powerful proprietary laser diodes and LEDs and by applying its technology to produce stand-alone products incorporating multiple fiber optic data link modules for use in data communications. As part of the Company's operating strategy, the Company intends to use a portion of the proceeds of this offering to enhance its basic optoelectronic components technology and to develop and design new subsystems and stand-alone products for use in the LAN and MAN environments.

Recent Acquisitions

   The Company recently acquired certain assets of Galcom Networking Ltd. ("Galcom") and Ace Communications Inc./Electronics Inc. ("Ace/North Hills"), both of Israel. The assets acquired were contributed by the Company to a new wholly-owned subsidiary called NBase Communications, Inc. This allows the Company to combine its MRV LAN Connectivity and LAN Switching Products under the NBase brand. The Galcom and Ace/North Hills acquisitions provided the Company with experienced personnel and technology for the Token Ring LAN, IBM Connectivity and Multi-Platform Network Management IBM NetView and HP OpenView markets. The Company recently opened a new ATM design center in Israel.

   In addition to these acquisitions, the Company under the NBase trademark was among the first in the industry to ship Fast Ethernet Segment Switches Testing at NSTL (a division of McGraw-Hill, Inc.) placed the NBase MegaSwitch second highest, comparing 23 industry-leading brands of Ethernet Switches, and Byte Magazine named the Company's MegaSwitch "Best stackable switch" in the July 1995 issue.
   While MRV continues to serve the OEM customer with opto-electronic components for fiber optic transmission, the Company intends to offer end users and carriers products for Ethernet Switching, ATM, remote office connectivity purposes, and other protocols. The Company's in-house semiconductor laser foundry allows the Company to provide high speed LAN Connectivity products for applications and distances exceeding 50 km for office, campus, and metropolitan network applications.
   On May 1, 1995, the Company completed the acquisition of certain assets and the distribution business of Galcom Networking, Ltd. ("Galcom") pursuant to the Agreement for the Sale and Purchase of Assets between Galcom and the Company. The purchase price paid by the Company was approximately $900,000 in cash and the assumption of approximately $1,800,000 in trade liabilities and debt, which the Company believed was the fair market value for the acquisition. The source of the funds used for the acquisition was from the proceeds of the Company's public offering in January 1995. The assets acquired by the Company consisted of fixed assets, inventory, intangible assets, and other assets and rights used in Galcom's business as a manufacturer of computer connectivity equipment and related products, and the Company intends to continue to use such assets for those purposes.

   In connection with the acquisition of assets from Galcom Networking, Ltd the Company issued Warrants (the "Galcom Warrants") to purchase 112,500 shares at prices ranging from $9.83 to $14.75 per share. The Galcom Warrants are exercisable for a period of 5 years. The 112,500 shares underlying the Galcom warrants are included in this Prospectus. Also in connection with the acquisition of Galcom assets, the Company issued 37,500 Warrants to Messrs. Henri Telner, Philipe Scwarc, Danny Yellin, Yakov Sfadya, who were then employees of Galcom, at prices ranging from $8.50 to $9.50 per share. These Warrants are exercisable for a period of 5 years. The majority of these warrants were sold in a private sale in January 1996 to several parties who are listed in the Selling Warrant Holders table. See "Principal and Selling Stockholders and Selling Warrant Holders" below.

   On June 29, 1995, the Company completed the acquisition of certain assets and the distribution business of Ace 400 Communications Ltd. ("Ace") pursuant to the Agreement for the Sale and Purchase of Assets among Ace and the Company. The purchase price paid by the Company was approximately $4,316,000 comprised of $100,000 in cash, assumption of approximately $466,000 in trade liabilities and debt and the issuance of MRV Communications common stock at a fair market value of approximately $3,750,000. In addition, the Company extended a right to Ace to sell to the Company up to $400,000 of inventory. Ace, however, could sell that inventory to other parties if it could receive a higher price. The source of the funds used for the acquisition was from the proceeds of the Company's public offering in January 1995. The assets acquired by the Company consisted of fixed assets, inventory, intangible assets and other assets and rights used in Ace's business as a manufacturer and distributor of computer connectivity equipment and related products, and the Company intends to continue to use such assets for those purposes.

   In connection with the acquisition of assets from Ace 400 Communications, Ltd the Company issued Warrants (the "Ace Warrants" ) to Lipa Meir/Alon Cohen Trustees to purchase 150,000 shares at $9.15 per share. The Ace Warrants are exercisable for a period of 5 years. Also in connection with the acquisition of Ace assets, the Company issued 15,000 Warrants to Benny Glazer who was then an employee of Ace at a price of $9.33 per share. These Warrants are exercisable for a period of 5 years. In April and May 1996, Lipa Meir/Alon sold all of their shares and 141,500 warrants in a private sale to several parties who are listed in the Selling Warrant Holders table. See "Principal and Selling Stockholders and Selling Warrant Holders" below.

INDUSTRY BACKGROUND

   FIBER OPTICS

   Fiber optic cable is highly transparent glass capable of carrying thousands of pieces of information simultaneously through light conduction. Laser diodes, LEDs, and optical transmitting and receiving modules, such as those manufactured and marketed by the Company, enable the transmission of light over fiber optic cable.

   Since the turn of the century, scientists and engineers have been aware of the inherent transmission capabilities of optical fibers. In the 1970's researchers were able to exploit the fiber optic technology for commercial applications and produce fiber optic cable in commercial quantities. With this commercialization, fiber optic technology emerged as an alternative medium of transmission to metallic cable.

   During the last 15 years, significant advances have been made in fiber optic technology resulting in the displacement of metallic cable technology in many areas of communications. Due to its ability to carry greater quantities of data and information over greater distances, without interference from power lines, lightning, or other electrical or radio signals, fiber optic technology has become the technology of choice for telecommunications, high speed data communications, cable television, and broadcast-quality television. In addition, as a result of the extreme difficulty in accessing data transmitted by way of a fiber optic cable without detection, fiber optic technology has also become an effective medium of transmission for secure communications in government and military applications. As a result of these advantages, the market for fiber optic products continues to grow both domestically and internationally in several sectors, including: telecommunications; data communications, especially for LANS; and test and measurement equipment.

   TELECOMMUNICATIONS

   The most common deployment of fiber optic cable and equipment is currently in high capacity trunk lines for long distance and inter-exchange telecommunications. According to Bellcore (Bell Communications Research), in 1993 there were over 8 million kilometers (km) of telecommunications fiber installed in the United States and, by the year 2000, the installed base is expected to reach 25 million km. As long distance carriers have installed fiber optic technology in their networks generally, the Company believes that the future growth of the fiber optic market will result, in part, from the conversion of copper cable to higher capacity fiber optic cable and the installation of new fiber optic cable by the RBOCS, regional carriers, and ALTS. The Company believes that there will be a substantial increase in the utilization of fiber optics as the ALTs begin to compete with the RBOCs and the local telephone companies. In addition, the Company believes that trends such as dispersion of business offices to suburban and rural areas, increased telecommuting, and interactive services, including home shopping, video-on-demand, and video conferencing, will require substantial deployment of fiber optic cable to neighborhoods and individual subscribers.

   The installation of fiber optic cable is also being undertaken internationally. The Company believes that expanded business demand for global communications will drive trunk capacity expansion.

   DATA COMMUNICATIONS

   Local Area Networks. Data communications is currently the fastest growing sector of the fiber optic market. The proliferation of personal computers ("PCs") and workstations during the 1980s has created an installed base of millions of users connected to LANS. According to an industry source, by 1994, over 60 million PCs or 40% of all PCs worldwide, will be connected to a LAN. Such industry source also forecasts that the average number of users per LAN will increase from 12 in 1990 to 21 in 1994, reducing the available bandwidth per user by 43%. This reduction comes at a time when the trend is toward applications that require more network bandwidth per user. Using fiber optic cable as the transmission medium in such networks enhances the transmission speed by increasing bandwidth, distance, reliability, and data integrity of the transmission of data.

   Enterprise-wide networks facilitate efficient and rapid data communication among connected workgroups and provide for more effective utilization of information and computer resources. This permits the sharing of information and resources across the organization for applications such as electronic mail, decentralized databases, multi-site engineering and product development, transaction processing, and electronic image transfer.

   LANs currently rely on one of two primary connection technologies: Ethernet or Token Ring. Ethernet was introduced in the early 1980s and was subsequently adopted and promoted by companies such as Digital Equipment Corporation, Hewlett-Packard Company, and Sun Microsystems, Inc. The wide availability of Ethernet led to its early and widespread acceptance. Users on Ethernet networks share a bandwidth of 10 megabits per second ("Mb/s"). Initially, these networks were developed around a single cable system (bus) and evolved to a star network topology based on existing twisted-pair wiring. A second connectivity standard, Token Ring, emerged after Ethernet in the mid-1980s and was introduced and promoted by IBM as its preferred LAN technology for supporting large data processing requirements.

   The LAN industry is characterized by rapidly changing technology and evolving industry standards. LAN technology developed as the demand for more bandwidth grew and now includes several different current and emerging network standards, including 100 Mb/s Ethernet ("Fast Ethernet") and Asynchronous Transfer Mode ("ATM").

   Networks have become increasingly oriented toward client/server computing. The client/server approach is based upon the use of a central, high-powered resource (the "server") to serve a number of user stations such as PCs or workstations (the "clients"). The client/server model is used for such applications as central file storage and sharing, printer sharing, and database transaction processing.

   LAN Congestion Problems and Ethernet Switching. The rapid advances in microprocessor and personal computer technology have brought increasingly powerful applications that are taking advantage of the dramatic rise in raw computing power. To keep up with the growing number of users and increased traffic flow on their LANS, network managers have learned to subdivide, or "segment" their LANs to localize the traffic.

   By subdividing the Ethernet LAN into multiple 10Mb/s segments, each with f ewer devices, LAN segmentation temporarily solved the congestion problem, because fewer devices are sharing a single 10 Mb/s Ethernet segment. However, this segmentation increased the need for intersegment connectivity, which was initially provided through the use of local bridges and routers. Switching technology provides inter-segment connectivity with higher throughput and lower delay than local bridges and routers. Ethernet switches allow simultaneous "data conversations" between multiple 10 Mb/s segments. The technology also allows network managers to allocate greater bandwidth to centralized servers, thereby improving throughput in client/server computing.

   In comparison to bridges, routers, and other high speed technologies, Ethernet switches have the following advantages: ease of installation; low cost; compatibility with existing legacy LAN technologies; use of existing cables; and no changes at the desktop.

   Through the use of fiber optic transceivers, Ethernet switching technology can be deployed in a building, campus, or metropolitan area. An industry source has estimated that the total worldwide market for switching hubs will increase from $90 million in 1993 to more than $550 million in 1998.

   High-Speed Networks. The growing importance of LANs and the increasing complexity of desktop computing applications has fueled the need for high-speed networks. A number of highspeed LAN technologies have been proposed to provide greater bandwidth and alleviate traffic "bottlenecks."

   FDDI. Fiber distributed data interface ("FDDI") is a high speed (100 Mb/s) LAN standard that was developed in the 1980s to meet the demand for a high speed, reliable network. This high speed network is based on a fiber optic ring that extends to up to 500 stations (nodes) and over a total fiber length of 1 00 km. As the use of FDDI becomes more cost effective, the market for fiber optic cable and components is expected to increase. Presently, several regional and national carriers are offering FDDI in their MANs for high speed data transmission.

     Fast Ethernet. In 1993, a group of networking companies, including Cabletron, 3 Corn, Intel, and Synoptics, formed the Fast Ethernet alliance. The group drafted specifications for the use of Ethernet LAN at the speed of 100 Mb/s, over unshielded and shield twisted pair wiring, as well as over fiber optic media. Implemented in desktop Ethernet adapter cards, shared hubs, and switched Ethernet hubs, Fast Ethernet technology allows for simultaneous implementation of existing 10 Mb/s legacy and 100 Mb/s Fast Ethernet in the same LAN.

     ATM. ATM is now being standardized by the Consultative Committee for International Telephone and Telegraph and the ATM Forum. ATM can run at speeds between 25 Mb/s and 622 Mb/s. ATM has the ability to work as a wide area network and LAN backbone, as well as a desktop solution, and is currently viewed by industry sources as the most effective choice for merging voice, video, and data. At higher speeds, such as 622 Mb/s, ATM becomes the ideal backbone for FDDI and Fast Ethernet networks. Some vendors have already announced technology that integrates ATM backbones with 10 Mb/s Ethernet, 100 Mb/s Ethernet, and 10/100 Mb/s Ethernet switches for the desktop.

   TEST AND MEASUREMENT EQUIPMENT

   Fiber optic testing and measuring equipment, primarily hand-held optical power and "loss" meters, sophisticated fault locators, and optical time domain reflectometers ("OTDRs") is required to install, operate, and maintain fiber optic networks. OTDRs are field portable instruments that transmit pulses of light into an optical fiber and recapture the reflection of the pulses generated by a laser diode. By analyzing these reflections, the OTDR identifies faulty connectors and splices, and cable breaks. Management believes that the Company is currently one of three or four suppliers of pulsed lasers to U.S. OTDR manufacturers.

   Fiber optic testing and measurement equipment is sold primarily in the telecommunication and data communication markets. Growth in this market segment is derived from the general demand for optical fiber installations in these sectors.

BUSINESS STRATEGY AND PRODUCTS

   The Company believes that there are significant business opportunities for emerging fiber optic product and component manufacturing companies as a result of (i) the need of telecommunications companies, including the RBOCs and the ALTs competitive therewith, either to replace existing copper cable with higher capacity fiber optic cable or to expand existing networks, and (II) the use of fiber optic technology as the communications medium of choice in the data communications market. The Company believes that its extensive experience with basic semiconductor optoelectronic technology, its knowledge and understanding of the telecommunications and data communications markets, and its customer base afford it a competitive advantage in such industry.

   The Company's operating strategy is to capitalize on the commercial popularity of existing products and to develop and produce an increasing range of fiber optic communications products, including transmitters, receivers, and stand-alone products, which enhance distance and bandwidth in telecommunications networks and LANS. The Company has implemented its operating strategy by developing and manufacturing highly functional and powerful proprietary laser diodes and LEDs and by applying its technology to produce stand-alone products incorporating multiple fiber optic data link modules for use in data communications. As part of the Company's operating strategy, the Company intends to use a portion of the net proceeds from this offering to enhance its basic optoelectronic components technology and to develop and design new subsystem and stand-alone products for use in the LAN and MAN environment.

   The Company offers a family of laser diodes and LEDs, data links products, and stand-alone products.

   Laser Diodes and LEDs. Every fiber optic communication system utilizes semiconductor laser diodes or LEDs as its source of optical power. A laser diode, the smallest of the commercial laser devices, is a solid state semiconductor device that efficiently converts electronic signals into pulses of light of high purity and brightness. By varying the drive current, the light output is modulated and can carry information in the form of voice, video, or data signals. The light output of a laser diode travels through an optical fiber carrying the information over distances ranging from a few meters to 100 km. Although LEDs function in a manner similar to laser diodes, generally LEDs have less power and produce a wider spectrum of light than optical laser diodes. The Company believes that its LEDs, which can carry data over distances in excess of 20 km, are among the most powerful in their wavelength range in terms of optical power coupled into single mode fiber. There are several applications, such as in general purpose LANs and in FDDI applications covering distances of up to 20 km, where the use of LEDs is more appropriate than laser diodes due to cost, simplicity of drive circuitry, and lower requirements of LEDs with respect to transmission speed and optical power.

   The Company's semiconductor laser diodes are discrete components in the 1,300 manometer (nm) to 1,550 nm (infrared) spectral range. The laser diodes may contain a thermoelectric cooler (used for temperature stabilization) and a photo-detector used to monitor the optical output power of the device. For applications such as multi-channel analog cable television, which requires a high signal-to-noise ratio for clear pictures, certain of the Company's laser diodes are supplied with optical isolators that minimize optical reflections, thus providing reduction in noise level. The Company's discrete components are provided in various industry standard packages to facilitate mounting on electronic circuit boards. These packages are also compatible with certain standard optical interfaces, including fiber 11 pigtail," ST connector, FC/PC connector, and SC connector. To meet various optical specifications and package types, the Company manufactures approximately 250 different laser diodes and LEDs.

   Data Links Product Line. In September 1991, the Company introduced an LED or laser based single mode transmitter/ receiver product line, designed for data communications applications, including LANs and FDDI. Such product line consists of products compatible with single mode fiber optic cable, which is more suitable for long distance and high speed transmission than multimode fiber optic cable. For example, the Company's single mode laser transmitter operates over 70 km of fiber at a transmission speed of 125 Mb/s. As most currently available data link modules are designed for multimode fiber optic cable, the Company has designed its products to be adaptable, providing for easy conversion from a multimode type data link to a single mode optical fiber. The devices are pin compatible with other standard multimode type data links and with industry standard electrical interfaces, and include additional options such as choice of wavelength and optical interface. The Company has recently introduced data link products designed for a synchronous optical network, a telecommunications transmissional standard ("SONET"), and ATM transmission.

   The Company believes that a significant market exists for single mode transmitter/receivers for transmitting data over long distance at high speeds. The Company also believes that the price/performance ratio of Rs module level products have allowed, and will continue to allow, it to compete effectively in this market segment. Currently, the Company manufactures approximately 150 transmitter/receiver modules, which are utilized in stand-alone products and systems manufactured by the Company's customers.

   Figure 1 illustrates an example of a MAN consisting of LANs In five different locations in a metropolitan area that are connected by way of a high speed fiber optic network. This type of MAN facilitates efficient and rapid data communications among connected workgroups. The Company's products (represented by the triangles) provide the fiber optic transmission between the nodes on the MAN.

                                    FIGURE 1
                ENTERPRISE-WIDE METROPOLITAN AREA NETWORK (MAN)

                             [GRAPHIC - FLOWCHART]

           Stand-Alone Products. The Company has developed stand-alone products for multimode fiber optic cable to single mode fiber optic cable conversion in the LAN and MAN environments. Single mode fiber optic cable is more suitable for long distance and high speed transmission than multimode fiber optic cable and generally requires long wavelength light sources. Introduced in 1992, the Company's stand-alone products allow the connection, through single mode fiber optic cable, of remote LANS, Including LANs utilizing FDDI and ATM.

           In November 1993, the Company introduced its NBase Switch NH203, a four port workgroup Ethernet switch. Utilizing a non-blocking, "cut-through" multiple bus architecture, the NH203 forwards data between four Ethernet segments, with up to 1,024 users. The NH203, the first of a family of Ethernet switches, also provides full duplex Ethernet connectivity into servers, to boost performance in a client/server environment. Full duplex Ethernet allows two nodes sharing a dedicated segment to simultaneously send and receive data in a "collision free" mode. Used in conjunction with the Company's single mode fiber optic cable compatible Ethernet transceivers, full duplex mode also allows the connection of Ethernet LANs to distances of over 50 km, via single mode fiber optic cable. The NH203 was recently superseded by the NH204, providing more advanced features, including support for 2,024 users and network management in the form of standard-based simple network management protocol software.

            In November 1994, the Company announced two new NBase Switch products supporting the new 100 Mb/s Fast Ethernet standard: The MegaSwitch NH208 and NH215. The NH208 and NH215 consist of 6 and 13 switched Ethernet ports, respectively, as well as two 100 Mb/s Fast Ethernet modules. Each switched Ethernet port can accommodate a single LAN user or and entire network segment. Up to 4,096 Ethernet users and two Fast Ethernet connections are supported. The Company plans to introduce modules supporting the 25 Mb/s and 155 Mb/s ATM standard in the future.

      Figure 2 illustrates a network in which the Company's Ethernet switch is used to connect clients to file servers, using high speed, Fast Ethernet. This network relieves server bottlenecks and alleviates network congestion, while preserving user's investment in Ethernet network equipment.


                                    FIGURE 2
              FAST ETHERNET SWITCH IN A CLIENT/SERVER ENVIRONMENT


                            [GRAPHIC - FLOW CHART]

TECHNOLOGY OVERVIEW


                           PROPRIETARY CHIP TECHNOLOGY

         The Company's three product lines are based upon its proprietary opto-electronic chip technology. The Company manufactures the chips incorporating a proprietary composition and geometric structure that gives its laser diodes and LEDs the following characteristics:

- -        Low threshold current. Threshold current is the minimum current required for the light emitting process to begin. A low threshold current is an indication of high efficiency and high reliability.

- -        Operating temperature in excess of 100(degree) C. The laser diodes and
LEDs are designed to operate at high ambient temperature, which expands the range of applications and enhances reliability.

- -        High Facet Power, in excess of 150mW. Facet power is a measure of the raw optical intensity of the light generated by the laser diode or LED prior to coupling into optical fiber.

           - High transmission speed. Frequency response above 10 GHz.

- -        High linearity. Laser linearity is a significant parameter for analog applications, such as cable TV and video transmission.

- -        High operating current tolerance. The Company's laser chip tolerates drive current substantially higher than normal operating current, an indication of the chip's high reliability.

          The Company has utilized its chip technology to become, to the Company's knowledge, one of three or four U.S. semiconductor laser manufacturers for the OTDR market.

          The Company's LEDs are able to couple high power to single mode fiber optic cable, which enables the LEDs to be used in applications where high power is required for long distance transmission. For example, fiber optic transmitters using the Company's LEDs achieved transmission distances in excess of 20 km at data rates of 125 Mb/s.


                         PROPRIETARY PACKAGING TECHNIQUE

          The Company has developed a proprietary method for fiber optic cable and active device alignment, which maximizes coupling efficiency between the light emerging from the laser chip and the single mode fiber optic cable. This technology also enhances long-term power stability over a wide range of temperatures, thus enabling devices to operate at temperatures above 90(degree) C and to be stored at temperatures exceeding 130(degree) C. This feature is significant for devices, such as portable testing and measuring equipment, that must operate under severe environmental conditions.

                      PROPRIETARY LAN SWITCHING TECHNOLOGY

              The Company has developed expertise in the areas of high speed network switching, network management software, and network traffic optimization. The Company has developed products based on its proprietary switching technology that improve network throughput and enhance the distance for which fiber optic cable is an effective transmission medium. In addition, the Company has developed a proprietary flow control technology that prevents loss of data when destination segments are too congested to receive new data traffic from the switch. The Company believes that by developing products combining its switching technology with its fiber optic transmission technology it can increase performance and lower LAN interconnection delays in campus and metropolitan area fiber networks.

MARKETING AND SALES

         The Company has established a direct and indirect sales and distribution network to serve the fiber optic component and instrumentation markets. The Company markets its products directly in the United States and Canada to systems and instruments manufacturers, and indirectly through independent manufacturers' representatives, VARS, and system integrators. International marketing is conducted primarily by approximately 80 independent distributors.

                           UNITED STATES DIRECT SALES

             In order to meet the needs of customers with diverse and complex fiber optic transmission, measurement, and computer networking requirements, the Company markets and sells its products in the United States through its in-house sales force. The Company believes that direct sales communication with customers results in better service and also provides the Company with a better understanding of customers' current and future needs.

                          UNITED STATES INDIRECT SALES

         The Company currently utilizes independent manufacturers' representatives on a commission basis to supplement its domestic sales efforts. As of December 31, 1995, the Company had arrangements with two manufacturers' representatives which are terminable upon 60 days prior notice. The Company intends to seek agreements with additional manufacturers' representatives.

                               INTERNATIONAL SALES

           For the years ended December 31, 1994 and 1995, approximately 19% and 45%, respectively, of the Company's revenues were attributable to international sales. The Company's international sales force is composed of two full-time sales people located In Germany and England. International sales are made primarily, however, through approximately 80 independent distributors in Europe, the Middle East, and the Far East. To the extent that certain of such relationships are based upon written agreements, some of such distribution agreements provide for exclusive distribution rights within certain territories, such agreements generally do not require the distributors to purchase minimum quantities of the Company's products; such agreements are, however, generally terminable by the Company upon 60 days notice. The Company is currently negotiating with additional distributors to expand its international network. Sales to foreign distributors are subject to government controls and other risks associated with international sales, including difficulties in obtaining export licenses, fluctuations in currency exchange rates, political instability, trade restrictions, and changes in duty rates. Although the Company has not experienced any material difficulties related to such factors to date, there can be no assurance that it will not experience material difficulties in the future. Additionally, foreign countries may impose restrictions on the ability of foreign manufacturers to change or terminate distributors. Although the Company is not aware of any restrictions in those countries where it currently has agreements, there can be no assurance that such restrictions will not be adopted in the future or that the Company will not enter into distribution agreements in other countries where such restrictions have been adopted. As a result of its recent acquisitions, the Company obtained additional sales offices and personnel in Israel and Europe. These resources are being utilized to expand the sales of MRV's LAN products as well as to continue sales of some products previously marketed by Galcom Networking, Ltd and Ace 400 Communications, Ltd. The Company receives payment for its products in U.S. dollars. The Company has not entered into any forward exchange contracts or otherwise engaged in any hedging activities.

MAJOR CUSTOMERS

          The Company has sold its products worldwide to over 500 customers. The Company anticipates that these parties will continue to be major customers in the foreseeable future. The loss of any of these major customers, however, could have a material adverse effect on the Company's business. Management believes that if the Company continues to expand and diversify its product lines and customer base, of which there can be no assurance, its reliance in the future on any single customer or small groups of customers will not be as significant. Current customers include:

   DATA COMMUNICATIONS                  VIDEO/VOICE COMMUNICATIONS
   ADC/Fibermux Corp.                   Industrial Technology
   Racal Datacom                        The Grass Valley Group
   Optical Data Systems                 General Instruments
   Bay Networks                         Optelecom
   Cisco Systems
   Network Systems Corporation
   Pandacom
   RAD
   Retix
   Lannet
   Canoga Perkins
   Nichimen Data Systems
   Nortel
   Connectware
   Anixter

TELECOMMUNICATIONS                      INSTRUMENTATION
   Broadband Network                    Laser Precision Corp.
   Reliance Electric                    Exfo Engineering, Inc.
   Asea Brown Boveri                    3M/Photodyne
   Photon Technology (China)            Photon Kinetics
                                        Kingfisher International PTY, Ltd.
                                        Wandell & Goltermann
                                        Noyes



RESEARCH AND DEVELOPMENT

   The market for fiber optic components and data links is characterized by rapidly changing technology and customer requirements. The Company has focused on developing (I) high performance chip structures, device packaging, and single mode fiber alignment technology, (II) opto-electronic transmitter/receiver technology, and (III) LAN switching technology. The Company believes its future success depends in part upon its ability to continue to enhance its existing products and to develop new products. The Company has devoted, and will be required to continue to devote, significant resources to the development of new transmission /reception devices and data links to address specific market needs, such as SONET and ATM, and to expand the Company's stand-alone product line. The Company also expanded its stand-alone product line to include Ethernet switching and fiber optic multimode to single mode converters.

MANUFACTURING

   The Company's manufacturing operations are currently located at the Company's headquarters in Chatsworth, California and in Yokneam Israel. The Company's manufacturing operations consist of (1) a wafer processing facility for semiconductor, laser diode, and LED chip manufacturing, (II) high precision optical, electronic, and mechanical assembly, and (iii) final assembly and testing. Many of the key processes used in the Company's products are proprietary. Consequently, many of the key components of the Company's products are designed and produced internally. Although the Company generally uses only standard parts and raw materials, certain parts and components are available from only a limited number of suppliers. The Company's policy is to maintain a reserve of necessary parts and raw materials to help minimize any disruption to the Company as a result of temporary unavailability of such parts or raw materials or delays in the receipt thereof by the Company. An inability of the Company to obtain limited source components in adequate quantities on a timely basis could have a material adverse effect on the Company's operating results. In addition, operating results could be materially adversely affected by the receipt of a significant number of defective components, a delay in component delivery, an increase in component prices, or the inability of the Company to obtain lower component prices in response to competitive pressures on the pricing of the Company's products. To date, the Company has generally been able to obtain adequate supplies of all of its parts and raw materials in a timely manner from existing sources at competitive prices.

   The Company relies exclusively on its own production capability for critical semiconductor lasers and LEDs used in its products. These semiconductor devices are manufactured under stringent and accurate procedures using state-of-the-art wafer fabrication technology. Because the Company manufactures these and other key components of its products at its own facility and such components are not readily available from other sources, any interruption of the Company's manufacturing process could have a material adverse effect on the Company's operations. Furthermore, the Company has a limited number of employees dedicated to the operation and maintenance of its wafer fabrication equipment, the loss of any of whom could result in the Company's inability to effectively operate and service such equipment. Wafer fabrication is sensitive to a wide variety of factors, including variations and impurities in the raw materials, difficulties in the fabrication process, performance of the manufacturing equipment, defects in the masks used to print circuits on a wafer, and the level of contaminants in the manufacturing environment. There can be no assurance that the Company will be able to maintain acceptable production yields and avoid product shipment delays. In the event adequate production yields are not achieved resulting in product shipment delays, the Company's business, financial condition, and results of operations could be materially adversely affected. The Company has not experienced problems with production yields and has not incurred any material product shipment delays. There can be no assurance that such events will not occur in the future.

   The Company assembles all of its opto-electronic products. Relevant assembly processes include die attach, wirebond, substrate attachment, and fiber coupling. The Company also conducts tests throughout its manufacturing process using commercially available and in-house built testing systems that incorporate proprietary procedures. The Company performs final product tests on 100% of its products prior to shipment to customers.

   The Company is subject to a variety of federal, state, and local governmental regulations related to the storage, use, discharge, and disposal of toxic, volatile, or otherwise hazardous chemicals used in its manufacturing process. There can be no assurance that changes in environmental regulations will not result in the need for additional capital equipment or other requirements. Further, such regulations could restrict the Company's ability to expand its operations. Any failure by the Company to obtain required permits for, control the use of, or adequately restrict the discharge of, hazardous substances under present or future regulations could subject the Company to substantial liability or could cause its manufacturing operations to be suspended. Such liability or suspension of manufacturing operations could have a material adverse effect on the Company's operating results. The Company has not incurred any material costs in complying with federal, state and local environmental requirements to date. However, no assurance can be given that such costs will not be incurred in the future.

BACKLOG

   At December 31, 1995, the Company's backlog of orders was approximately $7,940,000, as compared to a backlog of approximately $4,270,000 at December 31, 1994. The Company expects to fill this backlog within the next 12 months. All of these orders are subject to cancellation without penalty, and there can be no assurance that the orders comprising the backlog will be shipped or that orders will not be canceled in whole or in part.

COMPETITION

   The fiber optic components, computer networking, and telecommunications industries are highly competitive and subject to rapid technological change. The Company believes that the principal competitive factors in the market for fiber optic components and instruments and data links are: (i) support for multiple optical interfaces; (ii) power; (iii) wavelengths; (iv) electrical interface standards; (v) mechanical packaging; (vi) price; and (vii) reliability. The Company believes that its products are favorably priced compared to equivalent products currently available from its competitors. In addition, management believes that its LEDs and LED based transmitters offer substantially greater power in their wavelength range and greater reliability than competing products. Based on its assessment of the price/performance ratio of competitive products, the Company believes that its products currently compare favorably with similar products, although there can be no assurance that they will continue to do so.

   The Company's current competitors include AT&T, NEC, Hewlett Packard, Ortel, Mitsubishi, Fujitsu, and other companies that offer or have announced similar products. Some of these competitors have substantially greater financial, marketing, technical, human, and other resources than the Company, which may give such competitors certain competitive advantages, including the ability to negotiate lower prices on raw materials and components than those available to the Company. There can be no assurance that the Company will be able to compete successfully with existing or future competitors or that competitive pressures faced by the Company will not materially and adversely affect the business, operating results, and financial condition of the Company.

PROPRIETARY RIGHTS AND LICENSES

   The Company holds no patents and has not filed any patent applications with respect to its technology. The Company currently relies on unpatented proprietary know-how, which may be duplicated, and employs various methods, including confidentiality agreements with employees, to protect its proprietary know-how. Such methods may not afford complete protection, however, and there can be no assurance that others will not independently develop such know-how or obtain access to it. If any patent applications are filed by the Company, there can be no assurance that any patents will be issued, or, if issued, would provide the Company with meaningful protection from competition. In addition, there can be no assurance that the Company's products will not be found to infringe on any patent held by others. In the event that any such products are found to so infringe, the Company would be required to seek a license with respect to such patented technology, or incur substantial costs to redesign the infringing products. There can be no assurance that any such license would be available on terms acceptable to the Company or at all, that any of the Company's products could be redesigned on an economical basis or at all, or that any such redesigned products would be competitive with the products of the Company's competitors.

WARRANTIES

   The Company provides a limited one-year warranty on equipment and parts and, to date, has not experienced any significant warranty claims. Products sold under the NBase Switch trademark are warranted for between one and three year periods.

EMPLOYEES

   As of December 31, 1995, the Company had 207 full-time employees, including five executive officers, 106 in production, 32 in marketing and sales, 31 in research and development, and 38 in general administration. In addition, the Company had five part-time employees working in production. None of the Company's employees are represented by a union or governed by a collective bargaining agreement, and the Company believes its relationship with its employees is satisfactory.

FACILITIES

   The Company's administrative, sales and marketing, R&D, and manufacturing facility is located in Chatsworth, California. The facility covers approximately 17,700 square feet and is leased from an unaffiliated landlord at an annual base rent of approximately $106,000 (plus local taxes) for a lease term expiring March 19, 1999. In addition, the Company leases additional space near its primary facility --Chatsworth -- consisting of approximately 5,000 square feet from an unaffiliated landlord at an annual base rent of approximately $43,000. The lease term expires in July 1995 and is renewable for consecutive one-year terms on an annual basis.

   The Company also leases space in Gaithersburg, Maryland for its sales office and warehouses. This facility covers approximately 3,150 square feet and is leased from an unaffiliated landlord at an annual base rent of approximately $36,000 per year (plus local taxes) for a lease term expiring May, 1996.

   The Company's administrative, sales and marketing, R&D, and manufacturing operations in Israel are located in Tel Aviv, Yokneam and Barkan in facilities that cover approximately 30,000 square feet and are leased for total annual base rents of approximately $156,000. All of the leases for facilities in Israel expire within less than one year and the Company is presently negotiating alternative locations in which to merge the operations.

   The Company also leases a facility in Lenexa, Kansas consisting of 7,000 square feet. This facility is being shut down. The Company anticipates it may be required to pay $50,000 to terminate the lease on this facility. This facility was used for sales, marketing and warehousing. However, the facility is being shut down because the Company is consolidating the operations of the Kansas facility with that of its Maryland facility.

   The Company believes that its present facilities are sufficient to meet its current needs.

LITIGATION

   The Company is not party to any material litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The current executive officers and directors of the Company are as follows:

   NAME                                                  AGE                POSITION
   ----                                                  ---                --------
Noam Lotan(1)..................................          44        President, Chief Executive Officer,
                                                                   Director

Shlomo Margalit(1).............................          54        Chairman of the Board of Directors, Chief
                                                                   Technical Officer, and Secretary

Zeev Rav-Noy(1)................................          48        Chief Operating Officer, Treasurer, and
                                                                   Director

Edmund Glazer..................................          36        Vice President of Finance and
                                                                   Administration, Chief Financial Officer
Khalid (Ken) Ahmad.............................          43        Vice President of Marketing and Sales

Ofer Iny.......................................          28        Vice President of Engineering

Leonard Mautner(2)(3)..........................          77        Director

Milton Rosenberg(2)(3).........................          72        Director

- ------------------
(1)  Member of the Executive Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Audit Committee.

   Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until the next annual meeting and until his successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. The members of the Board of Directors who are not employees of the Company receive cash compensation of $800 per month and $500 for each Board of Directors meeting attended, while serving as directors.

   The principal occupations of each director and executive officer of the Company for at least the past five years are as follows:

   Noam Lotan has been the President, Chief Executive Officer, and a Director of the Company since May 1990 and became Chief Financial Officer of the Company in October 1993. From March 1987 to January 1990, Mr. Lotan was Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc. ("Fibronics"), a manufacturer of fiber optic communication networks. From January 1985 to March 1987, Mr. Lotan was a Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion, the Israel Institute of Technology, and a Masters degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleu, France).

   Dr. Shlomo Margalit, a co-founder of the Company, has been Chairman of the Board of Directors and Chief Technical Officer since the Company's inception in July 1988. From May 1985 to July 1988, Dr. Margalit was a founder and Vice President of Research and Development for LaserCom, Inc. ("LaserCom"), a manufacturer of semiconductor lasers. From 1982 to 1985, Dr. Margalit was a Senior Research Associate at the California Institute of Technology ("Caltech"), and from 1976 to 1982, a Visiting Associate at Caltech. From 1972 to 1982, Dr. Margalit was a faculty member and Associate Professor at the Technion. During his tenure at the Technion, Dr. Margalit was awarded the "Israel Defense" prize for his work in developing infrared detectors for heat guided missiles and the David Ben Aharon Award for Novel Applied Research. Dr. Margalit holds a Bachelor of Science degree, a Masters degree, and a Doctor of Science degree (Ph.D.) in Electrical Engineering from the Technion.

   Dr. Zeev Rav-Noy, a co-founder of the Company, has been its Chief Operating Officer and a Director of the Company since inception and was its President until May 1990. From May 1985 to July 1988, Dr. Rav-Noy was a founder and Vice President of Operations of LaserCom and, from 1982 to 1985, was a research fellow at Caltech. From 1979 to 1982 Dr. Rav-Noy served as a consultant to a number of companies, including Tadiran Electronic Industries, Inc., an Israeli telecommunication, military, and consumer electronics conglomerate, and the Yeda Research and Development Co. Ltd., a technology exploitation and application company affiliated with the Weizman Institute in Israel. Dr. Rav-Noy holds a Bachelor of Science degree and a Masters degree in physics from Tel Aviv University, and a Ph.D. in Applied Physics from the Weizman Institute in Israel.

Edmund Glazer was appointed as Vice President of Finance and Administration and Chief Financial Officer in June 1995. He has been with the company since October 1994 serving as Operations Manager. In 1993 and 1994 Mr Glazer was a consultant providing document imaging and information systems to clients. From 1986 to 1993 Mr Glazer was Vice President of Finance at Concord Electrical Supply, a distributor of electrical and electronic products. From 1984 to 1986 Mr Glazer worked as a CPA at Singer, Lewak Greenbaum & Goldstein, CPA's. From 1981 to 1984 Mr Glazer worked as an auditor for Weber, Lipshie & Co. CPA's. In 1983 Mr Glazer obtained qualification as a Certified Public Accountant from the State of California. Mr Glazer holds a Bachelor of Science Degree in Business Administration from the University of Southern California.

   Khalid (Ken) Ahmad has been Vice President of Marketing and Sales since July 1990 and an Executive Officer since May 1992. From April 1990 to July 1990, Mr. Ahmad was a consultant to the Company. From January 1990 to March 1990, Mr. Ahmad was a consultant to Welwyn Microcircuits, a British hybrid manufacturer, providing market research information on fiber optic technology. In 1988 and 1989, Mr. Ahmad was marketing manager and regional sales manager for STC Components, a manufacturer of opto-electronic components. From 1985 to 1988, he was marketing operations manager for PCO, Inc. a manufacturer of opto-electronics devices and data links. From 1977 to 1985, Mr. Ahmad also held a variety of marketing and sales management positions with Canoga Data Systems and Deutsch. Mr. Ahmad holds a Bachelor of Science degree in Biology from California State University at San Bernardino.
   Ofer Iny has been Vice President of Engineering of the Company since May 1994. From January 1993 to May 1994, he was a consultant to the Company. From September 1991 to January 1993, Mr. Iny was a researcher at Jet Propulsion Laboratory, Microgravity and Microwave Group. From May 1990 to March 1992, Mr. Iny was Senior Engineer at Whittaker Electronic Systems, a manufacturer. Mr. Iny holds a Bachelor of Science degree in Physics from California State University, Northridge, and a Masters degree in Physics from University of California, Los Angeles ("UCLA").
   Leonard Mautner has been an advisor to the Company since its inception and was elected a Director in March 1992. Mr. Mautner is President of Leonard Mautner Associates, a management consulting company, which he founded in 1973, and in addition, from 1982 to 1988, was a visiting lecturer at the Anderson School of Management of UCLA. Mr. Mautner is also a Director of two mutual funds, the First Pacific Advisors Perennial Fund and the First Pacific Advisors Paramount Fund. From 1969 to 1979, Mr. Mautner was a General Partner of Goodman & Mautner, Ltd., a venture capital partnership, and President of Goodman & Mautner, Inc., the partnership's investment manager. Mr. Mautner holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology.

   Milton Rosenberg has been an advisor to the Company since its inception and was elected a Director in March 1992. He is President of M. R. Associates, an investment and consulting company, which he founded in 1978. For the past 15 years, Mr. Rosenberg has been a director of Bell Industries, a New York Stock Exchange company engaged in the distribution of electronics components. Mr. Rosenberg has also been a director of Iomega Corporation, a manufacturer of data storage devices, since its inception in 1980. Mr. Rosenberg has been a consultant to high technology companies for over 20 years, Mr. Rosenberg holds a Bachelor of Science degree in Electrical Engineering from Drexel University and did graduate course work in Electrical Engineering at Princeton University.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee reviews and acts on matters relating to, among other things, compensation levels and benefit plans for key executives of the Company. The committee consists of Messrs. Mautner and Rosenberg. Neither of Messrs. Mautner or Rosenberg are affiliated with other companies that have current business relationships with the Company.

EXECUTIVE COMPENSATION

   The following table sets forth certain information regarding compensation paid by the Company for services rendered during each of the fiscal years shown in the table to the Company's Chief Executive Officer and its executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000.

                                             SUMMARY COMPENSATION TABLE


                                                             ANNUAL COMPENSATION
                                                             -------------------
                                                                                      LONG TERM
                                              FISCAL                               COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR        SALARY        BONUS           AWARDS
- ---------------------------                    ----        ------        -----           ------
Noam Lotan, ...............................    1995       $100,000       $     0            0
   President and Chief Executive Officer       1994        100,000         1,000            0
                                               1993        100,000            --            0

Zeev Rav-Noy, .............................    1995        110,000        60,000            0
   Chief Operating Officer and Treasurer       1994        110,000        60,000            0
                                               1993        110,000        46,000            0

Shlomo Margalit, ..........................    1995        110,000           ___            0
   Chief Technical Officer and Secretary       1994        110,000            --            0
                                               1993        110,000            --            0

Ken Ahmad, ................................    1995         90,000        24,750       75,000*
   Vice President of Marketing and Sales       1994         90,000        36,000            0
                                               1993         90,000        18,000            0


* Ken Ahmad holds options to purchase 75,000 shares of Common Stock. In accordance with the Company's Incentive Stock Plan these options vest yearly in equal portions on January 13, 1996, 1997 and 1998 respectively. None of the other executive officers set forth in the table above hold any options to purchase shares.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                   -------------------------------------------------------------------
                   NUMBER OF
                   SECURITIES         PERCENT OF
                   UNDERLYING       TOTAL OPTIONS/
                    OPTIONS/         SARS GRANTED        EXERCISE OR
                      SARS           TO EMPLOYEES        BASE PRICE         EXPIRATION
NAME               GRANTED(#)       IN FISCAL YEAR         ($/SH)              DATE
- ----               ----------       --------------         ------              ----
Ken Ahmad            75,000              7.5%               $7.25           1/13/2000

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTIONS/SAR VALUES


                       NUMBER OF                       NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                         SHARES        VALUE          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS/
                      ACQUIRED ON     REALIZED           OPTIONS/SARS AT                 SARS AT DECEMBER 31, 1995
NAME                  EXERCISE (#)      ($)             DECEMBER 31, 1995                           ($)
- ----                  ------------      ---       -------------------------------        ------------------------------
                                                  EXERCISABLE       UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
                                                  -----------       -------------        -----------      -------------
Ken Ahmad                 -0-           -0-         25,000             50,000              230,133           460,267

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under Section 174 of the Delaware General Corporation Law ("Section 174") relative to unlawful payment of dividends, stock purchases or redemptions, or any transaction from which the director derived an improper personal benefit. Furthermore, Section 174 eliminates monetary liability for gross negligence in exercising the duty of due care related to the directors' fiduciary duties under state corporate law, however, such section does not eliminate monetary liability of directors under the federal Securities laws. In addition, the Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except that in relation to matters with respect to which such persons shall be determined to be liable for misconduct or negligence in the performance of their duties, the Company's Bylaws provide for identification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is therefore unenforceable.


EMPLOYMENT AGREEMENTS

   In March 1992, the Company entered into three-year employment agreements with Mr. Lotan, Dr. Margalit, and Dr. Rav-Noy. Pursuant to the agreements, Mr. Lotan serves as President, Chief Executive Officer, Chief Financial Officer, and a Director of the Company, Dr. Margalit serves as Chairman of the Board of Directors, Chief Technical Officer, and Secretary, and Dr. Rav-Noy serves as a Chief Operating Officer, Treasurer, and a Director. Mr. Lotan, Dr. Margalit, and Dr. Rav-Noy receive base annual salaries of $100,000, $110,000, and $110,000, respectively, and each is entitled to receive a bonus determined and payable at the discretion of the Board of Directors upon the recommendation of the Compensation Committee of the Board. Recommendations with respect to bonus levels are based on achievement of specified goals, such as new product introductions, profitability levels, revenue goals, market expansion, and other criteria as established by the Compensation Committee. Each officer also receives employee benefits, such as vacation, sick pay, and insurance, in accordance with the Company's policies. The Company has obtained, and is the beneficiary of, key man life insurance policies in the amount of $1,000,000 on the lives of each of Drs. Margalit and Rav-Noy and Mr. Lotan. All benefits under these policies will be payable to the Company upon the death of an insured. In November 1994, each of Mr. Lotan and Drs. Margalit and Rav-Noy agreed to extend the term of their respective employment agreement until March 1998.

   In August 1990, the Company and Mr. Ahmad executed a letter of employment outlining the terms of Mr. Ahmad's employment as Vice President of Marketing and Sales, at a base salary of $53,000 per annum plus commissions based upon sales targets. In May 1992, Mr. Ahmad was elected an executive officer of the Company. For the year ended December 31, 1993, Mr. Ahmad's base salary was $90,000 and he earned commissions of approximately $18,000. Mr. Ahmad's employment is at will.

STOCK OPTION PLAN

   On March 27, 1992, the Board of Directors and stockholders of the Company adopted the Plan, which provides for the grant to employees, officers, directors, and consultants of options to purchase up to 450,000 shares of Common Stock, consisting of both "incentive stock options" within the meaning of
Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company. In February 1995, the Board expanded the plan by 450,000 shares. In June 1995, the stockholders approved the expansion of the plan.

   Under the Plan, the Compensation Committee has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be incentive stock options, the duration and rate of exercise of each option, the option price per share, the manner of exercise, and the time, manner, and form of payment upon exercise of an option.

   The exercise price per share of Common Stock subject to incentive stock options may not be less than the fair market value of the Common Stock on the date the option is granted. The exercise price per share of Common Stock subject to non-qualified options will be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of grant. Non-qualified options are not subject to this limitation.

   No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination or until the expiration of such option, whichever occurs first, to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, options remain exercisable for one year thereafter or until the expiration of such option, whichever occurs first, to the extent they were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

   Stock options under the Plan must be granted within 10 years from the effective date of the Plan. Incentive stock options granted under the Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options without making any additional cash investment.


   Any unexercised options that expire or that terminate upon an employee's ceasing to be employed With the Company become available once again for issuance. At September 30, 1995, options for 592,050 were outstanding under the Plan.



                              CERTAIN TRANSACTIONS

   Between January 1, 1993 and October 31, 1994 the Company loaned Zeev Rav-Noy, its Chief Operating Officer and Treasurer and a Director of the Company, an aggregate of approximately $130,000. The largest amount owed by Dr. Rav-Noy to the Company during the years ended December 31, 1993, December 31, 1994 was approximately $56,000 and $65,000 respectively. Amounts advanced to Dr. Rav-Noy bore no interest. Prior to December 31, 1994, Dr. Rav-Noy had repaid all amounts owed by him to the Company.

         PRINCIPAL AND SELLING STOCKHOLDERS AND SELLING WARRANT HOLDERS

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 1996, of (1) each person known by the Company to own beneficially 5% or more of the Common Stock, (II) each current director of the Company, (III) each executive officer listed in "Management - Executive Compensation," (iv) each Selling Stockholder and Selling Warrant Holder, and (v) all current directors and executive officers as a group.

                                                     SHARES                                               SHARES
                                               BENEFICIALLY OWNED          NUMBER OF                BENEFICIALLY OWNED
                                               BEFORE OFFERING(1)            SHARES                 AFTER OFFERING(1)
NAME AND ADDRESS                            NUMBER            PERCENT      BEING SOLD           NUMBER             PERCENT
- ----------------                            ------            -------      ----------           ------             -------
Shlomo Margalit ........................   1,024,465            10.8               --          1,024,465            10.8
c/o MRV Communications, Inc.
8917 Fullbright Avenue
Chatsworth, CA 91311

Zeev Rav-Noy ...........................     988,465            10.4               --            988,465            10.4
c/o MRV Communications, Inc.
8917 Fullbright Avenue
Chatsworth, CA 91311

Noam Lotan .............................     487,843             5.1               --            487,843             5.1
c/o MRV Communications, Inc.
8917 Fullbright Avenue
Chatsworth, CA 91311

Ken Ahmad (2) ..........................     126,231             1.3               --            126,231             1.3
c/o MRV Communications, Inc.
8917 Fullbright Avenue
Chatsworth, CA 91311

Leonard Mautner ........................      38,137             *                 --             38,137             *
1434 Sixth Street, Suite 10
Santa Monica, CA 90401

Milton Rosenberg (3) ...................      27,105             *                 --             27,105             *
10975 Torreyana Road, Suite 304
San Diego, CA 92121

All Directors and Executive Officers ...   2,701,246            28.2               --          2,701,246            28.2
as a group (eight persons)(4)

TOTAL ..................................   9,524,293                               --          9,524,293

- ---------------
* Less than one percent.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 24,999 shares issuable pursuant to stock options exercisable within 60 days from the date hereof.

(3) Includes 12,000 shares issuable pursuant to stock options exercisable within 60 days from the date hereof.

(4) Includes 45,999 shares issuable pursuant to stock options exercisable within 60 days from the date hereof.


                                                         SHARES                                             SHARES
                                                   BENEFICIALLY OWNED         NUMBER OF              BENEFICIALLY OWNED
                                                   BEFORE OFFERING(1)           SHARES               AFTER OFFERING(1)
SELLING STOCKHOLDERS                            NUMBER            PERCENT     BEING SOLD          NUMBER           PERCENT
- --------------------                            ------            -------     ----------          ------           -------
Everest Capital International Ltd.              254,997             3.7        254,997               --
Alavardo Partners                                37,659              *          37,659               --
Arntz Builders Partners                           1,200              *           1,200
Banque de Gestion E. de Rothschild, Luxembourg    4,000              *           4,000               --
Banque de Gestion E. de Rothschild, Luxembourg    5,000              *           5,000               --
Banque Privee Edmond de Rothschild/Geneva        30,000              *          30,000               --
Banque Privee Edmond de Rothschild/Geneva         5,000              *           5,000               --
CUS Trust                                        18,000              *          18,000               --
David Koch                                          329              *             329               --

Elizabeth D. Holiday - IRA                          450              *             450               --
Ince & Co.                                       15,000              *          15,000               --
Ince & Co.                                        8,000              *           8,000               --
J Steven Emerson                                 23,000              *          23,000               --
Jonathan Andron                                   1,050              *           1,050               --
Mark Riez                                         1,500              *           1,500               --
Northview Trading                                 3,000              *           3,000               --
Robert Danloy Vrancken II                         1,500              *           1,500               --
Spencer Allen - IRA                                 150              *             150               --
Tom Zimberoff - IRA                                 150              *             150               --
Aharon Orlansky                                     479              *             479               --
Banque Privee Edmond Rothschild/Geneva            9,000              *           9,000               --
Banque de Gestion E. de Rothschild, Luxembourg    8,000              *           8,000               --



ADDRESSES OF SELLING STOCKHOLDERS
  Banque Privee Edmond de Rothschild/Geneva          c/o Brown Brothers Harriman
                                                     59 Wall Street
                                                     New York, NY 10005

  Banque de Gestion E. de Rothschild, Luxembourg     BBH New York
                                                     59 Wall Street
                                                     New York, NY 10005

  Ince & Co.                                         Morgan Guaranty Trust New York
                                                     55 Exchange Level A
                                                     New York, NY 10260

  Northview Trading                                  Banque Financiere de la Cite
                                                     P.O. Box 5030
                                                     1211 Geneve 11
                                                     Switzerland

  CUS Trust                                          Custodial Trust Co.
                                                     101 Carnegie Ctr.
                                                     Princeton, NJ 08540

  Spencer Allen - IRA                                Andron Capital Management
                                                     3650 Mt. Diablo Blvd., Sutie 103
                                                     Lafayette, CA 94549

  Arntz Builders Partners                            Andron Capital Management
                                                     3650 Mt. Diablo Blvd., Sutie 103
                                                     Lafayette, CA 94549

  Elizabeth D. Holiday - IRA                         Andron Capital Management
                                                     3650 Mt. Diablo Blvd., Sutie 103
                                                     Lafayette, CA 94549

  Tom Zimberof - IRA                                 Andron Capital Management
                                                     3650 Mt. Diablo Blvd., Sutie 103
                                                     Lafayette, CA 94549

  Jonathan Andron                                    Andron Capital Management
                                                     3650 Mt. Diablo Blvd., Sutie 103
                                                     Lafayette, CA 94549

  Robert Danloy Vrancken II                          Robert Danloy Vrancken II
                                                     2548 Fettersmill Rd.
                                                     Huntingdon, PA 19006

  Banque Privee Edmond Rothschild, Luxembourg        Banque Privee Edmont Rothschild Luxembourg
                                                     c/o Brown Brothers, Harriman & Co.
                                                     59 Wall Street
                                                     New York, NY 10005

  Banque Privee Edmond Rothschild/Geneva             Borwn Brothers Harriman
                                                     59 Wall Street
                                                     New York, NY 10005

  Ince & Co.                       c/o Morgan Guaranty Trust New York
                                   La Cie Financiere E. Rothschild Banque
                                   55 Exchange Level A
                                   New York, NY 10260

  Mark Riez                        Mark Riez

                                   6 rue de Villersexel

                                   75007 Paris

                                   France

  David Koch                       David Koch

                                   55 Argyle Rd.

                                   Scarsdale, NY 10583

  J Steven Emerson                 J. Steven Emerson

                                   10506 Ilona Avenue, Suite 1410

                                   Los Angeles, CA 90064

  Alavardo Partners                Alvarado Partners

                                   1 Embarcadero Ctr Suite

                                   2330 San Francisco, CA 94111

  Everest Capital                  Everest Capital

                                   Corner house, 20 Parliament St.

                                   Hamilton

                                   HM 12

                                   Bermuda

- -------------------
(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

                                                  SHARES                                          SHARES
                                            BENEFICIALLY OWNED         NUMBER OF           BENEFICIALLY OWNED
                                            BEFORE OFFERING(1)           SHARES            AFTER OFFERING(1)
        SELLING WARRANTHOLDERS           NUMBER            PERCENT     BEING SOLD       NUMBER           PERCENT
        ----------------------           ------            -------     ----------       ------           -------
        Hampshire Securities              21,807              *          21,807               --
        Corporation
        William E. Aaron                   1,687              *           1,687               --
        Michael Stein                      1,687              *           1,687               --
        Caesar Fraschilla                  3,000              *           3,000               --
        Aharon Orlansky                   37,312              *          37,312               --
        Jeffrey M. Berman                 23,772              *          23,772               --
        Leo T. Abbe                       23,772              *          23,772               --
        Richard K. Abbe                   23,772              *          23,772               --
        John H. Starr                     10,189              *          10,189               --
        Phillipe Scwarz                    8,500              *           8,500               --
        Danny Yelin                        8,499              *           8,499               --
        Yakov Sfadya                       8,500              *           8,500               --
        Benny Glazer                      15,000              *          15,000               --
        Nathan Shilo, Trustee            495,000              *         495,000               --
        GEM Design                        18,000              *          18,000               --
        Jacques Cory                      22,500              *          22,500               --
        David Koch                         3,000              *           3,000               --
        Oscar Gruss & Son                  3,000              *           3,000               --
        Northview Trading Ltd              1,500              *           1,500               --
        Heidron Engler                     3,000              *           3,000               --
        Robert Coane                       3,000              *           3,000               --
        Jeanette Coane Cust for Robert     1,500              *           1,500               --
        Coane Jr.
        Jeanette Coane Cust for Mary       1,500              *           1,500               --
        Coane

Jeanne Coane Cust for Kevin                1,500        *                  1,500               -
Coane
Daryl Hagler                              26,250        *                 26,250               -
Timothy Essaye                             7,500        *                  7,500               -
Oscar Gruss & Sons                         3,750        *                  3,750               -
Dave Koch                                  1,500        *                  1,500               -
Bill Musser                               30,000        *                 30,000               -
Isabelle Orlansky                          6,000        *                  6,000               -
Isabelle Orlansky                         22,500        *                 22,500               -
Northview Trading Ltd                      3,750        *                  3,750               -
Dara Kiely                                 1,500        *                  1,500               -
James Powers                               2,250        *                  2,250               -
Steven Rosner                              3,750        *                  3,750               -
Terence Lambert                              750        *                    750               -
Lipa Mier/Alon Cohen Trustees              8,500        *                  8,500               -
Everest Capital                           32,500        *                 32,500               -
Mark Riez                                  1,500        *                  1,500               -
James C. Power                             2,450        *                  2,450               -
Jay Tucker                                 1,500        *                  1,500               -
Barker Lee & Co.                           2,550        *                  2,550               -
J.M.R. Barker Foundation                   2,250        *                  2,250               -
Quaker Hill Associates, L.P.                 600        *                    600               -
Upland Associates, L.P.                    1,350        *                  1,350               -
Namakagon Associates, L.P.                 3,750        *                  3,750               -
David Koch                                   750        *                    750               -
Jean Michel Nahon                          7,500        *                  7,500               -
Lucien Selle                               2,250        *                  2,250               -
Perlman Assoicates                        30,000        *                 30,000               -
J.J. Newport                              15,000        *                 15,000               -
James C. Powers                            3,750        *                  3,750               -
Jay Tucker                                 3,000        *                  3,000               -
Daniel Perlman                             1,200        *                  1,200               -
Bank of the West Trustee                     600        *                    600               -
Tom Callahan                               1,500        *                  1,500               -
CUS Trust                                 10,000        *                 10,000               -
Alvarado Partners                         10,000        *                 10,000               -
Perlman & Associates                       7,500        *                  7,500               -
Ahraon Orlanksy                            9,180        *                  9,180               -
GME Designs                                7,500        *                  7,500               -
The Excelsior Fund                        50,000        *                 50,000               -
Jim Powers                                 1,000        *                  1,000               -
J. Steven Emerson                          5,000        *                  5,000               -
Banque de Gestion G De                     5,000        *                  5,000               -
Rothschild Luxembourg
Joel Packer                                3,000        *                  3,000               -
Banque Privee Edmond de                   50,000        *                 50,000               -
Rothschild S.A./Geneva
Sergio Ciambllini                         15,000        *                 15,000               -
Elio Bianchi                              15,000        *                 15,000               -
Everest Capital International Ltd.        71,000        *                 71,000               -
Bill Klepper                               3,750        *                  3,750               -
Mark Allen                                 3,000        *                  3,000               -
      TOTAL                            1,238,927        *              1,238,927               -

ADDRESSES OF SELLING WARRANT HOLDERS

J.M.R. Barker Foundation                      J.M.R. Barker Foundation
Quaker Hill Associates, L.P.                  Quaker Hill Associates, L.P.
Upland Associates, L.P.                       Upland Associates, L.P.
Namakagon Associates, L.P.                    Namakagon Associates, L.P.
                                              Barker Lee & Company
                                              530 Fifth Avenue
                                              2nd Floor
                                              New York, NY 10036
Joel Packer                                   Joel Packer
                                              531 Main Street
                                              New York, NY 10044
Tom Callahan                                  Tom Callahan
                                              12 North Bridge Place
                                              Convent Station, NJ 07961
CUS Trust                                     Custodial Trust Co.
                                              101 Carnegie Ctr.
                                              Princeton, NJ 08540
Dara Kiely                                    Dara Kiely
                                              1 North Tweed Blvd.
                                              Upper Grand View, NY 10960
The Excelsior Fund                            The Excelsior Fund
                                              7616 North 69th Place
                                              Paradise Valley, AZ 85253
Steven Rosner                                 Steven Rosner
                                              1220 Mirabeau La
                                              Gladwyne, PA 19035
Terence Lambert                               Terence Lambert
                                              155 So. Bay Avenue
                                              Brightwaters, NY 11718
Heidron Engler                                Heidron Engler
                                              301 E. 64th St. Apt. 2A
                                              New York, NY 10021
Bill Musser                                   Bill Musser
                                              New Frontier
                                              91 93rd Avenue, 6th Floor
                                              New York, NY 10022
Robert Coane                                  Robert Coane
Jeanette Coane Cust for Kevin Coane           Jeannette Coane Cust for Kevin
Jeanette Coane Cust for Mary Coane            Coane
Jeanette Coane Cust for Robert Coane, Jr.     Jeannette Coane Cust for Mary
                                              Coane
                                              Jeannette Coane Cust for Robert
                                              Coane Jr.
                                              46 West Lane
                                              Bay Shore, NY 11706
J. Steven Emerson                             J. Steven Emerson
                                              10506 Ilona Ave.
                                              Suite 1410
                                              Los Angeles, CA 90064
Daryl Hagler                                  Daryl Hagler
                                              12 Dike Dr.
                                              Wesley Hills, NY 10952
Timothy Essaye                                Timothy Essaye
                                              3339 Cardinal Drive
                                              Vero Beach, LA 32963
Oscar Gruss & Sons                            Oscar Gruss & Sons
                                              74 Broad St., 5th Floor
                                              New York, NY 10004
Isabelle Orlansky                             Isabelle Orlansky
                                              201 E. 62nd St., Apt. 10A
                                              New York, NY 10021
David Koch                                    David Koch
                                              55 Argyle Rd.
                                              Scarsdale, NY 10583

Jean Michel Nahon                             Jean Michel Nahon
                                              7616 North 69th Place
                                              Paradise Valley, AZ 85253
Lucien Selle                                  Banque Financiere de la Cite
                                              Attn: Mr. Nerfin
                                              P.O. Box 5030
                                              1211 Geneve 11
                                              Switzerland
Perlman  Associates                           Perlman Associates
                                              539 Dusie Avenue
                                              Closter, NJ 07624
JJ Newport                                    JJ Newport
                                              111 Broadway 3rd Flr.
                                              c/o Andrew Nicollett
                                              New York, NY 10006
James C. Power                                James C. Powers
                                              345 E. 80 St. Apt. 185
                                              New York, NY 10021
Jay Tucker                                    Jay Tucker
                                              325 E. 80 Apt. 185
                                              New York, NY 10006
Daniel Perlman                                Daniel Perlman
                                              2731 Broadway, Apt. 3E
                                              New York, NY 10025
Bank of the West Trustee                      Bank of the West
                                              50 West San Fernando
                                              San Jose, CA 95113
Marki Riez                                    Mark Riez
                                              6 Rue de Villersexel
                                              75007 Paris
                                              France
James C. Powers                               James C. Powers
                                              345 E. 80 St., Apt. 185
                                              New York, NY 10021
Jay Tucker                                    Jay Tucker
                                              325 E. 79th Apt. 15B
                                              New York, NY 10021
Everest Capital                               Everest Capital
                                              Corner house, 20 Parliament St.
                                              Hamilton
                                              HM 12
                                              Bermuda
Banque Privee Edmond Rothschild               Banque Privee Edmond Rothschild
Luxembourg                                    Luxembourg
                                              c/o Brown Brothers, Harriman & Co.
                                              59 Wall Street
                                              New York, NY 10005
Banque Privee Edmond Rothschild/Geneva        Brown Brothers Harriman
                                              59 Wall Street
                                              New York, NY 10005
Alvarado Partners                             Alvarado Partners
                                              1 Embarcadero Ctr.
                                              Suite 2330
                                              San Francisco, CA 94111
Northview Trading                             Banque Financiere de la Cite
                                              P.O. Box 5030
                                              1211 Geneve 11
                                              Switzerland
Elio Bianchi                                  Elio Bianchi
Sergio Ciambellini                            Sergio Ciambellini
                                              Via Oropa, 3
                                              20132 Milano
                                              Italy

Bill Klepper                                  Bill Klepper
                                              c/o MRV Communications, Inc.
                                              8943 Fullbright Ave.
                                              Chatsworth, CA 91311
Mark Allen                                    Mark Allen
                                              29 Loring Drive
                                              Norwell, MA 02061


   Some of the Selling Stockholder and Selling Warrant Holders are transferees. See "Business-Recent Acquisitions" and "Description of Securities and Warrants-Warrants."

- -------------------
(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

   DESCRIPTION OF SECURITIES AND WARRANTS

   The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $0.0067 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of May 10, 1996, there were 9,588,437 shares of Common Stock outstanding.

COMMON STOCK

   The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of Common Stock also are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore, subject to preferences that may be applicable to any outstanding Preferred Stock. In the event of liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption, conversion, or cumulative voting rights. All the outstanding shares of Common Stock are, and the shares of Common stock offered hereby will be, when issued against the consideration set forth in this Prospectus, validly authorized and issued, fully paid, and nonassessable.

PREFERRED STOCK

   Pursuant to the Company's Articles of Incorporation, the Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock in one or more series and to fix the powers, designations, preferences, and relative, participating, optional, or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences, and the number of shares constituting any series, without any further vote or action by the Company's stockholders. The issuance of Preferred Stock in certain circumstances may have the effect of delaying, deferring, or preventing a change of control of the Company without further action by the stockholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock. The Company has no shares of Preferred Stock outstanding and has no plans to issue any such shares.

Warrants

   In January 1995, the Company issued to Hampshire Securities the Representative's Warrants to purchase up to 150,000 shares at $11.20 per share in connection with a public offering made by the Company and certain selling stockholders. Hampshire Securities subsequently made an assignment of a portion of the Representative's Warrants covering 126,693 shares among eight persons who are principals of Hampshire Securities. The Representative's Warrants provide certain rights with respect to the registration under the Securities Act of such warrants and the Warrant Shares. The holders of a majority of such warrants and the Warrant Shares may require the Company to file a registration statement under the Securities Act with respect to such warrants and shares. In addition, if the Company registers any of the Common Stock either for its own account or for the account of other security holders, the holders of the Representative's Warrants and the Warrant Shares are entitled to include such securities in the registration. This 150,000 shares underlying the Representative's Warrants are included in this Prospectus.

   In June 1994, the Company filed a registration statement with respect to the Issuance of 1,466,250 shares of Common Stock issuable upon exercise of the IPO Warrants issued in connection with the Company's initial public offering of December 7, 1992 and the Thomas James warrants to purchase 42,500 units, each unit consisting of four and a half shares of Common Stock and three IPO Warrants, held by Thomas James. The IPO Warrants were exercisable at $3.33 per share at any time until June 7, 1995 and were exercisable thereafter at $4.00 per share until December 7, 1997, unless previously redeemed. The Company sold the Thomas James Warrants to Thomas James at the closing of the Company's initial public offering. The Thomas James Warrants are exercisable at a price of $10.40 per unit at any time until December 7, 1997. On October 27, 1994, the Company called for redemption the IPO Warrants (excluding those underlying the Thomas James Warrants) at the redemption price of $0.03 per IPO Warrant. Pursuant to the terms of such redemption, the holders of the IPO Warrants had the right, on or before November 25, 1994, to exercise the IPO Warrants for shares of Common Stock at an exercise price of $3.33 per share. As of December 31, 1995, 1,463,883 IPO Warrants had been exercised, respectively. Except as set forth below, all other IPO Warrants were redeemed. As of December 31, 1995, Thomas James had exercised 63,750 of the Thomas James Warrants and 115,320 of the IPO Warrants underlying the Thomas James Warrants.

   On January 15, 1992, the Company entered into an agreement with MRI pursuant to which MRI provided certain financial and management services and under which the Company issued MRI a four-year warrant to purchase up to 18,750 shares of Common Stock at the exercise price of $3.20 per share. The Company registered the shares of Common Stock underlying the warrant after December 7, 1994. MRI has exercised all of the Warrants.

   In connection with its initial public offering in 1992, the Company issued warrants to purchase an aggregate of 52,500 shares of Common Stock to the holders of certain bridge notes. Each warrant entitled the holder to purchase one share of Common Stock at a per share exercise price of $0.53 over a five-year period expiring in January 1997. The Company registered the shares underlying such warrants after December 7, 1994. The bridge note holders have exercised 48,750 of the Warrants.

Selling Warrant Holders

   Of the 1,238,927 shares being sold by the Selling Warrant Holders, the Warrants are comprised of the following:

   In January 1995, the Company issued to Hampshire Securities the Representative's Warrants to purchase up to 150,000 Shares at $11.20 per share in connection with a public offering made by the Company and certain selling stockholders. Hampshire Securities subsequently made an assignment of a portion of the Representative's Warrants to the following eight persons who are principals of Hampshire Securities: William E. Aaron, warrants to purchase 1,687 shares; Michael Stein, warrants to purchase 1,687 shares; Ceaser Franschilla, warrants to purchase 3,000 shares; Aharon Orlansky, warrants to purchase 38,812 shares; Jeffrey M. Berman, warrants to purchase 23,772 shares; Leo T. Abbe, warrants to purchase 23,772 shares; Richard K. Abbe, warrants to purchase 23,772 shares; and John H. Starr, warrants to purchase 10,189 shares. The Company retained Representative's Warrants to purchase 23,307 shares. The Representative's Warrants are exercisable for a period of 3 years. The 150,000 shares underlying the Representative's Warrants are included in this Prospectus.

   In connection with the acquisition of assets from Galcom Networking, Ltd the Company issued Warrants (the "Galcom Warrants") to purchase 112,500 shares at prices ranging from $9.83 to $14.75 per share. The Galcom Warrants are exercisable for a period of 5 years. The 112,500 shares underlying the Galcom warrants are included in this Prospectus. Also in connection with the acquisition of Galcom assets, the Company issued 37,500 Warrants to Messrs. Henri Telner, Philipe Scwarc, Danny Yellin, Yakov Sfadya, who were then employees of Galcom, at prices ranging from $8.5 to $9.50 per share. These Warrants are exercisable for a period of 5 years. This Prospectus also covers those Warrants.

   In connection with the acquisition of assets from Ace 400 Communications, Ltd the Company issued Warrants (the "Ace Warrants" ) to Lipa Meir/Alon Cohen Trustees to purchase 150,000 shares at $9.15 per share. The Ace Warrants are exercisable for a period of 5 years. Also in connection with the acquisition of Ace assets, the Company issued 15,000 Warrants to Benny Glazer who was then an employee of Ace at a price of $9.33 per share. These Warrants are exercisable for a period of 5 years. This Prospectus also covers those Warrants.(1)

   In July 1995, the Company issued to Nathan Shilo Trustee, Warrants "Israel Warrants", in an incentive plan for employees and consultants of its subsidiary in Israel. The plan called for the issuance of Warrants to purchase up to 495,000 shares at prices ranging from $8.50 to $9.50. The Israel Warrants will vest in one third increments over a three year period and each increment is exercisable for five years after it has vested. This Prospectus also covers those Warrants.

- --------
(1) These Warrants were transferred.  See "Business-Recent Acquisitions."

   In July 1995, the Company entered into an agreement with an individual named Jacques Cory "Cory" pursuant to which Cory will provide certain financial and management services. In connection with this agreement the Company issued Cory Warrants to purchase up to 22,500 shares of Common Stock at the exercise price of $8.50 per share. The Warrants will vest in one third increments over a three year period and are exercisable for five years after each increment has vested. This Prospectus also covers those Warrants.

   In July 1995, the Company issued Warrants to GME Design, Inc. " GME Warrants" to purchase up to 18,000 shares of Common Stock at the exercise price of $8.50 per share. These Warrants were issued in connection with services to be rendered in the design of components for the Company's LAN products. The GME Warrants are exercisable for five years. This Prospectus also covers those Warrants.

   In January 1996, the Company issued Warrants to GME Design to purchase 5,000 shares at exercise price of $25.25 per share. These Warrants were for design services. These Warrants are included in this registration statement.

   In January 1996, the Company issued 143,330 Warrants to Ciambellini and Associates to purchase Common Stock at an exercise price of $25.25 per share for a term of five years. The Warrants were issued in exchange for the right to acquire 50% interes in an Italian networking business. This right was exercised in May 1996. The 50% interest in the assets and operating income of the acquired business amounted to less than 10% of the assets and operating loss of MRV for the December 31, 1995 fiscal year. The Warrants are included in the current registration statement.

   In January 1996, the Company issued 16,667 Warrants to purchase Common Stock to Israeli and European business consultants at an exercise price of $25.25, for a term of five years. The Warrants were issued for consulting services.

TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Co., New York, New York.

                         SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of this offering, the Company will have 10,827,364 shares of Common Stock outstanding, assuming the exercise of the Warrants in full. The 1,666,391 shares included in this Prospectus will be freely tradeable without further registration under the Securities Act.

   Of the 10,827,364 shares of Common Stock to be outstanding following this offering, assuming the exercise of the Warrants in full, 2,627,004 shares are "restricted securities" within the meaning of Rule 144 of the Securities Act. All of such shares are currently eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares beneficially owned for at least two years that does not exceed the greater of (1) 1% of the then outstanding shares of Common Stock, or (11) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned shares of Common Stock for at least three years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.

   The Company cannot predict the effect, if any, that sales of shares of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current stockholders of a substantial number of shares of Common Stock in the public market could adversely affect prevailing market prices for the Common Stock. In addition, the availability for sale of a substantial number of shares of Common Stock acquired through the exercise of the Representative's Warrants could adversely affect prevailing market prices for the Common Stock.

   Up to 150,000 shares of Common Stock may be purchased by through the exercise of the Representative's Warrants. Any and all shares of Common Stock purchased upon exercise of the Representative's Warrants may be freely tradeable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Representative's Warrants.

                              PLAN OF DISTRIBUTION

Selling Stockholders and Selling Warrant Holders

   The Selling Stockholders and the Selling Warrant Holders may sell all or a portion of the Shares offered hereby from time to time in brokerage transactions in the over-the-counter market prices at terms prevailing at the times of such sales. The Selling Stockholders and the Selling Warrant Holders may also make private sales directly or through brokers or make sales pursuant to Rule 144 under the Securities Act. The Selling Stockholders and the Selling Warrant Holders may individually pay customary brokerage commissions and expenses. In connection with any sales, the Selling Stockholders and the Selling Warrant Holders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed underwriting commissions under the Securities Act. The Selling Stockholders and the Selling Warrant Holders may utilize Hampshire Securities as a broker to effectuate sales for them.

   Included in the 1,238,927 Shares being offered by the Selling Warrant Holders are 150,000 Shares (the "Warrant Shares") being offered by Hampshire Securities Corporation ("Hampshire Securities"). Hampshire Securities was the representative of the underwriters in the Company's public offering in January 1995 and the Company issued Hampshire Securities warrants (the "Representative's Warrants") to purchase the Warrant Shares at $11.20 per share, 140% of the initial public offering price. Hampshire Securities subsequently made an assignment of a portion of the Representative's Warrants covering 126,693 Warrant Shares among eight persons who are principals of Hampshire Securities.

   Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares of the Company offered by this Prospectus (other than any broker-dealer qualifying as a "passive market-maker" and effecting transactions in accordance with Rule 10b-6A under the Exchange Act) may not simultaneously engage in market making activities with respect to the Shares of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, without limiting the foregoing, each Selling Warrant Holders and Selling Stockholders will need to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10B-7, which provisions may limit the timing of purchases and sales of Shares by such Selling Warrant Holders or Selling Stockholders.

                                  LEGAL MATTERS

   The validity of the Common Stock being offered hereby will be passed upon for the Selling Stockholders and Selling Warrant Holders by Freshman, Marantz, Orlanski, Cooper & Klein, Beverly Hills, California.

                                     EXPERTS

   The audited financial statements of the Company, ACE 400 Communications Ltd and Galcom Networking, Ltd., included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, Ratzkovsky Fried and Co., and Almagor & Co., respectively, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                         Page
                                                                                                         ----
Report of Independent Public Accountants                                                                  F-2

Consolidated Balance Sheets as of December 31, 1994 and 1995, and March 31, 1996
  (unaudited):
  Assets                                                                                                  F-3
  Liabilities and Stockholders' Equity                                                                    F-4

Consolidated Statements of Operations for each of the
  three years in the period ended December 31, 1995, and the
  unaudited three month periods ended March 31, 1995 and 1996                                             F-5

Consolidated Statements of Stockholders' Equity for each of the three years in the period ended December 31, 1995, and
  the unaudited three month period ended March 31, 1996                                                   F-6

Consolidated Statements of Cash Flows for each of the three                                               F-7
  years in the period ended December 31, 1995, and the                                                    and
  unaudited three month periods ended March 31, 1995 and 1996                                             F-8

Notes to Consolidated Financial Statements                                                                F-9
                                                                                                          through
                                                                                                          F-20

    The consolidated financial statements as of March 31, 1996, and for the three month periods ended March 31, 1995 and 1996, are unaudited.

    The information required by the applicable financial statement schedules has been disclosed in the financial statements and notes thereto and, accordingly, the schedules have been omitted.

- ----------

The assets acquired and liabilities assumed from Ace 400 Communications did not include those of a subsidiary named North Hills Europe on whose financial statements their auditor has issued a disclaimer of opinion. The company is not liable for resolution of liabilities related to North Hills Europe or its liquidation proceedings. North Hills Europe has no effect on an investment decision on the company's securities. Any amounts for the period January 1, 1995 to June 29, 1995, related to North Hills Europe, included in the results of ACE 400 Communications, Ltd., above, are immaterial.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To MRV Communications, Inc.:

We have audited the accompanying consolidated balance sheets of MRV COMMUNICATIONS, INC. (a Delaware corporation) and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MRV Communications, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.




                                                    ARTHUR ANDERSEN LLP



Los Angeles, California
February 9, 1996

                            MRV COMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS



                                               DECEMBER 31,      DECEMBER 31,        MARCH 31,
                                                   1994              1995              1996
                                               ------------      ------------      ------------
                                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                    $  4,045,000      $  1,951,000      $  2,678,000
  Restricted cash                                       -           6,272,000         4,714,000
  Short-term investments                          2,736,000         1,000,000         1,000,000
  Accounts receivable, net of allowance of
    $300,000 in 1994, $825,000 in 1995 and
    $807,000 in 1996                              4,446,000        10,780,000        12,942,000
  Loans receivable from officers                     42,000            10,000               -
  Inventories                                     2,666,000         8,382,000         9,882,000
  Deferred income taxes                             372,000           804,000           804,000
  Other current assets                              708,000           598,000           899,000
                                               ------------      ------------      ------------
           Total current assets                  15,015,000        29,797,000        32,919,000
                                               ------------      ------------      ------------

PROPERTY AND EQUIPMENT, at cost:
  Machinery and equipment                           852,000         1,655,000         1,908,000
  Furniture and fixtures                             12,000            66,000            76,000
  Computer hardware and software                        -             795,000           883,000
  Leasehold improvements                             27,000           102,000           109,000
                                               ------------      ------------      ------------
                                                    891,000         2,618,000         2,976,000
  Less--Accumulated depreciation and
    amortization                                   (295,000)         (558,000)         (641,000)
                                               ------------      ------------      ------------
                                                    596,000         2,060,000         2,335,000
                                               ------------      ------------      ------------

OTHER ASSETS:
  U.S. Treasury note                              1,000,000               -                 -
  Deferred income taxes                                 -             925,000           925,000
  Goodwill, net of accumulated
    amortization of $42,000 in 1995
    and $59,000 in 1996                                 -             525,000           508,000
  Other                                              56,000               -                 -
                                               ------------      ------------      ------------
                                                  1,056,000         1,450,000         1,433,000
                                               ------------      ------------      ------------
                                               $ 16,667,000      $ 33,307,000      $ 36,687,000
                                               ============      ============      ============

    The accompanying notes are an integral part of these consolidated balance sheets.

                            MRV COMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                   DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                                      1994            1995            1996
                                                   -----------     -----------     -----------
                                                                                   (UNAUDITED)
CURRENT LIABILITIES:
  Current portion of capital lease obligations      $      -       $    33,000     $    31,000
  Accounts payable                                   2,485,000       4,342,000       5,958,000
  Accrued liabilities                                  422,000       2,188,000       1,621,000
  Income taxes payable                                 790,000       1,215,000       1,484,000
  Customer deposits                                     15,000             -               -
                                                   -----------     -----------     -----------
          Total current liabilities                  3,712,000       7,778,000       9,094,000
                                                   -----------     -----------     -----------

LONG-TERM LIABILITIES:
  Accrued severance pay                                    -           191,000         249,000
  Capital lease obligations, net of
    current portion                                        -            34,000          30,000
  Deferred rent                                         49,000          46,000          40,000
                                                   -----------     -----------     -----------
          Total long-term liabilities                   49,000         271,000         319,000
                                                   -----------     -----------     -----------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value:
    Authorized - 1,000,000 shares;
      no shares issued or outstanding                      -               -               -
  Common stock, $0.0067 par value:
    Authorized - 20,000,000 shares
    Issued and outstanding - 7,605,340
      shares in 1994, 9,524,293 in 1995
      and 9,587,714 in 1996                             51,000          63,000          64,000
  Capital in excess of par value                     9,878,000      23,491,000      23,627,000
  Retained earnings                                  2,977,000       1,704,000       3,583,000
                                                   -----------     -----------     -----------
                                                    12,906,000      25,258,000      27,274,000
                                                   -----------     -----------     -----------
                                                   $16,667,000     $33,307,000     $36,687,000
                                                   ===========     ===========     ===========


    The accompanying notes are an integral part of these consolidated balance sheets.

                            MRV COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                  YEAR ENDED     YEAR ENDED      YEAR ENDED            THREE MONTHS ENDED
                                 DECEMBER 31,   DECEMBER 31,    DECEMBER 31,                MARCH 31,
                                     1993           1994            1995             1995             1996
                                 ------------   ------------    ------------     ------------     -----------
                                                                                          (UNAUDITED)
REVENUES, net:                    $7,426,000     $17,526,000      $39,202,000      $6,737,000     $15,529,000
COSTS AND EXPENSES:
  Cost of goods sold               3,936,000      10,328,000       22,608,000       4,260,000       8,989,000
  Research and development
    expenses                       1,103,000       2,144,000        4,044,000         702,000       1,684,000
  Selling, general and
    administrative expenses        1,259,000       2,615,000        6,799,000         917,000       2,136,000
  Purchased technology in
    progress                             -               -          6,211,000             -               -
  Restructuring costs                    -               -          1,465,000             -               -
                                  ----------     -----------      -----------      ----------     -----------
                                   6,298,000      15,087,000       41,127,000       5,879,000      12,809,000
                                  ----------     -----------      -----------      ----------     -----------
         Operating
           income (loss)           1,128,000       2,439,000       (1,925,000)        858,000       2,720,000
                                  ----------     -----------      -----------      ----------     -----------

OTHER INCOME (EXPENSE):
  Interest income                    198,000         210,000          641,000         227,000          80,000
  Interest expense                       -               -           (102,000)            -               -
  Other                                  -           (48,000)         115,000             -               -
                                  ----------     -----------      -----------      ----------     -----------
                                     198,000         162,000          654,000         227,000          80,000
                                  ----------     -----------      -----------      ----------     -----------
         Income (loss)
           before provision
           for income taxes        1,326,000       2,601,000       (1,271,000)      1,085,000       2,800,000

PROVISION FOR INCOME TAXES           487,000         983,000            2,000         380,000         921,000
                                  ----------     -----------      -----------      ----------     -----------
NET INCOME (LOSS)                 $  839,000     $ 1,618,000      $(1,273,000)     $  705,000     $ 1,879,000
                                  ==========     ===========      ===========      ==========     ===========

EARNINGS (LOSS) PER COMMON
  SHARE INFORMATION:

    Primary earnings (loss)
      per common share            $      .14     $       .26      $      (.14)     $      .08     $       .18
                                  ==========     ===========      ===========      ==========     ===========

    Fully diluted earnings
      (loss) per common share     $      .14     $       .25      $      (.14)     $      .08     $       .18
                                  ==========     ===========      ===========      ==========     ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:

  Primary                          6,025,084       6,284,001        9,188,737       8,834,375      10,706,357
                                  ==========     ===========      ===========      ==========     ===========

  Fully diluted                    6,025,084       6,357,741        9,188,737       8,834,375      10,706,357
                                  ==========     ===========      ===========      ==========     ===========


  The accompanying notes are an integral part of these consolidated statements.

                            MRV COMMUNICATIONS, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                              CAPITAL IN
                                   SHARES        COMMON       EXCESS OF      RETAINED
                                 OUTSTANDING     STOCK        PAR VALUE      EARNINGS           TOTAL
                                  ---------     -------     -----------     -----------      -----------
BALANCE,
  December 31, 1992               5,885,625     $39,000     $ 4,393,000     $   520,000      $ 4,952,000

  Net income                            -           -               -           839,000          839,000
                                  ---------     -------     -----------     -----------      -----------

BALANCE,
  December 31, 1993               5,885,625      39,000       4,393,000       1,359,000        5,791,000

  Issuance of common
    stock, due to
    exercise of stock
    warrants, net of
    related expenses              1,719,715      12,000       5,485,000             -          5,497,000

  Net income                            -           -               -         1,618,000        1,618,000
                                  ---------     -------     -----------     -----------      -----------

BALANCE,
  December 31, 1994               7,605,340      51,000       9,878,000       2,977,000       12,906,000

  Issuance of common
    stock in connection
    with the secondary
    public offering               1,350,000       9,000       9,346,000             -          9,355,000

  Issuance of common
    stock in connection
    with the acquisition
    of ACE 400 Communications       427,465       2,000       3,908,000             -          3,910,000

  Issuance of common
    stock, due to
    exercise of stock
    warrants and options            141,488       1,000         359,000             -            360,000

  Net loss                              -           -               -        (1,273,000)      (1,273,000)
                                  ---------     -------     -----------     -----------      -----------
BALANCE,
  December 31, 1995               9,524,293      63,000      23,491,000       1,704,000       25,258,000

  Issuance of common
    stock, due to
    exercise of stock
    options                          63,421       1,000         136,000             -            137,000

  Net income                            -           -               -         1,879,000        1,879,000
                                  ---------     -------     -----------     -----------      -----------
BALANCE,
  March 31, 1996                  9,587,714     $64,000     $23,627,000     $ 3,583,000      $27,274,000
                                  =========     =======     ===========     ===========      ===========


   The accompanying notes are an integral part of these consolidated financial statements.

                            MRV COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                               YEAR ENDED       YEAR ENDED       YEAR ENDED          THREE MONTHS ENDED
                              DECEMBER 31,     DECEMBER 31,     DECEMBER 31,              MARCH 31,,
                                  1993             1994             1995             1995             1996
                              ------------     -----------      -----------      -----------      -----------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)             $ 839,000      $ 1,618,000      $(1,273,000)     $   705,000      $ 1,879,000
  Adjustments to reconcile
    net income (loss)to net
    cash provided by
    (used in) operating
    activities:
      Depreciation and
        amortization               68,000           97,000          305,000           41,000           77,000
      Provision for losses
        on accounts
        receivable                 50,000          270,000          525,000           75,000              -
      Gain on sale of
        property
        and equipment                 -                -             (6,000)             -                -
      Realized loss on
        investment                    -             48,000              -                -                -
      Purchased technology
        in progress                   -                -          5,691,000              -                -
      Amortization of
        premium paid for
        U.S. Treasury notes        12,000            8,000            8,000              -                -
      Changes in assets
        and liabilities,
        net of effects from
        acquisitions:
        Decrease (increase)
          in:
          Accounts
            receivable           (609,000)      (3,417,000)      (6,859,000)      (1,008,000)      (2,162,000)
          Inventories            (439,000)      (2,077,000)      (5,397,000)      (1,421,000)      (1,500,000)
          Deferred income
            taxes                 (44,000)        (282,000)      (1,357,000)          (7,000)             -
          Other assets            (51,000)        (618,000)         166,000          433,000         (301,000)
        Increase (decrease)
          in:
          Accounts payable        111,000        1,584,000        1,457,000         (164,000)       1,616,000
          Accrued
            liabilities            38,000          266,000          154,000          (55,000)        (567,000)
          Income taxes
            payable                53,000          421,000          425,000          (90,000)         269,000
          Customer deposits       (46,000)         (18,000)         (15,000)             -                -
          Accrued severance
            pay                       -                -            (19,000)             -             58,000
          Deferred rent            36,000           13,000           (3,000)             -             (6,000)
                                ---------      -----------      -----------      -----------      -----------
          Net cash
            provided by
            (used in)
            operating
            activities             18,000       (2,087,000)      (6,198,000)      (1,491,000)        (637,000)
                                ---------      -----------      -----------      -----------      -----------

                                YEAR ENDED       YEAR ENDED       YEAR ENDED            THREE MONTHS ENDED
                               DECEMBER 31,     DECEMBER 31,     DECEMBER 31,                 MARCH 31,
                                   1993             1994             1995             1995              1996
                               -----------      -----------      ------------      ------------      ----------
                                                                                           (UNAUDITED)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchases of property
    and equipment                 (155,000)        (410,000)       (1,035,000)         (212,000)       (335,000)
  Proceeds from sale of
    property and equipment             -                -              14,000               -               -
  Purchases of investments      (2,965,000)      (1,000,000)      (22,013,000)      (20,966,000)            -
  Proceeds from sale of
    investments                  2,474,000        1,676,000        24,741,000        10,713,000             -
  Restricted cash                      -                -          (6,272,000)              -         1,558,000
  Net cash used in
    acquisitions                       -                -          (1,000,000)              -               -
                               -----------      -----------      ------------      ------------      ----------

          Net cash
            provided by
            (used in)
            investing
            activities            (646,000)         266,000        (5,565,000)      (10,465,000)      1,223,000
                               -----------      -----------      ------------      ------------      ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net proceeds from
    issuance of common
    stock                              -          5,497,000         9,715,000         9,555,000         137,000
  Principal payments on
    notes payable                  (92,000)         (42,000)              -                 -               -
  Principal payments on
    capital lease
    obligations                        -                -             (78,000)              -            (6,000)
  Loans receivable from
    officers                       (79,000)          37,000            32,000            42,000          10,000
                               -----------      -----------      ------------      ------------      ----------
          Net cash
            provided by
            (used in)
            financing
            activities            (171,000)       5,492,000         9,669,000         9,597,000         141,000
                               -----------      -----------      ------------      ------------      ----------
NET INCREASE (DECREASE)
  IN CASH AND CASH
  EQUIVALENTS                     (799,000)       3,671,000        (2,094,000)       (2,359,000)        727,000

CASH AND CASH EQUIVALENTS,
  beginning of period            1,173,000          374,000         4,045,000         4,045,000       1,951,000
                               -----------      -----------      ------------      ------------      ----------
CASH AND CASH EQUIVALENTS,
  end of period                $   374,000      $ 4,045,000      $  1,951,000      $  1,686,000      $2,678,000
                               ===========      ===========      ============      ============      ==========


   The accompanying notes are an integral part of these consolidated financial statements.

                            MRV COMMUNICATIONS, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1.       BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Background

         MRV Communications, Inc. (the Company) designs, manufactures, markets and sells semiconductor laser diodes, light emitting diodes ("LEDs") and fiber optic transmitting and receiving modules for the transmission of large amounts of information at high speeds over long distances. The Company assembles and integrates these devices into components that are sold primarily to Original Equipment Manufacturers ("OEMs") in the fiber optic market. Products incorporating these devices are used primarily in computer communication networks, voice communications devices, cable TV and fiber optic test instruments. The Company develops and markets three product lines: laser diodes and LED-based components, integrated transmitting and receiving modules, and stand-alone products. The Company markets and sells its products both domestically and internationally.

         In 1995, the Company acquired certain assets and the distribution business of two companies located in Israel (see Note 2). The results of operations of the acquired businesses since the acquisition dates have been included in the accompanying consolidated financial statements. The following summarized unaudited pro forma financial information assumes the acquisitions occurred on January 1, 1994 and 1995:



                                                  Year Ended
                                                  December 31,
                                      ---------------------------------
                                          1994                 1995
                                      -----------           -----------
         Revenues, net                $36,781,000           $47,005,000
         Net income (loss)             (8,627,000)            3,782,000
         Earnings (loss) per
           common share               $     (1.37)          $      0.41
                                      ===========           ===========



         Pro forma net income (loss) and earnings (loss) per share amounts do not include the purchased technology in progress costs included in the accompanying 1995 Statement of Operations.


         The pro forma net loss in 1994 primarily related to a non-recurring write-off of inventories and accounts receivable in the amount of $7.2 million relating to an acquisition of a company by ACE 400 Communications, Ltd., a company acquired by the Company in 1995 (see Note 2).

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, N-Base Communications, Inc. and N-Base Communications Ltd. All significant intercompany transactions and accounts have been eliminated.

         Foreign Currency Translation

         N-Base Communication Ltd.'s (N-Base) financial statements have been prepared in U.S. Dollars as the currency of the primary economic environment in which the operations of N-Base are conducted is the U.S. dollar. Thus, the functional currency of N-Base is the U.S. dollar.

         Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards NO. 52, and are included in determining net income or loss.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition

         The Company recognizes revenue upon shipment of products. Customer deposits represent advance payments from customers which are deferred until the related revenue has been earned.

         The Company's three largest customers together accounted for approximately 22 percent, 13 percent and 14 percent of the Company's revenues in 1993, 1994 and 1995, respectively. At December 31, 1994, there was one customer with a significant receivable balance, which was equal to 10 percent of total receivables. There were no significant receivable balances at December 31, 1993 and 1995.

         Sales to foreign countries approximated 18 percent, 19 percent and 45 percent of the Company's revenues in 1993, 1994 and 1995, respectively. There have been no significant sales to any one geographical area through 1995.

         Purchased Technology in Progress and Restructuring Costs

         In connection with the Company's acquisitions (see Note 2), the Company acquired incomplete research and development (R&D) projects that will be included in the current R&D activities of the Company. For projects that will have no alternative future use to the Company and where technological feasibility had not yet been established, the Company allocated $6,211,000 of the purchase price to technology in progress and recorded the expense during the year ended December 31, 1995.

         Also in connection with the Company's acquisitions, during the year ended December 31, 1995, the Company recorded $1,465,000 as restructuring costs, which primarily related to the closing of several Company facilities, a reduction of its workforce, and the settlement of distribution agreements. The reduction of the workforce related to 63 employees, of which six were upper management personnel.

The following summarizes the major restructuring costs:

         Accrued termination benefits                   $  221,000
         Accrued legal and other                           201,000
                                                        ----------
                  Total accrued costs                      422,000
                                                        ----------
         Closing of facilities                             179,000
         Settlement of distribution agreements             205,000
         Termination benefits                              427,000
         Other costs                                       232,000
                                                        ----------
                  Total cash paid                        1,043,000
                                                        ----------
                                                        $1,465,000
                                                        ==========

         Restricted Cash Balances

         Cash balances include restricted deposits with a bank amounting to $6,272,000 at December 31, 1995, which are given as a security against letters of credit issued by the bank on behalf of the Company (see Note 5).

         Investments

         As of December 31, 1994 and 1995, short-term investments consisted of the following, at cost:

                                         1994                1995
                                      ----------          ----------
         Time Deposit                 $   28,000           $     -
         U.S. Treasury notes           2,708,000           1,000,000
                                      ----------          ----------
                                      $2,736,000          $1,000,000
                                      ==========          ==========

         During 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The adoption of this standard did not have a material impact on the Company's results of operations in 1994.

         As defined by the new standard, the Company has classified all investments as "held-to-maturity" investments and all investments are recorded at their amortized cost basis, which approximated their fair value at December 31, 1995. All investments mature in 1996.

         Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market and consist of material, labor and overhead.

         Inventories consisted of the following as of December 31, 1994 and 1995:

                                     1994                1995
                                  ----------          ----------
         Raw materials            $  910,000          $4,750,000
         Work-in-process             307,000           2,035,000
         Finished goods            1,449,000           1,597,000
                                  ----------          ----------
                                  $2,666,000          $8,382,000
                                  ==========          ==========

         Property and Equipment

         Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred, while significant replacements and betterments are capitalized.

         Depreciation and amortization are provided using the straight-line method based upon the estimated useful lives of the related assets. Useful lives range from five to fifteen years.

         Goodwill

         The Goodwill resulted from the Company's acquisitions during 1995. It is amortized on a straight-line basis over 8 years.

         Warranty

         The Company warrants its products against defects in materials and workmanship for one to three year periods. The estimated cost of warranty obligations is recognized at the time of revenue recognition.

         Statements of Cash Flows

         For the purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

         Cash paid for income taxes was $450,000 in 1993, $834,000 in 1994 and $932,000 in 1995. There was no cash paid for interest in 1993 and 1994. Cash paid for interest was $102,000 in 1995.

         During the year ended December 31, 1995, the Company purchased property and equipment with a cost of $100,000 through a capital lease agreement. This non-cash transaction, which has been recorded in the December 31, 1995 Balance Sheet, is excluded from the December 31, 1995 Statement of Cash Flows.

         The 1995 Statement of Cash Flows includes an amount of $5,691,000 that represents the fair value of consideration given and net liabilities assumed for the Company's acquisitions that was allocated to purchased technology in progress. This amount differs from the amount shown on the 1995 Statement of Operations by $520,000, which represents legal, consulting and other costs which were allocated to purchased technology in progress on the Statement of Operations (see Note 2).

         Earnings Per Common Share

         Earnings per common share are based on the weighted average number of shares of common stock and common stock equivalents (dilutive stock warrants and stock options) outstanding during the related periods (adjusted retroactively for the exchange of shares described in Note 6). The weighted average number of common stock equivalent shares includes shares issuable upon the assumed exercise of stock warrants and options, less the number of shares assumed purchased with the proceeds available from such exercise. The effect of dilutive common share equivalents is not included in the loss per common share calculation for 1995. Fully diluted earnings per share differs from primary earnings per share in 1994.

         Reclassifications

         Certain reclassifications have been made to prior years' amounts to conform to the current year presentation.

2.       ACQUISITIONS AND RESTRUCTURING

         On May 1, 1995, the Company acquired certain assets and the distribution business of Galcom Networking, Ltd. (Galcom), a network equipment company located in Israel. The purchase price paid by the Company was approximately $900,000 in cash and the assumption of approximately $1,800,000 in liabilities and debt.

         On June 29, 1995, the Company acquired certain assets and the distribution business of ACE 400 Communications, Ltd. (ACE), a network equipment company located in Israel. The purchase price paid by the Company was $100,000 in cash, the assumption of $466,667 in liabilities and debt, the issuance of 284,977 shares of the Company's common stock (valued at $3,910,000), and extended a right to ACE to sell to the Company up to $400,000 of ACE's inventory.

         Subsequent to the acquisition dates, the Company consolidated operations in Israel and formed a new subsidiary in Israel named N-Base Communications Ltd. Each of the businesses acquired also owned a subsidiary in the United States. These operations were also consolidated and the Company formed a new subsidiary in the United States named N-Base Communications, Inc.

         Both acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair values, as follows:

         Inventory                                     $   319,000
         Property and equipment                            600,000
         Current liabilities and debt                   (2,267,000)
                                                       -----------
                  Net liabilities assumed               (1,348,000)

         Cash paid for legal, consulting and
           other costs                                    (395,000)
         Accrued legal, consulting and others
           costs                                          (125,000)
         Common stock issued to sellers                 (3,910,000)
         Cash paid to sellers                           (1,000,000)
                                                       -----------
                  Paid or accrued                       (6,778,000)

         Allocated to purchased
           technology in progress                        6,211,000
                                                       -----------
         Goodwill                                      $   567,000
                                                       ===========


         In connection with the acquisition of certain assets from Galcom, the Company issued warrants to Galcom to purchase 112,500 shares of common stock at prices ranging from $9.83 to $14.75 per share. The Company also issued warrants to purchase 37,500 common shares to former employees of Galcom at prices ranging from $8.50 to $9.50 per share, warrants to purchase 495,000 common shares at prices ranging from $8.50 to $9.50 per share to existing employees and consultants, warrants to purchase 22,500 common shares at $8.50 per share to an outside consultant, and warrants to purchase 18,000 common shares at $8.50 per share to a company for design services performed. All of these warrants are exercisable over a five year period.

         In connection with the acquisition of certain assets from ACE, the Company issued warrants to the trustee of ACE to purchase 150,000 common shares at $9.15 per share, and issued warrants to purchase 15,000 shares at $9.33 per share to an ACE employee. All of these warrants are exercisable over a five year period.

3.       INCOME TAXES

         In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (SFAS 109), which was adopted by the Company in fiscal 1992.

         Under SFAS 109, deferred income tax assets or liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

         The components of the net deferred income tax asset at December 31, 1994 and 1995 are as follows:

                                                    1994               1995
                                                  --------          ----------
         Allowance for bad debts                  $120,000          $  298,000
         Inventory reserve                         124,000             141,000
         Warranty reserve                           40,000              80,000
         Accrued restructuring costs                   -               213,000
         State income taxes                         79,000              84,000
         Other, net                                  9,000             (12,000)
                                                  --------          ----------
                  Current portion                  372,000             804,000

         Net operating loss carryforward               -             1,350,000
         Valuation reserve                             -              (425,000)
                                                  --------          ----------
                                                       -               925,000
                                                  --------          ----------
                                                  $372,000          $1,729,000
                                                  ========          ==========

         The provision for income taxes for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                         1993          1994           1995
                                       --------     ----------     ----------
         Current  - Federal            $428,000     $1,051,000     $1,112,000
                  - State               103,000        214,000        247,000
                  - Foreign                 -              -              -
                                       --------     ----------     ----------
                                        531,000      1,265,000      1,359,000
                                       --------     ----------     ----------

         Deferred - Federal             (37,000)      (252,000)      (333,000)
                  - State                (7,000)       (30,000)       (99,000)
                  - Foreign                 -              -         (925,000)
                                       --------     ----------     ----------
                                        (44,000)      (282,000)    (1,357,000)
                                       --------     ----------     ----------
         Provision for income taxes    $487,000     $  983,000     $    2,000
                                       ========     ==========     ==========

         In 1995, the Company incurred a consolidated loss before the provision for income taxes of $1,271,000, but recorded pre-tax income from its United States operations in the amount of $2,616,000. The Company's foreign operations recorded a pre-tax loss of $3,887,000.

         Differences between the provision for income taxes and income taxes at the statutory federal income tax rate based on U.S. pre-tax income for the years ended December 31, 1993, 1994 and 1995 are as follows:

                                     1993                    1994                   1995
                             ---------------------   ---------------------   --------------------
                              Amount      Percent     Amount      Percent     Amount     Percent
                             --------    ---------   --------    ---------   --------   ---------
         Income tax
           provision
           (benefit) at
           statutory
           federal rate      $451,000      34.0%     $884,000      34.0%     $889,000     34.0%
         State and
           local income
           taxes, net
           of federal
           income tax
           effect              81,000       6.1       159,000       6.1       160,000      6.1
         Research and
           development
           credit             (94,000)     (7.1)     (138,000)     (5.3)     (173,000)    (6.7)
         Effect of
           foreign net
           operating loss
           carryforwards          -           -           -           -      (925,000)    (35.4)
         Other items,
           net                 49,000       3.7        78,000       3.0        51,000      2.0
                             --------      ----      --------      ----      --------     ----
                             $487,000      36.7%     $983,000      37.8%     $  2,000       - %
                             ========      ====      ========      ====      ========     ====

         The Company's subsidiary in Israel, N-Base Communications Ltd. (N-Base), is subject to the provisions of the Income Tax Law of 1985. During 1995, N-Base incurred a taxable loss of approximately $3.8 million. According to Israeli tax law, this loss may be carried forward for an indefinite period of time. The taxable loss was due to the non-recurring write-off of research and development projects in progress in the amount of approximately $6.1 million in 1995. The Company has recorded a net long-term deferred tax asset relating to the loss carryforward in the amount of $925,000 at December 31, 1995. A full reserve has not been recorded against the asset due to the probability of its recoverability. The reserve that has been recorded reflects the Company's estimate of the amount that may not be realized due to the benefit period described below.

         In 1995, N-Base qualified for a program under which it will be eligible for a tax exemption on its income for a period of ten years from the beginning of the benefits period. The Company estimates that the benefit period will begin in 1996 or 1997.

         The Company does not provide U.S. federal income taxes on the undistributed earnings of its foreign operations. The Company's policy is to leave the income permanently invested in the country of origin. Such amounts will only be distributed to the United States to the extent any federal income tax can be fully offset by foreign tax credits.

4.       LOANS RECEIVABLE FROM OFFICERS

         During 1994 and 1995, the Company loaned certain amounts to three of its officers. The total amounts due from the officers as of December 31, 1994 and 1995 was $42,000 and $10,000, respectively.

5.       COMMITMENTS

         Lease Commitments

         In March 1993, the Company entered into an agreement to lease office and manufacturing space. The lease term is for six years, terminating in March 1999, with an average base rent of $64,000 per year. The agreement includes lease incentives, with free rent for several months of the lease term, primarily in 1993. As of December 31, 1995, the Company has recorded a deferred rent liability of $46,000 to properly reflect straight-line rent expense.

         The Company leases all of its facilities and certain equipment under noncancelable capital and operating leases, expiring at various dates through 2003. Minimum future obligations under such agreements at December 31, 1995 are as follows:

                                                     Capital        Operating
                                                     Leases           Leases
                                                     -------        ----------
                 1996                                $35,000        $  353,000
                 1997                                 25,000           314,000
                 1998                                 11,000           316,000
                 1999                                   -              194,000
                 2000                                   -              173,000
                 Thereafter                             -              270,000
                                                     -------        ----------
                                                      71,000        $1,620,000
                                                                    ==========
                 Less--Amount
                   representing interest              (4,000)
                                                     -------
                                                      67,000
                 Less--Current portion               (33,000)
                                                     -------
                                                     $34,000
                                                     =======


         Rent expense under noncancelable operating lease agreements for the years ended December 31, 1993, 1994 and 1995 was $90,000, $115,000 and $405,000,
respectively.

         Employment Agreements

         In March 1992, the Company entered into three-year employment agreements with three key officers of the Company which became effective in December 1992. The agreements specify annual salaries of $100,000 to $110,000 for each of the officers, plus annual bonuses to be determined by the Board of Directors.

         Consulting Agreement

         In March 1993, the Company entered into an agreement with a company which is affiliated with the Company's former Chief Financial Officer, to provide financial and managerial services for a fee of $2,200 per month, plus reimbursement for travel, transportation and other authorized and necessary expenses. The term of the agreement is 29 months. In addition, the consulting company received a four-year warrant to purchase up to 12,500 shares of common stock at 120 percent of the initial public offering price ($4.80 per share) and a cash bonus of $75,000 at the time of the closing of the initial public offering. As of December 31, 1995, all of these common stock warrants had been exercised and none were outstanding.

         Royalty Commitment

         As part of the purchase agreements referred to in Note 2, the selling companies' commitments to pay royalties to the State of Israel were assigned to the Company. The commitments arose in consequence of the participation of the Israeli Government in product development through the payment of grants.

         The royalties are payable at a rate of between 1.5 percent and 3.0 percent of the sales proceeds of the products developed up to 150 percent of the amount of the grants received. The balance of the commitment for royalties at December 31, 1995 amounted to $6,150,000.

         Letter of Credit

         During 1995, the Company, in connection with its acquisitions in Israel (see Note 2), entered into a stand-by letter of credit arrangement with a bank in the amount of $4,935,000. The arrangement expires in 1997.

6.       EQUITY TRANSACTIONS

         Merger/Exchange of Shares


         Effective April 7, 1992, MRV Technologies, Inc. (the predecessor company, which was incorporated in California in July 1988) was merged into MRV Communications, Inc., a new Delaware corporation. All of the 5,240 issued and outstanding shares of the predecessor company were exchanged for an aggregate of 3,686,250 shares of the common stock of the Company. The financial statements for all years presented give retroactive effect to this exchange of shares and merger. In addition, the articles of incorporation for the new Delaware corporation provide for the issuance of up to 1,000,000 shares of Preferred Stock, $0.01 par value.

         Secondary Public Offering

         In January 1995, the Company completed a secondary public offering of its common stock. The Company sold 1,350,000 shares at a price of $8.00 per share. The gross and net proceeds of the offering were $10,800,000 and $9,355,000, respectively.

         In connection with this offering, the Company sold to the representatives of the underwriters three-year warrants to purchase 150,000 shares of common stock at a price of $11.20 per share. The warrants may be exercised beginning in January 1996 and expire in January 1999.

         Initial Public Offering

          In December 1992, the Company completed an initial public offering of its common stock. The Company sold 488,750 units, each unit consisting of four and a half shares of common stock and three redeemable common stock purchase warrants, at a price of $8.00 per unit. The gross proceeds of the initial public offering were $5,865,000. This amount, net of deferred underwriting commissions and other costs totaling $1,336,000, was recorded in common stock and capital in excess of par value in the accompanying financial statements.

          The three common stock purchase warrants included in the units (the IPO warrants) became immediately detachable and separately transferable. Each warrant entitled the registered holder to purchase, at any time over a five-year period, one and a half shares of common stock at a price of $3.33 per share, but were subject to redemption by the Company at $.03 per warrant on 30 days prior written notice. On October 27, 1994, the Company called for the redemption of all of these 1,466,250 outstanding warrants. As of November 25, 1994, the redemption date, 1,463,883 of these outstanding warrants were exercised at $3.33 per share, and the remaining 2,367 warrants were redeemed by the Company.

          In connection with the public offering, the Company issued to the representatives of the underwriters five-year warrants (the Underwriter warrants) to purchase 42,500 additional units (or 318,750 shares) at a price of $10.40 per unit. As of December 31, 1995, 306,750 shares relating to these warrants had been issued and warrants to purchase 12,180 shares were outstanding. These warrants expire in December 1997.



         The gross proceeds from the exercise of the IPO and Underwriter warrants was $5,754,000. This amount, net of underwriting fees and other costs of $257,000, was recorded in common stock and capital in excess of par value in the accompanying financial statements.


          Also, in connection with the public offering, the Company issued bridge loans with a face value of $140,000 and an interest rate equal to the prime rate plus two percent. During fiscal 1992, the Company repaid the bridge loans from the proceeds of the offering. In connection with the issuance of the notes, the Company issued 52,500 stock warrants to the holders of the notes. The amount attributed to the value of the warrants, $42,000, is recorded as capital in excess of par value in the accompanying financial statements. The warrants allow one and a half shares of common stock to be purchased for each $4.00 of notes. The exercise price of the warrants is $.53 per share or 20 percent of the public offering price. The warrants are exercisable for a five-year period, expiring in January 1997. As of December 31, 1995, 7,500 of these warrants were outstanding.


         Common Stock Purchase Warrants

         A summary of warrant activities is as follows:

                                           Number          Exercise
                                         of Shares          Prices
                                        ----------      ---------------
         Balance, December 31, 1992      1,856,250      $ 0.53 to  3.41
           and 1993

           Issued                              -                    -
           Exercised                     1,719,715        3.33 to  3.41
           Redeemed                         (2,367)                3.33
                                        ----------      ---------------
         Balance, December 31, 1994        134,168        0.53 to  3.41

           Issued                        1,050,000        8.50 to 14.75
           Exercised                      (118,237)       0.53 to  3.41
           Redeemed                            -                    -
                                        ----------      ---------------
         Balance, December 31, 1995      1,065,931      $ 0.53 to 14.75
                                        ==========      ===============



         At December 31, 1995, warrants to purchase 1,065,931 shares were outstanding, of which 3,750 were exercisable at $0.53 per share. There were no warrants issued, exercised or redeemed during 1993.

         Stock Option Plan

         In March 1992, the Board of Directors and stockholders of the Company adopted a stock option plan (the Plan) that provides for the granting of options to purchase up to 450,000 shares of common stock, consisting of both incentive stock options and non-qualified options. In June 1995, the Board of Directors and stockholders of the Company authorized options to purchase an additional 450,000 shares. Incentive stock options are issuable only to employees of the Company and may not be granted at an exercise price less than the fair market value of the common stock on the date the option is granted. Non-qualified stock options may be issued to non-employee directors, consultants and others, as well as to employees, with an exercise price established by the Board of Directors. All incentive stock options granted as of December 31, 1995 have been granted at prices equal to the fair market value of the common stock on the grant date, and all options granted expire five years from the date of grant. All of the incentive stock options granted become exercisable beginning one year from the date of grant in equal installments over a three year period, while the non-qualified options become fully exercisable beginning six months from the date of the grant. There were no options granted prior to December 31, 1993.

         A summary of option activities under the Plan is as follows:


                                         Number            Option
                                        of Shares           Prices
                                        --------      ----------------
         Balance, December 31, 1993          -        $            -

           Granted                       256,050         3.08 to  6.33
           Exercised                         -                     -
           Canceled                      (60,750)        3.08 to  3.83
                                        --------      ----------------
         Balance, December 31, 1994      195,300         3.08 to  6.33

           Granted                       405,750         7.25 to  9.50
           Exercised                     (23,250)        3.08 to  6.33
           Canceled                          -                     -
                                        --------      ----------------
         Balance, December 31, 1995      577,800      $  3.08 to  9.50
                                        ========      ================


         Escrow Agreement

          In 1992, the Company entered into an agreement with certain of its employee/officer stockholders under which 1,312,500 shares of common stock held by the individuals were placed in escrow for a seven-year term. The agreement specifies that a certain number of the escrow shares may be released to the stockholders periodically if the Company achieves certain income goals or if the market price of the Company's common stock reaches certain levels. As of December 31, 1994, the Company had achieved the necessary levels and all of the shares in escrow were released.



7.        FOREIGN OPERATIONS

          The company operates principally in 4 geographic areas: the United States, the European Community, the Pacific Rim and the Middle East. Following is a summary of information by areas as of and for the year ended December 31, 1995.

                                                    United       European      Middle       Pacific     All other
                                                    States       Community      East          Rim         areas       Total
                                                  -----------   ----------   ----------   ----------   ----------   -----------
        Sales to unaffiliated customers           $21,542,000   $9,702,000   $3,750,000   $2,509,000   $1,600,000   $39,202,000
        Loss from operations                      $(1,058,000)  $ (477,000)  $ (184,000)  $ (123,000)  $  (83,000)  $(1,025,000)
        Identifiable assets                       $27,660,000   $      --    $5,647,000   $      --    $      --    $33,307,000


          Intercompany sales between geographic areas, which have been eliminated from sales to unaffiliated customers and which are accounted for as arms length transactions were as follows:


        From the Middle East to the United States               $1,734,000
        From the United States to the Middle East               $  117,000


8.       UNAUDITED INFORMATION

         Basis of Presentation

         The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto, appearing elsewhere herein. The results for the interim periods presented are not necessarily indicative of results to be expected for the full year.

         Common Stock and Stock Split

         On March 5, 1996, the stockholders of the Company authorized an additional 10,000,000 common shares and a 3 for 2 stock split. All share amounts have been retroactively restated to give effect to the split.

         Investments

         As of March 31, 1996, short-term investments consisted primarily of a U.S. Treasury note. The investment is classified as a "held-to-maturity" investment and is recorded at its amortized cost basis.

         Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market and consist of material, labor and overhead. As of March 31, 1996, inventories consisted of the following:

                  Raw materials                   $5,080,000
                  Work-in-process                  2,572,000
                  Finished goods                   2,230,000
                                                  ----------
                                                  $9,882,000
                                                  ==========

         Significant Customers

         During the three months ended March 31, 1996, the Company's three largest customers accounted for approximately 20 percent of the Company's revenues.

         Supplemental Cash Flow Information

         Cash paid for income taxes during the three month periods ended March 31, 1995 and 1996 was $475,000 and $640,000, respectively. There was no cash paid for interest during the three month periods ended March 31, 1995 and 1996.

         Income Taxes

         For the three months ended March 31, 1996, the provision for income taxes differs from the amount computed by applying the Federal statutory income tax rate to the income before provision for income taxes as follows:

         Expected Federal tax benefit            $ 952,000        34.0%
         State tax benefit, net of Federal
           tax benefit                             171,000         6.1
         Research and development credit           (45,000)       (1.6)
         Effect of foreign income tax
           benefits                               (157,000)       (5.6)
                                                 ---------        ----
                Total                            $ 921,000        32.9%
                                                 =========        ====

         Common Stock Purchase Warrants

         In January 1996, the Company issued warrants to purchase 143,330 shares of common stock at the exercise price of $25.25 per share in exchange for the right to acquire a 50 percent interest in an Italian networking company. The right was exercised in May 1996. Also in January 1996, the Company issued warrants to purchase 21,667 shares of common stock at the exercise price of $25.25 per share in exchange for consulting services performed. All of these warrants expire in January 2001.

          Foreign Operations

          The company operates principally in 4 geographic areas: the United States, the European Community, the Pacific Rim and the Middle East. Following is a summary of information by areas as of and for the three months ended March 31, 1996.


                                                    United       European      Middle       Pacific     All other
                                                    States       Community      East          Rim         areas       Total
                                                  -----------   ----------   ----------   ----------   ----------   -----------
        Sales to unaffiliated customers           $ 9,524,000   $3,198,000   $1,146,000   $  949,000   $  712,000   $15,529,000
        Income from operations                    $ 1,668,000   $  560,000   $  201,000   $  166,000   $  125,000   $ 2,720,000
        Identifiable assets                       $31,510,000   $      --    $5,177,000   $      --    $      --    $36,687,000


          Intercompany sales between geographic areas, which have been eliminated from sales to unaffiliated customers and which are accounted for as arms length transactions were as follows:


        From the Middle East to the United States               $  509,000
        From the United States to the Middle East               $  119,000


                             GALCOM NETWORKING LTD.

                       CONSOLIDATED FINANCIAL STATEMENTS


                                    CONTENTS


                                                                          Page
                                                                          ----
Report of the Auditors

Consolidated Financial statements

Balance Sheets                  as at December 31, 1994 and 1993           F-24

Statements of Operations        for the years ended December 31, 1994,
                                1993 and 1992                              F-26

Statements of Changes in
  Shareholders' Equity          for the years ended December 31, 1994,
                                1993 and 1992                              F-27

Statements of Cash Flows        for the years ended December 31, 1994,
                                1993 and 1992                              F-28

Notes to the Consolidated
  Financial Statements                                                     F-30

Unaudited Interim Period                                                   F-41

- -----------


          The results of Galcom Networking, Ltd. for the four months ended April 30, 1995 include only those related to the assets purchased by MRV.

                               [BDO LETTERHEAD]


                 REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF

                             GALCOM NETWORKING LTD.


We have examined the consolidated balance sheets of GALCOM NETWORKING LTD. ("the Company") and its subsidiaries as at December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. Our responsibility is to express an opinion on these financial statements on the basis of our audits.

The financial statements of consolidated subsidiaries, whose assets constitute approximately 4% and 9% of total consolidated assets at December 31, 1994, and 1993, respectively and whose total revenues constitutes approximately 18% and 8% of total consolidated revenues for the years ended December 31, 1994 and 1993, respectively, were audited by other certified public accountants whose reports thereon have been furnished to us. Our opinion expressed herein, insofar as it relates to the amounts included for the abovementioned subsidiaries, is based solely upon the reports of the other accountants.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Auditors' (Mode of Performance) Regulations (Israel), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the Unites States. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management of the Company, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our examinations and the reports of the other accountants referred to above, the aforementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at December 31, 1994 and 1993 and their consolidated results of operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with accounting principles generally accepted in Israel. Such Israeli accounting principles differ in certain respects from those followed in the United States (see Note 21 to the consolidated financial statements).


/s/ BDO ALMAGOR & CO.

BDO Almagor & Co.
Certified Public Accountants (Israel)



Ramat-Gan, Israel
June 7, 1995

                             [SNC & CO. LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Galcom, Inc.
Gaithersburg, Maryland

We have audited the accompanying balance sheets of Galcom, Inc. (a wholly-owned subsidiary of Galcom Networking Ltd.) as of December 31, 1994 and 1993, and the related statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galcom, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ STERLING, NAPPEN, CHAVKIN & CO.

Certified Public Accountants
January 26, 1995

                          CONSOLIDATED BALANCE SHEETS


                                                         DECEMBER 31,
                                                    ---------------------
                                                     1994            1993
                                                    -----           -----
                                            NOTE     US$             US$
                                            ----    -----           -----
                                                        (IN THOUSANDS)

CURRENT ASSETS

  Cash and cash equivalents                           477             139
  Accounts receivable:
    Trade                                           2,287           1,704
    Other                                    3        556             914
  Short term investments                            4,072               -
  Inventories                                4        876           1,698
                                                   ------          ------
      Total current assets                          8,268           4,455
                                                   ------          ------

INVESTMENTS

  Investment in other company                5        519             778
                                                   ------          ------

LONG-TERM INVESTMENTS                               1,409               -
                                                   ------          ------

FIXED ASSETS

  Cost                                       7      2,361           1,871
  Less: Accumulated depreciation                      954             433
                                                   ------          ------
                                                    1,407           1,438
                                                   ------          ------

OTHER ASSETS, NET                                      75             121

                                                   ------          ------
                                                   11,678           6,792
                                                   ======          ======


    The accompanying notes are an integral part of the financial statements.

                                                         DECEMBER 31,
                                                    ---------------------
                                                     1994            1993
                                                    -----           -----
                                            NOTE     US$             US$
                                            ----    -----           -----
                                                        (IN THOUSANDS)
CURRENT LIABILITIES

  Short-term credits                                1,646           1,019
  Accounts payable:
    Trade                                           2,014           1,532
    Other                                    8      1,223             857
                                                   ------          ------
      Total current liabilities                     4,883           3,408

LONG-TERM DEBT                               9        926             249

PROVISION FOR SEVERANCE PAY, NET            10        172             182
                                                   ------          ------
      Total liabilities                             5,981           3,839
                                                   ------          ------
COMMITMENTS AND CONTINGENT LIABILITIES      11

MINORITY INTEREST                                   3,461               -
                                                   ------          ------

SHAREHOLDERS' EQUITY

  Share capital                             12      6,288           6,138
  Foreign currency translation adjustment             474             -
  Accumulated deficit                              (4,526)         (3,185)
                                                   ------          ------
                                                    2,236           2,953
                                                   ------          ------

                                                   ------          ------
                                                   11,678           6,792
                                                   ======          ======


    The accompanying notes are an integral part of the financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                        YEAR ENDED DECEMBER 31,
                                        -----------------------
                                          1994   1993    1992
                                         ------ ------  ------
                                NOTE       US$    US$     US$
                                ----     ------ ------  ------
                                             (IN THOUSANDS)

Sales                            15      8,677   6,964   4,860
Cost of sales                    16      7,222   4,519   3,239
                                         -----   -----   -----
    GROSS PROFIT                         1,455   2,445   1,621

Research and development
  expenses, net                  17        577     948     415
Selling, general and
  administrative expenses,
  net                            18      4,367   3,585   1,976
                                        ------  ------   -----

OPERATING INCOME (LOSS)
  BEFORE FINANCIAL EXPENSES             (3,489) (2,088)   (770)

Financial expenses, net                   (989)   (288)    (37)

Other income, net                 6      2,855       -       -
                                        ------   -----   -----
INCOME (LOSS) BEFORE TAXES
  ON INCOME                             (1,623) (2,376)   (807)

Taxes on income                  14        (14)    (84)      -
Minority interest in net
  losses of consolidated
  subsidiary                               373       -       -
                                        ------  ------   -----

LOSS FROM CONTINUING
  OPERATIONS                            (1,264) (2,460)   (807)

Loss from discontinued
  operations                               (77)      -       -
                                        ------  ------   -----

Net loss                                (1,341) (2,460)   (807)
                                        ======  ======   =====



   The accompanying notes are an integral part of the financial statements.

                             GALCOM NETWORKING LTD.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY




                                                                            FOREIGN       RETAINED
                                                                           CURRENCY       EARNINGS
                                                SHARE        CAPITAL      TRANSLATION   (ACCUMULATED
                                               CAPITAL       SURPLUS      ADJUSTMENT      DEFICIT)           TOTAL
                                               -------       -------      ----------    ------------        -------
                                                 US$           US$           US$             US$              US$
                                               -------       -------      ----------    ------------        -------
                                                                          (IN THOUSANDS)

BALANCE AS OF JANUARY 1, 1992                     34              -            -               135             169

Loss for the year                                                                             (807)           (807)

Issue of bonus shares                             53              -            -               (53)              -

Issue of ordinary shares                          20              -            -                 -              20

Issue of preferred shares                         21          1,541            -                 -           1,562
                                                 ---          -----          ---            -------          -----

BALANCE AS OF DECEMBER 31, 1992                  128          1,541            -              (725)            944

Loss for the year                                  -              -            -            (2,460)         (2,460)

Issue of ordinary shares                          31          4,438            -                 -           4,469
                                                 ---          -----          ---            -------          -----

BALANCE AS OF DECEMBER 31, 1993                  159          5,979            -            (3,185)          2,953

Loss for the year                                  -              -            -            (1,341)         (1,341)

Issue of ordinary shares                           -            150            -                 -             150

Foreign currency translation adjustment            -              -          474                 -             474
                                                 ---          -----          ---            -------          -----

BALANCE AS OF DECEMBER 31, 1994                  159          6,129          474            (4,526)          2,236
                                                 ===          =====          ===            =======          =====


                              The accompanying notes are an integral part of the financial statements.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                               YEAR ENDED DECEMBER 31,
                                               -----------------------
                                                1994    1993    1992
                                               ------  ------  ------
                                                 US$     US$     US$
                                               ------  ------  ------
                                                    (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     (1,341) (2,460)   (807)
  Adjustments to reconcile net loss to
    cash used in operating activities
    (See Appendix A)                             (620)   (585)   (384)
                                               ------  ------  ------
NET CASH USED IN OPERATING ACTIVITIES          (1,961) (3,045) (1,191)
                                               ------  ------  ------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in subsidiaries and others           (93)   (778)      -
  Purchase of fixed assets                       (797)   (854)   (553)
  Purchase of other assets                                (45)   (134)
  Redemption of (investment in)
    bank deposit                                    -     111    (111)
  Purchase of marketable securities
    and other investments not held
    for trading                                (1,057)      -       -
  Purchase of short-term securities            (2,378)      -       -
  Grant of short-term loans                    (2,073)      -       -
  Proceeds from sale of fixed assets              248       9      14
                                               ------  ------  ------
NET CASH USED IN INVESTING ACTIVITIES          (6,150) (1,557)   (784)
                                               ------  ------  ------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from share issue by
    subsidiary                                  6,253       -       -
  Issue of shares                                 150   4,469   1,582
  Increase in short-term bank
    credits, net                                  196      99     306
  Long-term loans received                      1,275     315     162
  Repayment of long-term loans                   (266)   (173)    (44)
                                               ------  ------  ------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                    7,608   4,710   2,006
                                               ------  ------  ------

Effect of exchange rate changes
  on cash                                         841       -       -
                                               ======  ======   =====

INCREASE IN CASH AND CASH
  EQUIVALENTS                                     338     108      31

BALANCE OF CASH AND CASH
  EQUIVALENTS AT THE
  BEGINNING OF THE YEAR                           139      31       -
                                               ------  ------  ------

BALANCE OF CASH AND CASH
  EQUIVALENTS AT THE
  END OF THE YEAR                                 477     139      31
                                               ======  ======  ======


   The accompanying notes are an integral part of the financial statements.

                       STATEMENTS OF CASH FLOWS (CONTD.)




                                               YEAR ENDED DECEMBER 31,
                                               -----------------------
                                                 1994   1993    1992
                                                ------ ------  ------
                                                  US$    US$     US$
                                                ------ ------  ------
                                                    (IN THOUSANDS)

APPENDIX A
ADJUSTMENTS TO RECONCILE NET LOSS TO CASH
  FLOWS USED IN OPERATING ACTIVITIES

ITEMS NOT INVOLVING CASH FLOWS:
  Capital loss                                      -       2       3
  Capital gain from issue to third party       (2,883)      -       -
  Loss from marketable securities                 379       -       -
  Erosion of long-term debt                        88       -      (1)
  Depreciation of fixed assets and
    amortization of other assets                  322     252     118
  Increase (decrease) in provision
    for severance pay, net                        (16)     96      36
  Minority interest in net income                (373)      -       -
  Write-off of inventory                          710       -       -
  Write-off of fixed assets                       343       -       -

CHANGES IN ASSETS AND LIABILITIES:
  Decrease (increase) in accounts receivable      (72)   (992)   (476)
  Decrease (increase) in inventories              161    (463)   (503)
  Increase in accounts payable                    721     520     439
                                               ------    ----    ----
                                                 (620)   (585)   (384)
                                               ======    ====    ====


   The accompanying notes are an integral part of the financial statements.

                             GALCOM NETWORKING LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

GALCON NETWORKING LTD. ("the Company"), which commenced operations in March 1988, is engaged in the production of components and devices used in data communication. The Company became a public company in April 1992.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.      FINANCIAL STATEMENTS IN U.S. DOLLARS

        The functional currency of the Company is the U.S. dollar.

        Transactions and balances denominated in dollars are presented at their dollar amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in Statement No. 52 of the Financial Accounting Standards Board (FASB) of the United States.

        The functional currency of the Company's subsidiary in the United Kingdom is the Pound sterling. The translation of the financial statements of this subsidiary was made according to the principles prescribed in Statement No. 52 of the FASB. Assets and liabilities have been translated at period-end exchange rates and statement of operation items have been translated at average rates prevailing during the period. Such translation adjustments are recorded as a component of shareholders' equity.

        The financial statement of the Company's subsidiary in Israel, whose functional currency is the new Israeli shekel have been adjusted for changes in the Israeli Consumer Price Index ("CPI") and translated at the representative rate of exchange of the shekel for the U.S. dollar as at the balance sheet date. With regard to the translation of the financial statements in accordance with accounting principles generally accepted in the United States, see Note 20.

b.      PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the results of the Company's subsidiaries. All intercompany transactions and balances have been eliminated.

        The subsidiaries as at December 31, 1994 were as follows:

                                                PERCENTAGE      COUNTY OF
                                                SHAREHOLDING    INCORPORATION
                                                ------------    -------------
        Galcom Communication Systems               52.9%        Israel
          (Israel) Ltd.
        Galcom Ltd. (1)                             100%        United Kingdom
        Galcom Inc. (1)                             100%        U.S.A.
        Faxcess Technologies Ltd. (2)                74%        Israel

        (1) The principal activity of both of the above subsidiaries is the marketing of the Company's products in their country of incorporation.

        (2) The principal activity of this company was research and development. Activities were discontinued during 1994.

c.      REVENUE RECOGNITION

        Sales are recognized upon shipment.

d.      CASH AND CASH EQUIVALENTS

        Cash and cash equivalents comprise bank balances whose original term to maturity is less than three months.

                             GALCOM NETWORKING LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

e.      INVENTORIES

        Inventories are valued as follows:

          Raw materials - Lower of cost or market value on a "moving average basis". Work-in-process and finished products - Lower of computed cost or market value.

f.      INVESTMENTS

        Investments in other companies are included at cost which does not exceed their value as estimated by management.

g.      FIXED ASSETS

        Fixed assets are stated at cost.

        Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

                Computers                          20%
                Machinery and equipment          10 - 15%
                Office furniture and equipment    6 - 15%
                Motor vehicles                     15%


        Leasehold improvements are amortized over the term of the lease.

        Fixed assets include assets which are leased under capital leases. The balance of the liability in respect of capital leases is included in long-term debt.

h.      OTHER ASSETS

        Other assets, comprising patents and production and marketing rights (see Note 10b), are stated at cost and are amortized over 5 years.

i.      RESEARCH AND DEVELOPMENT COSTS

        Research and development costs, net of participation, are charged to income as incurred.

j.      BASIS OF LINKAGE AND EXCHANGE RATES

        Balances in, or linked to, currencies other than the dollar are stated on the basis of the representative exchange rates prevailing at the balance sheet date.

        The representative rate of exchange of the U.S. dollar for the new Israeli shekel as at December 31, 1994 was US$ 1 = NIS 3.018.

        Balances which are linked to the Israeli CPI are stated using the index known at the end of the respective year.

        The Israeli CPI increased by 14.5% in 1994 (1993 - 11.2%).

k.      DEFERRED INCOME TAXES

        Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements, and for tax purposes at the tax rates expected to be in effect when these differences reverse, in accordance with Statement No. 109 of the FASB (Accounting for Income Taxes).

                             GALCOM NETWORKING LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3  - OTHER ACCOUNTS RECEIVABLE

Comprised as follows:


                                                     DECEMBER 31,
                                                   ---------------
                                                    1994      1993
                                                   ------    -----
                                                     US$      US$
                                                   ------    -----
                                                    (IN THOUSANDS)
Government of Israel                               110          -
Prepaid expenses                                    30         73
Advances to suppliers                               38         23
Tax authorities                                    196        134
Shareholders (Balances linked
  to the Israeli CPI)                               53        169
Others                                             129        515
                                                   ---        ---
                                                   556        914
                                                   ===        ===

NOTE 4 - INVENTORIES

Comprised as follows:

                                                       DECEMBER 31
                                                   ------------------
                                                    1994      1993
                                                   ------    ------
                                                     US$       US$
                                                   ------    ------
                                                     (IN THOUSANDS)
Raw materials                                      398         837
Work-in-process                                    187         361
Finished products                                  291         500
                                                   ---       -----
                                                   876       1,698
                                                   ===       =====

* NOTE 5 - INVESTMENT IN OTHER COMPANY

As at December 31, 1994, the balance represents the cost of a 17% indirect holding in I.N.C. Communications Pty. Ltd. ("INC"), an Australian company, held through a 50%-held Singapore subsidiary (a dormant company). The Company does not control or exercise any significant influence in INC and, in accordance with Opinion No. 18 of the Accounting Principles Board, does not record this investment using the equity method.

On the basis of available information, the management of the Company estimate that the value of the Company's investment is not lower than its cost, though it has not been able to obtain current financial statements of INC.

NOTE 6 - INVESTMENT IN SUBSIDIARY IN ISRAEL

During 1993, the Company established a wholly-owned subsidiary, Galcom Communication Systems (Israel) Ltd. ("GCS") to undertake the computer communication cable operations, previously carried out by the Company. GCS was incorporated in Israel originally as a private company on June 29, 1993, with the name, Galcom Communication Systems (1993) Ltd. (On October 8, 1993, the Company changed its name to its present name.) The transfer took place on September 30, 1993, when the Company transferred to its subsidiary, GCS, the assets and liabilities relating to its cabling operations at book value, in consideration of which GCS issued 100% of its share capital to the Company.

In February 1994, GCS issued shares in a public offering on the Tel Aviv Stock Exchange and in a private placement for proceeds of US$ 6.5 million. As a result of the issue, the Company's holding in GCS was reduced to 53% and the Company recorded a capital gain of US$ 2,883,000.

* Footnote 5 has been added, all subsequent footnotes have been renumbered.

                            GALCOM NETWORKING, LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - FIXED ASSETS

a.  COMPRISED AS FOLLOWS:

                                                       December 31,
                                                 -----------------------
                                                    1994         1993
                                                 ----------   ----------
                                                     US$          US$
                                                 ----------   ----------
                                                      (In thousands)
Cost:
  Land (see b. below)                                432           214
  Computers, machinery and equipment                 889           843
  Motor vehicles                                     414           375
  Office furniture and equipment                     220           190
  Leasehold improvements                             372           218
                                                   -----         -----
                                                   2,327         1,840

  Base stock                                          34            31
                                                   -----         -----
                                                   2,361         1,871
                                                   =====         =====
  Payments on account of equipment

Accumulated depreciation:
  Computers, machinery and equipment                 693           290
  Motor vehicles                                     122            73
  Office furniture and equipment                      48            29
  Leasehold improvements                              91            41
                                                   -----         -----
                                                     954           433
                                                   =====         =====

b. On December 22, 1993, the Company and GCS and a related company, in concert, undertook to purchase an interest in land in Caesarca of an area of 4.3 dunam for the construction of a plant for the manufacture of communication, computer and high-tech products. The total commitment is for an amount in new Israeli shekels equivalent of US$ 322,500. Of this, US$ 86,000 was paid on signing the agreement, the balance being due to be paid in 11 quarterly installments linked to the Israeli CPI, bearing interest at 3.5%.

    The companies agreed amongst themselves to share equally in any payment due under the agreement.

    The companies undertook that after the construction of the plant is completed, they will sign an agreement with the Caesarca Development Company for a sub-lease agreement, according to which they will lease the abovementioned plot for a period of 49 years, with an option for a further 49 years. When the sub-lease is signed, the deposit paid by the companies will be considered as full payment of the proceeds of the sub-lease and the rest of the liabilities of the companies pursuant to the sub-lease.

c. The Company sold all of its interest in the land at cost to GCS and GCS undertook to pay the balance remaining on the loan (US$ 76,000) which the Company received from the Caesarca Development Company in respect of the land, under the same conditions.

d.  Charges - see Note 13.

                             GALCOM NETWORKING LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - OTHER ACCOUNTS PAYABLE

COMPRISED AS FOLLOWS:



                                                           DECEMBER 31,
                                                       ------------------
                                                       1994         1993
                                                       -----        -----
                                                        US$          US$
                                                       -----        -----
                                                         (IN THOUSANDS)
Payroll and related accruals                            462          329
Advanced from customers                                   -           92
Tax authorities                                          45           93
Related party                                           119            -
Subsidiary                                                -            -
Other accrued expenses                                  597          343
                                                      -----          ---
                                                      1,223          857
                                                      =====          ===


NOTE 9 - LONG-TERM DEBT

a.  COMPRISED AS FOLLOWS:

                                                            DECEMBER 31,
                                                        ---------------------
                                     INTEREST RATE      1994             1993
                                     -------------      ----             ----
                                         %               US$              US$
                                        ----            ----             ----
                                                     (IN THOUSANDS)
Banks:
 In dollars                              6.5                8              16
Other:
 In Israeli currency or linked
  to the Israeli CPI            Unlinked-26%; 4.3-7     1,386             249
 In dollars                              6-10              62              87
                                                        -----             ---
                                                        1,456             352
Less: current maturities                                  530             103
                                                        -----             ---
                                                          926             249
                                                        =====             ===


b.  AGGREGATE MATURITIES OF LONG-TERM DEBT, AS AT DECEMBER 31, 1994, ARE AS
    FOLLOWS:


First year (current maturities)                         530
                                                      -----
Second year                                             524
Third year                                              386
Fourth year                                              16
                                                      -----
                                                        926
                                                      -----
                                                      1,456
                                                      =====

c. The Company obtained a loan of US$ 1 million from a non-bank finance company, against a charge on part of its shares in GCS (which was previously charged to the bank). (These shares are "restricted securities" as defined by the Tel-Aviv Stock Exchange).

    The loan is linked to the Israeli CPI, bears interest at 8.5% per annum and is repayable quarterly over three years.

d.  Charges - see Note 13.

                             GALCOM NETWORKING LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - PROVISION FOR SEVERANCE PAY, NET

The net provision in the balance sheet represents the liability of the Company for severance pay to its employees that is not covered by managers' insurance policies. The custody and management of the amounts paid to the insurance company are independent of the Company and accordingly, such amounts and the related liabilities are not reflected in the balance sheet.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

a.      ROYALTIES

        Royalties are payable to the Office of the Chief Scientist of Israel ("OCS") at the rate of 3% on proceeds from the sale of products arising from the research and development activities for which the OCS has provided grants. Total royalties are not to exceed the grants received, linked to the U.S. dollar.

b.      MANUFACTURING AND MARKETING RIGHTS

        In June 1992, the Company signed an agreement with another company, pursuant to which the Company purchased the rights to manufacture and market a product that was the result of joint development between the two companies for an aggregate price of US$ 100,000. In addition, the Company undertook to pay to the other company up to US$ 10 for each product (as described in the agreement) sold through June 30, 1997.


c.      CLAIMS PENDING

        A number of claims have been made against the Company relating to severance compensation to employees and commission to a former agent. The amounts of the claims have not been finalized and the Company is not in a position to estimate the final outcome of the claims. No provisions have been made in respect of the said claims.

NOTE 12 - SHARE CAPITAL

a.      COMPRISED AS FOLLOWS:

                                                                ISSUED                    FULLY PAID
                                         AUTHORISED     ----------------------       ----------------------
                                           NUMBER        NUMBER        N.I.S.          NUMBER       N.I.S.
                                         ----------     ---------     --------       ---------     --------
        AS AT DECEMBER 31, 1994:
          Ordinary shares of
          NIS 0.3 par value each         2,500,000      1,273,334     382,000        1,273,334     382,000

        Preferred shares of
          NIS 0.3 par value each                 -              -           -                -           -

        AS AT DECEMBER 31, 1993:
          Ordinary shares of
          NIS 0.3 par value each        2,500,000       1,273,334     382,000        1,265,789     379,737

        Preferred shares of
          NIS 0.3 par value each                -               -           -                -           -

b.      CHANGES IN SHARE CAPITAL

        During 1993:

        i. The preferred shares were consolidated with the ordinary shares. The holders of the preferred shares exercised their option to purchase 58,334 ordinary shares for US$ 729,175.

        ii. The Company issued 240,000 ordinary shares, out of which 232,455 were fully paid. Share proceeds were US$ 3,875,025, net of issue expenses, totalling US$ 131,982.

        During 1984:

        i. The balance of 7,545 ordinary shares, which was issued but not paid in 1993, was paid. Share proceeds were US$ 150,000.

                             GALCOM NETWORKING LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - CHARGES

The Company has registered fixed and floating charges on all of its assets (including shares in the subsidiary), share capital and goodwill to secure its liabilities to banks, non-bank finance company and others.

NOTE 14 - TAXES ON INCOME

a.      TAX BENEFITS UNDER VARIOUS TAX LAWS:

          1.  Industrial Company:

              The Company is an "Industrial Company" as defined by the Law for the Encouragement of Industry (Taxes), 1969, and as such, is entitled to certain tax benefits.

          2.  Approved Enterprise:

              The Company's investment program for expansion has been granted "Approved Enterprise" status in accordance with the Law for Encouragement of Capital Investments, 1959. Pursuant to the said law, the Company has elected to adopt the "alternative benefits program" which entitles the Company to a complete exemption from taxes on its undistributed income arising from the revenue that will be derived from the expansion for a period of ten years from the year in which the Company first earns taxable income.

              During 1992, the Company received approval for an extension to the investment amounting to US$ 648,000 under the "alternative benefits program". Through the balance sheet date, the Company has made investments within this program amounting to approximately US$ 250,000.

              The Company has received approval from the Investment Center to assign the abovementioned approval to its subsidiary, Galcom Communication Systems (Israel) Ltd. ("GCS").

b.      TAXATION UNDER INFLATIONARY CONDITIONS:

        All of the Company's income is subject to the provisions of the Income Tax Law (Adjustments for Inflation), 1985, pursuant to which the results for tax purposes are measured in real terms in accordance with changes in the Israeli CPI.

c.      INCOME TAX ASSESSMENTS:

        The Company has not yet received final tax assessments since incorporation.

                             GALCOM NETWORKING LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - INCOME TAXES (contd.)

d.      DEFERRED TAXES

        The main components of the Company's deferred tax assets, as at December 31, 1994, are as follows:

                                                              US$
                                                            -------
                                                         (IN THOUSANDS)
        Deferred tax assets:
          Accrued vacation pay, severance pay and other        453
          Net operating loss carryforwards in Israel         4,285
          Net operating loss carryforwards
            of non-Israeli subsidiaries                        661
                                                            -------
                                                             5,399
              Loss - valuation allowance                    (5,399)
                                                            -------
                                                                 -
                                                            -------
        Deferred tax liabilities                                 -
                                                            -------
                                                                 -
                                                            =======

        Under Statement No. 109 of the FASB, deferred tax assets are to be recognized for the anticipated tax benefits associated with net operating loss carryforwards and deductible temporary differences, unless it is more likely than not that some or all of the deferred tax asset will not be realized. The adjustment is made by a valuation allowance.

        Since the realization of the net operating loss carryforwards and deductible temporary differences of the non-Israeli subsidiaries and the Israeli companies is less likely than not, a valuation allowance has been established for the amounts of the related tax benefits.

        Tax loss carryforwards of the U.S. subsidiary, totalling US$ 1,945,000, expire between 2007-2009.

        Tax loss carryforwards of the Company and the Israeli subsidiaries are denominated in NIS and are linked to the Israeli CPI.

e.      TAXES ON INCOME:

                                                  YEAR ENDED DECEMBER 31,
                                                ---------------------------
                                                 1994                 1993
                                                ------               ------
                                                 US$                  US$
                                                ------               ------
                                                       (IN THOUSANDS)

        Current taxes                              14                   84
                                                ======               ======

                             GALCOM NETWORKING LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SALES


                                                       Year ended December 31,
                                                       -----------------------
                                                      1994      1993      1992
                                                      ----      ----      ----
                                                       US$       US$       US$
                                                       ---       ---       ---
                                                           (In thousands)

Classification by geographical
  distribution:
  Export                                              8,446     4,071     2,965
  Israel                                                231     2,893     1,895
                                                      -----     -----     -----
                                                      8,677     6,964     4,860
                                                      =====     =====     =====

  Classification by major customer:
    Percentage of sales to customer
      exceeding 10% of sales:                          14%       20%       36%

NOTE 16 - COST OF SALES


                                                       Year ended December 31,
                                                       -----------------------
                                                      1994      1993      1992
                                                      ----      ----      ----
                                                       US$       US$       US$
                                                       ---       ---       ---
                                                           (In thousands)
Write-off inventory and fixed assets                   973
Materials and components                             3,876     3,226     2,482
Salaries, wages and employee benefits                1,198       916       748
Sub-contractors                                        321       128       128
Depreciation and amortization                           57        91        62
Other manufacturing costs                              414       289       317
                                                     -----     -----     -----
                                                     6,839     4,650     3,737

Decrease (increase) in work-in-process
  and finished products                                383     ( 131)    ( 498)
                                                     -----     -----     -----
                                                     7,222     4,519     3,239
                                                     =====     =====     =====

NOTE 17 - RESEARCH AND DEVELOPMENT EXPENSES, NET


                                                       Year ended December 31,
                                                       -----------------------
                                                      1994      1993      1992
                                                      ----      ----      ----
                                                       US$       US$       US$
                                                       ---       ---       ---
                                                           (In thousands)
Research and development expenses                       787     1,174       567
Less - participation
       of the Government of Israel                      210       226       152
                                                      -----     -----     -----
                                                        577       948       415
                                                      =====     =====     =====


NOTE 18 - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES, NET


                                                       Year ended December 31,
                                                       -----------------------
                                                      1994      1993      1992
                                                      ----      ----      ----
                                                       US$       US$       US$
                                                       ---       ---       ---
                                                           (In thousands)
Selling, net                                          1,552     1,743     1,135
General and administrative                            2,815     1,842       841
                                                      -----     -----     -----
                                                      4,367     3,585     1,976
                                                      =====     =====     =====

                             GALCOM NETWORKING LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - BALANCES AND TRANSACTIONS WITH RELATED PARTIES

a.      BALANCES DUE TO OR FROM RELATED PARTIES:

                                                            DECEMBER 31,
                                                        --------------------
                                                        1994            1993
                                                        US$             US$
                                                        ----            ----
                                                           (IN THOUSANDS)
        Accounts receivable - shareholders               53             169
        Accounts payable - related party                119               -

b.      INCOME FROM RELATED PARTIES

                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                        1994            1993            1992
                                                        US$             US$             US$
                                                        ----            ----            ----
                                                                  (IN THOUSANDS)
        Sales                                             -               -               5
        Interest from shareholders                       14               -               6


c.      EXPENSES TO RELATED PARTIES

        Cost of sales                                     -               -              29
        Purchase of fixed assets                          -               -              11


NOTE 20 - SUBSEQUENT EVENTS


On March 21, 1995, the Company signed an agreement with a third party to sell its business and rights (including the manufacturing rights, know-how, technology, fixed assets, inventory, etc.) and its holdings in subsidiaries in the United States and the United Kingdom for consideration of US$ 900 thousand in cash and the assignment of its obligations up to an amount of US$ 1.8 million. In addition, the purchaser will act so that its parent company in the United States will issue to the Company an option (available for 5 years) to purchase 90,000 shares of the parent company, traded on a foreign stock exchange, at the price per shares at the date of closing of the contract ("the closing price") and a further option (available for five years) to purchase an additional 22,500 shares at 150% of the closing price.

                             GALCOM NETWORKING LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN ISRAEL ("ISRAELI GAAP") AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES ("U.S. GAAP")

Translation of the financial statements of the Israeli subsidiary -- Galcom Communication Systems (Israel) Ltd. ("GCS") -- in which the Company has a 52.9% shareholding:

In accordance with Israeli GAAP, the financial statements of GCS, adjusted for changes in the Israeli CPI, have translated according to the representative exchange rate of the U.S. dollar at the balance sheet date (see Note 2a).

According to U.S. GAAP, the said statements should be translated without adjustment to the Israeli CPI, in accordance with the provisions of Statement No. 52 of the FASB (balance sheet items -- current rate, statement of operations items -- average rate.)


The effect of translation according to U.S. GAAP on the consolidated statement of operations of the Company for the year ended December 31, 1994 is as follows (GCS was established in October 1993 and the effect of translation according to U.S. GAAP in 1993 is not material.):


                                                          YEAR ENDED DECEMBER 31, 1994
                                                          ----------------------------
                                                            US$             US$
                                                           ------          -----
                                                              (IN THOUSANDS)
                                                           ISRAELI          U.S.
                                                            GAAP            GAAP
                                                           ------          -----

Sales                                                       8,677          8,519
Cost of sales                                               7,222          7,067
                                                           ------          -----
GROSS PROFIT                                                1,455          1,452
Research and development expenses, net                        577            577
Selling, general and administrative expenses, net           4,367          4,328
                                                           ------          -----
OPERATING LOSS BEFORE FINANCIAL EXPENSES                   (3,489)        (3,453)
Financial expenses, net                                      (989)          (180)
Other income, net                                           2,855          2,855
                                                           ------          -----
LOSS BEFORE TAXES ON INCOME                                (1,623)          (778)
Taxes on income                                               (14)             -
Minority interest in net losses (income) of consolidated
  subsidiary                                                  373            (31)
Company's share in losses of subsidiaries, net                  -              -
                                                           ------          -----
LOSS FROM CONTINUING OPERATIONS                            (1,264)          (809)
Loss from discontinued operations                             (77)           (77)
                                                           ------          -----
NET LOSS                                                   (1,341)          (886)
                                                           ======          =====

The effect of translation according to U.S. GAAP on most of the balance sheet items as at December 31, 1994 is not material. The items in the balance sheet on which the effect is material are as follows:




                                                              DECEMBER 31, 1994
                                                          ----------------------
                                                            US$             US$
                                                           ------          -----
                                                              (IN THOUSANDS)
                                                           ISRAELI          U.S.
                                                            GAAP            GAAP
                                                           ------          -----

Capital surplus                                                474             10
                                                             =====          =====
Minority interests                                           3,461          3,398
                                                             -----          -----


                                   UNAUDITED
                            GALCOM NETWORKING, LTD.
                            STATEMENT OF OPERATIONS
                      For the Four months ended April 30, 1995


                                                    (In thousands US$)
REVENUES, net                                             $2,076

COSTS AND EXPENSES
  Cost of goods sold                                       1,285
  Research and development expenses                           28
  Selling, general and administrative expense                964
                                                          ------
                                                           2,227
                                                          ------
  Operating loss                                            (201)
  Other expense                                             (222)
  Provision for income tax                                    --
                                                          ------
  Net loss                                                $ (423)
                                                          ======


                             GALCOM NETWORKING LTD.

                       CONSOLIDATED STATEMENT OF CASH FLOWS



                                             FOUR MONTHS ENDED APRIL 30, 1995
                                                    US$ (IN THOUSANDS)
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                 $  (485)
Adjustments to reconcile net loss to cash used in
  operating activities
  (See Appendix A)                                        (2,914)

Net cash used in operating activities                     (3,403)
                                                         -------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of marketable securities                  255
Investment in subsidiary, net of cash acquired
  (Appendix B)                                              (172)
Purchase of fixed assets                                    (129)
Redemption of short-term loans                             2,025
                                                         -------
Net cash provided by investing activities                  1,979

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in short-term bank credits, net                   1,392
Repayment of long-term loans                                (125)
                                                         -------
Net cash provided by financing activities                  1,267
                                                         -------

DECREASE IN CASH AND CASH EQUIVALENTS                       (157)

BALANCE OF CASH AND CASH EQUIVALENTS AT THE
  BEGINNING OF THE PERIOD                                    477
                                                         -------
BALANCE OF CASH AND CASH EQUIVALENTS AT THE END
  OF THE PERIOD                                              320
                                                         =======

APPENDIX A

ADJUSTMENTS TO RECONCILE NET LOSS TO CASH FLOWS
  USED IN OPERATING ACTIVITIES

ITEMS NOT INVOLVING CASH FLOWS:
Gain from marketable securities                             (131)
Depreciation of fixed assets and amortization
  of other assets                                            136
Increase in provision for severance pay, net                  67
Minority interest in net loss                                (61)

CHANGES IN ASSETS AND LIABILITIES:
Decrease in trade receivables                                143
Increase in other receivables                             (2,410)
Increase in inventories                                     (207)
Decrease in trade payables                                  (251)
Decrease in other payables                                  (200)
                                                         -------
                                                          (2,914)
                                                         =======

APPENDIX B

INVESTMENT IN SUBSIDIARY, NET OF CASH ACQUIRED

Working capital - excluding cash                            (375)
Fixed assets                                                  18
Goodwill                                                     529
                                                         -------
                                                             172
                                                         -------


                        GALCOM NETWORKING, LTD


NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION - The accompanying unaudited condensed financial statements have been prepared in accordance with the requirements of Regulation S-X and, therefore, do not include all information and footnotes which would be presented if such financial statements were prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements presented in the Company's Annual Report for the year ended December 31, 1995.

    In the opinion of management, these interim financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the financial position and results of operations for the period presented. The results of operations and cash flows for such period is not necessarily indicative of results to be expected for the full year.


2. SUBSEQUENT EVENT - On May 2, 1995 the Company sold, to a third party, its business and rights (including the manufacturing rights, know-how, technology, fixed assets, inventory, etc.) and its holdings in subsidiaries in the United States and the United Kingdom for consideration of US$900 thousand in cash and the assignment of its obligations up to an amount of US$1.8 million. In addition, the purchaser will act so that its parent company in the United States will issue to the Company an option (available for 5 years) to purchase 90,000 shares of the parent company, traded on a foreign stock exchange, at the price per share at the date of closing of the contract ("the closing price") and a further option (available for five years) to purchase an additional 22,500 shares at 150% of the closing price.

                          ACE 400 COMMUNICATIONS LTD.
                       CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


                               TABLE OF CONTENTS


                                                                                                               Page
AUDITORS' REPORT                                                                                               F-45

CONSOLIDATED FINANCIAL STATEMENTS - IN U.S. DOLLARS:
  Consolidated balance sheets                                                                                  F-47
  Consolidated statements of operations                                                                        F-49
  Statement of changes in shareholders' equity                                                                 F-50
  Consolidated statements of cash flows                                                                        F-51
  Notes to consolidated financial statements                                                                   F-53
  Unaudited interim period                                                                                     F-71



- ----------

The assets acquired and liabilities assumed from Ace 400 Communications did not include those of a subsidiary named North Hills Europe on whose financial statements their auditor has issued a disclaimer of opinion. The company is not liable for resolution of liabilities related to North Hills Europe or its liquidation proceedings. North Hills Europe has no effect on an investment decision on the company's securities. Any amounts for the period January 1, 1995 to June 29, 1995, related to North Hills Europe, included in the results of ACE 400 Communications, Ltd, above are immaterial.

RATZKOVSKY FRIED & Co.
CERTIFIED PUBLIC ACCOUNTANTS (ISR.)
43 HA'ATZMAUT ROAD HAIFA                           [LOGO] Ratzkovsky Fried
P.O.B. 1497 ZIP CODE 31014
TELEPHONE (04)673120
FAX (04)674778

                               AUDITORS'  REPORT

                             To the Shareholders of

                          ACE 400 COMMUNICATIONS LTD.


         We have examined the accompanying consolidated balance sheets of ACE 400 Communications Ltd. ("the Company") and its subsidiaries at December 31, 1994 and 1993, and the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. Except as discussed in the following paragraph, our examinations were made in accordance with generally accepted auditing standards in Israel and in the United States, including those prescribed by the Israeli Auditors' (Mode of Performance) Regulations, 1973, and accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

         The financial statements of North Hills France (a consolidated subsidiary), whose net loss constitutes 9.5% and 33.3% of the total consolidated net loss for the years ended December 31, 1994 and 1993, respectively, have been audited by other auditors whose reports thereon have been furnished to us. These auditors disclaimed an opinion on the financial statements for the year ended December 31, 1994, due to certain scope limitations on their engagement, as a result of the subsidiary operating under a liquidator as discussed in note 1c. We were unable to satisfy ourselves as to the extent of North Hills France's liabilities and the Company's obligation to cover these liabilities.

         Due to the sale of most of its assets, as explained in note 1c, the Company will not be able to continue its operations on a "going concern" basis. These financial statements do not include certain additional adjustments required in such event.

         In our opinion, based on our examinations and the reports of the other auditors, except for the effects of such adjustments, if any, that might have been required as a result of the matters described in the preceding two paragraphs, the accompanying financial statements present fairly, in conformity with accounting principles generally accepted in Israel and in the United States (as applicable to these financial statements, such accounting principles are practically identical in all material respects), the consolidated financial position of the Company and its subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994.

         Without further qualifying our opinion, we refer to the uncertainty detailed in note 3 in respect of a final settlement with Porta. The final outcome of this matter cannot be determined or evaluated at this time.


                                                      /s/ RATZKOVSKY FRIED & CO.
                                                      --------------------------
                                                          Ratzkovsky Fried & Co.
                                             Certified Public Accountants (Isr.)
Haifa, Israel
  November 22, 1995

                                   [HLB LOGO]
                                  [LETTERHEAD]

                            GROUPE FRANCE AUDIT S.A.

                          REPORT OF STATUTORY AUDITORS

                            Annual Accounts for 1994


In compliance with the assignment entrusted to us at the stockholders Annual General Meeting of June 20th, 1994, we hereby report to you on:

         - the audit of the accompanying annual account of NORTH HILLS EUROPE S.A. 21, avenue Edouard Belin - 92500 RUEIL MALMAISON - FRANCE,

         - the specific verification and information required by law for the year ended December 31st, 1994.


OPINION ON THE ANNUAL ACCOUNT

We have audited the financial statement on pages 2 to 5. Our audit was conducted in accordance with standards established by the French Professional body, except that the scope of our work was limited by the matter referred to in the following paragraph:

The following accounts have never been approved by the company's Board. Indeed, the directors resigned in June. Then, the business went bankrupt and is now in the liquidator's hands. The liquidator (1) stopped our legal assignment in August.

Therefore, the accompanying financial statements cannot be considered as the final accounts. If so we would make three qualifications namely:

         -       lack of going concern
         -       lack of depreciation on bad debtors (German subsidiary)
         -       lack on information about turnover.


SPECIFIC VERIFICATION AND INFORMATION

We have no comments to make for the reasons exposed above.


                                       Pour SOFIDEEC Associee
                                       November 22, 1995

                                       /s/ M.F. EL MGHAZLI
                                       ---------------------------
                                       M.F. EL MGHAZLI
                                       President Directeur General
                                       Expert-Comptable
                                       Commissaire aux Comptes, Associe

(1)  Liquidator's letter copy

                          ACE 400 COMMUNICATIONS LTD.
                          CONSOLIDATED BALANCE SHEETS
                           U.S. dollars in thousands

                                                                                                        At December 31,
                                                                                                 -----------------------------
                                                                         Note                    1994*                   1993
                                                                       --------                 -------                -------
                                                                                                   $                      $
                                                                                                -------                -------
CURRENT ASSETS:                                                            12
Cash and cash equivalents                                                                            337                    652
Accounts receivable:
   Trade receivables                                                    15a;14                     2,278                  6,496
                                                                          a
   Other accounts receivable                                             14b                       1,136                  2,664
Inventories                                                              14c                         520                  5,7O8
                                                                                                 -------                 -------
   Total Current Assets                                                                            4,271                 15,520

PROPERTY, EQUIPMENT AND OTHER ASSETS
HELD FOR DISPOSITION:
   Assets under sale agreement                                            2c                       4,317                      -
   Other assets                                                          1d;4                      1,954                      -
                                                                                                 -------                 -------

PROPERTY AND EQUIPMENT:                                                   5
Cost                                                                                                   -                  5,534
Less - accumulated depreciation                                                                        -                    983
                                                                                                 -------                 -------
                                                                                                       -                  4,551

OTHER ASSETS AND DEFERRED CHARGES                                                                      -                  8,097
                                                                                                 -------                 -------

                                                                                                  10,542                 28,168
                                                                                                 =======                 =======


*See note 1c.

    The accompanying notes are an integral part of the financial statements.

                          ACE 400 COMMUNICATIONS LTD.
                          CONSOLIDATED BALANCE SHEETS
                           U.S. dollars in thousands


                                                                                                        At December 31,
                                                                                                 -----------------------------
                                                                         Note                    1994*                   1993
                                                                       --------                 -------                -------
                                                                                                   $                      $
                                                                                                -------                -------
CURRENT LIABILITIES:                                                      12
    Short-term bank credit and loans                                    13;14d                    13,209                  8,347
    Current maturities of long-term loans                                 6                          180                    229
    Accounts payable - trade and other:
        Related parties                                                  15a                       3,218                  1,785
        Trade                                                            14e                       2,614                  3,580
        Other                                                            14f                       3,057                  2,292
        Liabilities for termination of the
            employee - employer relationship                             1c;8                        222                      -
                                                                                               ---------               ---------
                  Total current liabilities                                                       22,500                 16,233

    LONG-TERM LIABILITIES:
        Long-term loans, not of current maturities                       13;6                          -                  2,042
        Convertible debenture                                             7                        2,295                  1,971
        Long-term note                                                    3                            -                    700
        Liabilities for termination of the
            employee-employer relationship                                8                            -                    231
                                                                                               ---------               ---------

    COMMITMENTS AND CONTINGENT LIABILITIES

                  Total liabilities                                       9                       24,795                 21,177

    SHAREHOLDERS' EQUITY:                                                 10
        Share capital                                                                                 46                      46
        Share premium                                                                              6,157                  6,581
        Capital reserves                                                                             420                    420
        Retained earnings (accumulated deficit)                                                 (20,876)                    386
                                                                                               ---------               ---------
                                                                                                (14,253)                  7,433
    Less - loan receivable for shares issued                                                           -                    442
                                                                                               ---------               ---------

                                                                                                  10,452                 28,168
                                                                                                ========               =========

See note 1c.

    The accompanying notes are an integral part of the financial statements.

                          ACE 400 COMMUNICATIONS LTD.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           U.S. dollars in thousands


                                                                                             Year ended December 31,
                                                                                 ----------------------------------------------
                                                                   Note           1994*               1993               1992
                                                                 --------       ---------           --------           -------
                                                                                    $                  $                  $
                                                                                ---------           --------           -------
NET SALES                                                           14g             13,777            15,009              8,791

COSTS AND EXPENSES:
Cost of sales                                                       14h              9,495             8,013              4,423

Research and development expenses - net                             14i              2,045             1,343                429

Selling, general and administrative expenses - net                  14j              6,553             5,262              2,384

Bad debts, write-off of inventories and other
    expenses                                                        14k              7,204             2,310                 86
                                                                                 ---------          --------             ------
                                                                                    25,297            16,928              7,322

INCOME (LOSS) FROM OPERATIONS                                                     (11,520)           (1,919)              1,469

FINANCIAL EXPENSES - net                                            141            (2,034)             (445)                (60)
                                                                                 ---------          --------             ------
                                                                                  (13,554)           (2,364)              1,409

LOSS ON DISPOSAL OF ASSETS                                          14m            (7,708)                 -                  -
                                                                                 ---------          --------             ------

NET INCOME (LOSS) FOR THE YEAR                                                    (21,262)           (2,364)              1,409
                                                                                 =========          ========             ======

See note 1c.

    The accompanying notes are an integral part of the financial statements.

                          ACE 400 COMMUNICATIONS LTD.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                           U.S. dollars in thousands


                                                                                                    Loan
                                                          Receipts                  Retained     receivable
                                                             on                     earnings        for
                                       Share     Share     account     Capital    (accumulated     shares
                                      capital   premium   of shares   reserves      deficit)       issued     Total
                                      -------   -------   ---------   --------    -----------    ---------  ---------
                                         $         $          $           $            $             $          $
                                      -------   -------   ---------   --------    -----------    ---------  ---------
BALANCE AT JANUARY 1, 1992               36          -        214          -           1,341            -        1,591

CHANGES DURING 1992:
   Share issuance to Adacom               -        214       (214)         -               -            -            -
   Share Issuance to others               3      1,846          -          -               -            -        1,849
   Options to employees                   -          -          -         37               -            -           37
   Capital reserves from sales of
      goodwill and rights to company
      under common control                -          -          -        280               -            -          280
   Net income                             -          -          -          -           1,409            -        1,409
                                  ---------  ---------  ---------  ---------       ---------    ---------    ---------
BALANCE AT DECEMBER 31,1992              39      2,060          -        317           2,750            -            -

CHANGES DURING 1993:
Shares issuance to the President of
   Adacom and the president of the
   Company                                1        578          -          -               -         (442)         137
Share issuance by way of rights           6      3,943          -          -               -            -        3,949
Options to employees                      -          -          -        103               -            -          103
Net loss                                  -          -          -          -          (2,364)           -       (2,364)
                                  ---------  ---------  ---------  ---------       ---------    ---------    ---------
BALANCE AT DECEMBER 31, 1993             46      6,581          -        420             386         (442)       6,991

CHANGES DURING 1994:
Exercise of options                       -         18          -          -               -            -           18
Offset of loan                            -       (442)         -          -               -          442            -
Net loss                                  -          -          -          -         (21,262)           -      (21,262)
                                  ---------  ---------  ---------  ---------       ---------    ---------    ---------
BALANCE AT DECEMBER 31, 1994*            46      6,157          -        420         (20,876)           -      (14,253)
                                  =========  =========  =========  =========       =========    =========    =========

See note 1c.

    The accompanying notes are an integral part of the financial statements.

                          ACE 400 COMMUNICATIONS LTD.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           U.S. dollars in thousands


                                                                       Year ended December 31,
                                                                ------------------------------------
                                                                  1994*         1993           1992
                                                                --------       -------       -------
                                                                    $             $             $
                                                                --------       -------       -------
CASH FLOWS - OPERATING ACTIVITIES:
   Net income (low) for the year                                 (21,262)        (2,364)       1,409
   Adjustments to reconcile net income to net cash used
     in operating activities:
   Depreciation and amortization                                   1,213            862          165
   Loss on disposal of assets                                      7,708              -            -
   Increase (decrease) in liability for
     termination of employee-employer relationship                    (9)             8           14
   Compensation expense in respect of employee
     stock options                                                     -            103           37
   Interest, erosion and write-off of
     long-term balances                                              324            106         (105)
   Decrease (increase) in trade receivables                        4,218         (1,464)      (2,668)
   Decrease (increase) in other receivables                        1,528         (1,145)        (558)
   Decrease (increase) in inventories                              3,082         (2,461)         113
   Increase in accounts payable                                      452             93          222
                                                                --------       --------     --------
   Net cash used In operating activities                          (2,746)        (6,262)      (1,371)
                                                                --------       --------     --------

CASH FLOWS - INVESTING ACTIVITIES:
   Purchase of North Hills Inc. - consolidated
     for the first time (a)                                            -             62         (215)
   Purchase of fixed assets                                         (358)          (640)        (298)
   Proceeds from sale of fixed assets                                  -            107            -
   Increase In long-term balances and other assets                     -            (55)           -
                                                                --------       --------     --------
   Net cash used in investing activities                            (358)          (526)        (737)
                                                                --------       --------     --------

CASH FLOWS - FINANCING ACTIVITIES:
   Proceeds from issuance of shares, net                              18          1,086        1,849
   Proceeds from issuance of convertible
     debenture, net                                                    -              -        1,941
   Receipt of long-term loans                                         54          2,035            -
   Repayment of long-term loans                                     (145)          (108)         (44)
   Increase (decrease) in short-term
     bank credit                                                   2,862          3,207         (491)
                                                                --------       --------     --------
   Net cash provided by financing activities                       2,789          6,220        3,255
                                                                --------        -------      -------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                (315)          (568)        1,147

CASH AND CASH EQUIVALENTS AT BEGINNING OF
   YEAR                                                              652          1,220           73
                                                                --------       --------     --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                             337            652        1,220
                                                                --------       --------     --------


       * See note 1c.

    The accompanying notes are an integral part of the financial statements.

                          ACE 400 COMMUNICATIONS LTD.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           U.S. dollars in thousands


                                                                         Year ended December 31,
                                                                  ------------------------------------
                                                                    1994*         1993           1992
                                                                   -------       ------         ------
                                                                      $             $              $
                                                                   -------       ------         ------
(a)   Purchase of North Hills Inc.:
      Assets and liabilities at acquisition date:
         Working capital (not including
            cash and cash equivalents)                                           (6,907)
         Property and equipment - net                                             2,460
         Long-term loans                                                           (260)
         Accrued severance pay                                                     (209)
      Excess of cost over fair value:
         Allocated to land and buildings                                          1,232
         Goodwill that was transferred                                              100
            to related company                                                    8,237
                                                                                 ------
         Unallocated goodwill                                                     4,653
      Notes furnished and balance to be paid to seller                           (4,500)
      Acquisition costs recorded in previous year                                  (215)
                                                                                 ------
                                                                                    (62)
                                                                                 ======
(b)   Non-cash transactions:
      Issuance of shares to Adacom
         against notes issued by Adacom in the
         purchase of North Hills Inc.                                 -           3,000            -
                                                                  =====          ======        =====

      Interest paid in cash                                       1,611             609           75
                                                                  =====          ======        =====
      Taxes paid in cash
         Income taxes primarily in respect
         of nondeductible expenses                                  277              28            -
                                                                  =====          ======       ======


  * See note 1c.

    The accompanying notes are an integral part of the financial statements.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31,1994


NOTE 1 - GENERAL.

a.   Definitions:

     ACE 400 Communications Ltd. - "the Company" - an Israeli Corporation.

     "ACE Inc."                          ACE Communications Inc., a U.S. corporation, a wholly
                                         owned subsidiary of the Company.

     "North Hills Inc."                  North Hills Electronics Inc., a U.S. corporation, a
                                         wholly owned subsidiary of ACE Inc., acquired on May 11, 1993.

     "North Hills                        North Hills International Inc., a U.S. corporation,
     International"                      a wholly owned subsidiary of North Hills Inc., whose
                                         sole activity is holding shares in North Hills
                                         Israel.

     "North Hills Israel"                North Hills Israel Ltd., a wholly owned Israeli subsidiary of North  Hills
                                         International.

     "North Hills France"                North Hills Europe, a wholly owned subsidiary of North Hills Israel.

     "North Hills Germany"               North Hills Edy Network Services GMBH, a wholly owned subsidiary of North Hills Israel.

     "North Hills Group"                 North Hills Inc. and its subsidiaries.

     "The Parent Company"                Adacom Technologies Ltd-, which holds the majority of
     or "Adacom"                         the Company's shares.

     "Harris Adacom"                     "Harris Adacom Corporation", a U.S. corporation, which was the
     ultimate                            parent company of the parent company, until Adacom's shares were transferred to Harris Adacom B.V., a Dutch corporation.

     "Related companies                  Adacom's subsidiaries and affiliated companies
     of Adacom"                          (Adacom Group).

     "Related companies                  Harris Adacom's subsidiaries and affiliated companies
     of Harris Adacom"                   (Harris Adacom Group).

     The Group                           The Company and its subsidiaries.

     Related parties                     As defined in opinion No. 29 of the Institute of Certified Public
     Accountants                         in Israel (hereinafter the Institute).

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31,1994

b.   Description of business

     The company and North Hills Israel (which was acquired in 1993) were engaged in the development, manufacturing, marketing and servicing of computer communication equipment. Up to June 30, 1994, part of the manufacturing was done at Adacom's main plant. The foreign subsidiaries marketed the products of the Company and North Hills Israel. Part of the marketing and sales of the products was also effected through related companies of the parent company and of Harris Adacom.

c.   Developments during 1994 and 1995

     During 1994, Adacom experienced financial difficulties and a receiver was appointed. During 1995, the Israeli court appointed a liquidator for Adacom. Harris Adacom and its subsidiaries also experienced financial difficulties and part or all of them are also under receivership or liquidation. The receivers of Adacom were appointed as directors of the Company. In 1994, the market in which the group was operating substantially decreased by volume and sale price, the competition in the market became stronger and the group did not succeed in developing new products in time. These matters, along with the changes in management and the situation of the Harris Adacom and Adacom Groups, affected the Company, and the Group also experienced financial difficulties. As a result of the above, Adacom's receiver decided prior to balance Sheet date to dispose of the Company's operations. In 1995, North Hills France and North Hills Germany ceased operations, and North Hills France is currently under liquidation. The excess of North Hills France's liabilities over its net assets cannot be determined at this stage, as well as the Company's obligation to cover these liabilities; however, management has provided $100,000, included in these statements, in respect of additional obligations of North Hills France, is sufficient.

     On June 29, 1995, the Company, Ace Inc., North Hills Israel and North Hills Inc. signed an agreement to sell most of their assets as described in d. below and the Group virtually discontinued its operations.

     As a result of the above, and the excess of the Group's liabilities over its assets, the Group ceased to operate on a going concern basis, except for selling or renting the North Hills Israel building (see note 4): therefore all of its assets to be disposed of under the sale agreement detailed in (d) below as well as other assets held for disposition are presented at their expected realization value, all the long-term loans to banks have been classified as short-term loans and the expected loss derived from the disposition of these assets is presented as a separate line item in the statement of operations as required under the provisions of APB 30. As to liabilities, most of which are in arrears, the Company and the receiver of Adacom are in negotiations with the creditors (mainly the banks) and a repayment plan has not been yet finalized.

d. On June 29, 1995 the Company, Ace Inc., North Hills Inc. and North Hills Israel (hereafter "the Sellers") signed an agreement with N.N.H. computer Communications Ltd. and affiliates (hereafter "the Buyers"), including MRV Communications Inc. (hereafter "MRV"). The execution of the agreement was based on meeting several pre-conditions; which were substantially fulfilled. However, certain formal government authorizations are still in the process of being obtained.

     The main aspects of the agreement are as follows:

     The sellers will sell to the buyers goodwill, know-how, fixed assets (not including North Hills Israel's building), production files, research and development files, agreements with customers (including backlog) and suppliers and other agreements and contracts, the right to use software and the right to use North Hills Israel's building up to January 31, 1996 (including right of first refusal to continue to rent or buy the building). The total consideration for the above is expected to be $4,316,667, as follows: MRV will issue shares to the Company and North Hills Israel at a minimum guaranteed value of $3,000,000 (according to the share price as defined in the agreement) and shares at a minimum guaranteed value of $750,000 to Porta (see note 3). The buyers will also pay $100,000 in cash and will pay to suppliers of the sellers $466,667.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994

     The agreement also stipulates that:

     o The buyers may purchase certain items out of the sellers' inventories at 30% of their cost during a two-year period but not less than $400,000.
     o The buyers will collect the trade receivables (at June 30, 1995) for the sellers, for 10% commission.
     o MRV will issue to the Company and North Hills Israel options to purchase 100,000 MRV shares. The exercise price will be the same share price as defined in the agreement.
     o MRV took upon itself to pay the Company's commitment to the Chief Scientist as explained in note 9b.

e.   Financial statements in U.S. dollars

     The Company and North Hills Israel are Israeli corporations which maintain their books of account in nominal new Israeli shekels (NIS) and in U.S. dollars.

     The currency of the primary economic environment in which the operations of the Company and its subsidiaries are conducted is the U.S. dollar ("dollar"). Thus, the functional currency of the Group is the dollar.

     Transactions and balances originally denominated in dollars are presented at their original amounts. Transactions and balances in other currencies have been remeasured into dollars in accordance with the principles, set forth in Statement No. 52 of the Financial Accounting Standards Board of the United States ("FASB"). Exchange gains and losses from the remeasurement are carried to financial income or expenses.

     The exchange rates of the dollar prevailing at December 31, 1994 and 1993 were $1 = NIS 3.018 and $1 = NIS 2.986, respectively.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies that were applied in preparation of the financial statements, in a manner consistent with the previous year (except for adjustments recorded to present certain assets at net realizable value - see notes 1c and 1d) are as follows:

     a.   Principles of consolidation:

          1. The consolidated financial statements include the accounts of the Company and the consolidated financial statements of its subsidiaries, from the beginning of the year or from the acquisition date - (see also note 3).

          2. Material intercompany balances and transactions have been eliminated.

     b.   Inventories

          Inventories which may be purchased by the buyers subsequent to June 30, 1995 as mentioned in note 1c are valued at $400,000 (minimum amount to be paid by the buyers). The write-down is included in the loss on disposal of assets as detailed in note 14c.

          Inventories at December 31, 1993 and inventories consumed subsequent to the balance sheet date through June 30, 1995 are valued at the lower of cost or market value. Cost is determined as follows:

              Raw materials and components - on the moving average basis. Work in process and finished goods - at actual manufacturing cost.
              Purchased products - on the "first-in first-out" basis.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31,1994


     c.   Property and equipment:

          1. Fixed assets which were sold subsequent to the balance sheet date, as mentioned in note 1c, are valued, together with other intangible assets, at their expected realization value. The write-down of these assets is included in the loss on disposal of assets (see note 14m).
          2. The building (which has not yet been sold) is stated at net realizable value. See also note 4.
          3. At December 31, 1993, property and equipment were stated at cost, net of investment grants received, see note 5.
          4. Depreciation is computed by the straight-line method, over the estimated useful lives of the assets. Annual depreciation rates are:


                                                                     %
                                                                   -----
               Buildings                               2-4
               Equipment (including computers)        10-20
               Motor vehicles                                      15-20
               Office furniture and equipment          6-20
               Leasehold improvements                   10

     d.   Other assets and deterred charges

          The goodwill (from the acquisition of North Hills Inc.) and the know-how (purchased from the parent company), which were disposed of subsequent to the balance sheet date together with fixed assets sold, are valued at December 31, 1994 at their net realizable value based on the sale price according to the sale agreement described in note 1d. Prior to that date, the goodwill was amortized over twenty years and the know-how over ten years.

     e.   Deferred income taxes:

          The Group did not provide for deferred taxes, due to significant accumulated tax losses and other temporary differences representing net deferred tax asset, the realization of which is not considered likely.

     f.   Revenue recognition

          Revenue from sale of products is recognized upon shipment.

     g.   Research and development expenses

          Research and development expenses, net of participation by government ministries and others, are charged to income as incurred.

     h.   Employee stock options

          The benefit from stock options granted to employees was charged to income through December 31, 1993. Since further exercise of the options is remote and amounts to be charged to income were not material, the Company did not record compensation expense in respect of options during 1994.

     i.   Allowance for warranty costs

          As explained in note 9b, the Group companies provide warranties for their products. The allowance is computed based on management's estimation, and approximates actual costs.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 3 - INVESTMENT IN NORTH HILLS INC.

The North Hills Group was acquired by Ace Inc. on May 11, 1993 from "Porta" (a U.S. Company). The final purchase price was $6,250 thousand. Acquisition expenses totaled $649 thousand. The excess of cost of the investment over net assets acquired amounted to $9,666 thousand, of which $1,231 thousand was allocated to land and buildings owned by North Hills Israel. The balance - $8,236 thousand - was defined as goodwill.


The purchase was financed as follows:

                                                                        $ thousands
                                                                     -----------------
             Cash payment by Ace Inc. in May 1993                          3,500
             Notes furnished by Adacom to Porta in connection
             with the Company's issuance of rights to Adacom
             (see note 10a(3)):
                Note to be repaid on November 1994                        1,200*
                Note to be repaid on November 1995                        1,800*
             Cash payment to be made by Ace Inc.
             in April 1994                                                  800*
             Note to be repaid by Ace Inc. in May 1995                      700*
                                                                         -------
                                                                           8,000
             Repayment of North Hills' bank loan (paid
             to the bank by Porta)                                         1,750
                                                                         -------
                                                                           6,250
                                                                         -------

o Part of the shares acquired were placed in trust as security for the repayment of the aggregate obligation of $4,500 thousand owed by Adacom and Ace to Porta. As Adacom and Ace Inc. failed to pay the amounts due in 1994 and 1995, the trustee to the transaction did not transfer the shares to the Company.

      Porta has several claims against the Group with regard to the following matters:

      Repayment of the notes amounting to $3,000 thousand (including interest) by Ace, even though the notes had been issued by Adacom.
      a. Repayment of the $1,750 thousand loan paid by Porta which, according to Porta, was not a part of the deal and therefore should be repaid to Porta.
      b.  Repayment of the $1,500 thousand cash and notes to be paid by Ace.

      Management is of the opinion that the Group will not have to pay Porta any amounts over and above the amounts it has specifically committed as mentioned above.

      In the sale agreement mentioned in note id, Porta will receive MRV shares valued at $750 thousand. However, final settlement with Porta has not yet been set.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 4 - PROPERTY, EQUIPMENT AND OTHER ASSETS HELD FOR DISPOSITION:

a. Composition of assets, grouped by major classifications at December 31, 1994:

      1.  Assets to be disposed under the sale agreement, see note 1c:

                                                                       Accumulated
                                                                      depreciation             Net
                                                                           and                 book
                                                          Cost        amortization            value
                                                         -------      ------------           -------
                                                                U.S. dollars in thousands
                                                         -------------------------------------------
              Equipment                                   1,624             768                  856
              Motor vehicles                                339             130                  209
              Office furniture and equipment                498             252                  246
                                                        -------         -------              -------
                                                          2,461           1,150                1,311

              Goodwill from purchase of
              North Hills                                 8,236             676                7,560
              Know-how and other assets                     220             172                   48
                                                        -------         -------              -------
                                                          8,456             848                7,608
                                                        -------         -------              -------

                                                         10,917           1,998                8,919
                                                        -------         -------              -------

              Write-down to net realizable value:
              Expected loss on disposal,
              based on the sale agreement                                                     (4,602)
                                                                                             -------
              Expected realization value                                                       4,317
                                                                                             -------

        2.    Other assets to be disposed

                                                                                             Net
                                                          Accumulated        Write-       Realizable
                                             Cost        depreciation         down          value
                                            ------       ------------        ------       ----------
                                                            U.S. dollars in thousands
                                            --------------------------------------------------------
              Land and building
              (see b. below)                 3,216                355         1,000            1,861
              Leasehold                         25                 25             -                -
              improvements
              Vehicles                         119                 26             -               93
                                            ------             ------        ------           ------
                                             3,360                406         1,000            1,954
                                            ------             ------        ------           ------

b. In November 1995 North Hills received an offer to sell the building for $1,800 thousand. A creditor bank holding a mortgage on the property refused to allow the sale of the building at this price, expecting a better offer. Management is also considering the possibility of renting the building for the short-term. Nevertheless, as it appears likely that the building will be disposed of, the Company has provided $1,000 thousand in respect of a write-down for probable impairment of the asset.

      The land is leased from the Israel Lands Administration for 49 years, until 2035 to extend for another 49 years.

c.    As to charges on the assets, see note 13.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 5 - PROPERTY, EQUIPMENT AND OTHER ASSETS

Composition by major classifications at December 31, 1993:

      Property and equipment:

                                                                Accumulated          Depreciated
                                                Cost           depreciation              cost
                                              ---------        ------------          -----------
                                                           U.S. dollars in thousands
                                              --------------------------------------------------
         Land and building                        3,127                262                  2,865
         Equipment                                1,404                408                    996
         Motor vehicles                             387                 95                    292
         Office furniture and equipment             543                202                    341
         Leasehold improvements                      73                 16                     57
                                              ---------          ---------              ---------
                                                  5,534                983                  4,551
                                              =========          =========              =========

         Other assets:

                                                                Accumulated           Amortized
                                                Cost           amortization            balance
                                              --------         ------------          -----------
                                                           U.S. dollars in thousands
                                              --------------------------------------------------
         Good-will originated to the
         purchase of North Hills                8,236                  264                  7,972
         Know-how and other assets                220                   95                    125
                                            ---------            ---------              ---------
                                                8,456                  359                  8,097
                                            =========            =========              =========

NOTE 6 - LONG-TERM LOANS:

a.    Composition of bank loans:

                                                                           December 31
                                              Interest          --------------------------------
                                                rate               1994                  1993
                                              --------          -----------          -----------
                                                  %                 U.S. dollars in thousands
                                              --------          --------------------------------
         Loans linked to the U.S. dollar         8.2                   180                    271
         Loan linked to the U.S. dollar       Libor+1.8                  -                  2,000
                                                                 ---------              ---------
                                                                       180                  2,271
         Less - current maturities                                     180                    229
                                                                 ---------              ---------
                                                                         -                  2,042
                                                                 =========              =========

b. The loans mature in the following years subsequent to balance sheet dates:

                                                                              December 31
                                                                      --------------------------
                                                                       1994                 1993
                                                                      ------               ------
                                                                       U.S. dollars in thousands
                                                                      --------------------------
         First year - current maturities                                 180                  229

         Second year                                                       -                  375
         Third year                                                        -                  222
         Fourth year                                                       -                  222
         Fifth year and thereafter                                         -                1,223
                                                                      ------               ------
                                                                           -                2,042
                                                                      ------               ------
                                                                         180                2,271
                                                                      ======               ======

c.    As to collateral securing the loans, see note 13.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 7 - CONVERTIBLE DEBENTURE

A debenture convertible into common shares with a par value of NIS 4,869,959 was issued in consideration for $1,989 thousand. The debenture bears interest of 3%, and the principal and interest are linked to the Israeli Consumer Price Index. Interest is payable only if the debenture is not converted into shares.

The debenture holders have the right to elect one of the following alternatives:

      1. To demand redemption of the debenture, principal and interest, in 16 equal quarterly installments.

      2. To convert the debenture into common shares of the Company, at a price per share that is twice the "base price" ($286), linked to the Index.

      3. To convert the shares issued and the debenture into common shares of Adacom Technologies Ltd., to be held in trust by Harris Adacom or its related company, at terms stipulated in the agreement between them. In this case, the Company will repay its liabilities under the terms of the debenture to Harris Adacom or to its related company.

The debenture holders have not yet notified the Company as to the alternative chosen.

The Company is obligated not to pay dividends before full conversion or full redemption of the debenture. The debenture balance at the balance sheet date includes accrued interest of $153 thousand (December 31, 1993 - $78 thousand).

NOTE 8 - LIABILITY FOR TERMINATION OF EMPLOYEE-EMPLOYER RELATIONSHIP

The liability of the Group for pension and severance pay to their employees is covered mainly by regular deposits with recognized pension and severance pay funds and by the purchase of insurance policies. The amounts funded as above are not reflected on the balance sheet since they are not under the control and management of the Group. The balance sheet accrual for severance pay reflects that part of the liability not covered by the above mentioned funds or insurance policies.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES:

a.    Commitments:

      1. North Hills Israel leases a building in Yokneam, under an operating lease agreement expiring on June 30, 1996, and offices in Kfar Saba, under an operating lease agreement expiring on December 31, 1995.

          ACE Inc. leases office space and computer equipment, under operating lease agreements that expire on various dates through November 30, 1998.

          The aggregate minimum lease payments as of December 31, 1994, projected until the end of the lease periods are as follows:

                                                    $ In thousands
                                                   -----------------
                         1995                             135
                         1996                              96
                         1997                              68
                         1998                              58

          The above-mentioned agreements have been assigned to the buyers, see note 1d.

      2. Various agreements between the Group, Adacom Group and Harris Adacom Group, regarding sales, purchases and allocation of expenses, were signed during the years through December 31, 1993. Most of these agreements may not be relevant due to the financial situation of the Harris Adacom and Adacom groups.

      3. The Company and North Hills Israel have agreements with distributors who are not related parties, whereby they are given discounts from the price list of up to 48%, or discounted commissions. These agreements are also being transferred to the Buyers.

b.    Contingent liabilities:

      1. Under the distribution agreements, the Company and North Hills Israel provide a warranty for their products, limited to defective materials or workmanship, for periods ranging between one and three years. Based on past experience, management is of the opinion that the accrual included in the financial statements is sufficient to cover expenses to be incurred, if any, with respect to the warranties.

      2. Under research and development contracts with the Government of Israel, the Company and North Hills are obligated to pay royalties of 2%-3% to the Government of Israel out of sale proceeds resulting from the research and development in whose financing the Government has participated. The total amount of the royalties is not to exceed the amount of the grants received as participation in the research and development projects. The total royalty-bearing grants received as of December 31, 1994 (net of royalties paid) is approximately $5,150 thousand. This contingent obligation was transferred under the sale agreement to the Buyers, see note 1d.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31,1994


      3. Under contracts with the Government of Israel, the company and North Hills have received grants in respect of marketing expenses outside Israel. They are contingently liable to pay 3% royalties to the Government of Israel out of the incremental sales resulting from the marketing program in which the Government participated, but not exceeding the grant received. The grants received through December 31, 1994 (net of royalties paid) amounted to $2,500 thousand.

      4. A lawsuit for $435 thousand has been filed against North Hills Israel by the main contractor on its building in Yokneam. North Hills Israel has filed a counter suit for $985 thousand. On November 15, 1995 the district court rejected the contractor's claim against North Hills Israel and imposed payment of an immaterial amount in favor of North Hills Israel. The contractor has the right to appeal to the supreme court. No provision has been recorded in connection with this claim.

      5. Two lawsuits by vendors in the aggregate amount of $110 thousand have been filed against North Hills Israel. No provision has been recorded. Management, supported by the opinion of its legal counsel, is of the opinion that North Hills Israel will not have to pay any amount as a result of these lawsuits.

      6. The Company and two related companies of Adacom are guarantors, jointly and severally, to the customs authorities for any amounts owed that have not been paid by Adacom.

      7.  For amounts in dispute with Porta, see Note 3.

NOTE 10 - SHARE CAPITAL:

      a. Authorized, issued, and outstanding share capital is composed as follows:

                                                            Common shares, NIS 1
                                                              par value shares
                                                       ------------------------------
                                                                           Issued and
                                                        Authorized         outstanding
                                                        ----------         -----------
                                                              Number of shares
                                                       -------------------------------
         Balance as of January 1, 1993                  1,000,000             77,162
         Issuances on May 30, 1993(2)                           -              2,625
         Issuance by way of rights in
             August 1993(3)                                     -             12,478
                                                       ----------         ----------

         Balance as of December 31, 1993                1,000,000             92,265
         Exercise of options by employees                                         90
         Balance as of December 31, 1994                1,000,000             92,355
                                                       ==========         ==========

      1. In August 1992, the Company issued shares and a debenture. The parties that handled negotiations related to the offering on behalf of the Company received commissions and options to acquire additional shares which have not been exercised to date. Such offering expenses were offset against the proceeds of the offering.

      2. Represents the issuance of 700 shares to the President of Adacom at that time, in consideration for $137 thousand that he received as a loan from Adacom, and the issuance of 1,925 shares to the President of the Company at that time, in consideration for $442 thousand that he received as a loan from the Company. These issuances resulted from the exercise of previously granted options. See also b. below. Pursuant to an agreement, due to the fact that the loans have not been repaid, the shares passed to the control of Adacom. The loan to the former president of the Company was offset against the premium recorded at the time of issuance.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31,1994


      1. Represents the issuance of 12,478 shares by way of rights offering, in consideration for $3,993 thousand. 10,370 of these shares were issued to Adacom, in consideration for $3,317 thousand; $317 was paid in cash, and $3,000 was paid in capital notes that were transferred to Porta for the purchase of the shares of North Hills Inc.

b.    Employee stock options

      In consideration for services received, the Company decided to issue to its officers and employees and to its related companies, officers and employees, including certain service providers, options to purchase common shares. During 1994, $18 thousand were received in consideration for 90 shares issued from the exercise of 90 options. As the exercise price is high, the probability is remote that any further exercises will be made.

NOTE 11 - TAXES ON INCOME:

      a. Benefits under - the Law for Encouragement of Capital Investments ("the Law") The Company's and North Hills Israel's production facilities have been granted "approved enterprise" status under the Law. Therefore, they are entitled to tax benefits, including reduced tax rates or full exemption. North Hills Israel has also received grants in connection with its investments. The benefits are contingent upon compliance with conditions stipulated in the Law, regulations enacted thereon, and the instruments of approval for the specific investments made in the approved enterprise. Due to the losses of the companies, utilization of the tax benefits is considered remote.

      b. As of December 31, 1994 the Company and North Hills Israel have approximately $7,000 thousand of tax loss carryforwards. Ace Inc. and North Hills Inc. have approximately $3,500 thousand of tax loss carryforwards.

      c.  Tax assessments

          The Company has received final tax assessments through 1991, North Hills Israel received final tax assessments through 1993 inclusive; ACE Inc., North Hills France have not been assessed for tax purposes since their incorporation.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 12 - LINKAGE TERMS OF MONETARY BALANCES:

                                                                 December 31, 1994
                                             --------------------------------------------------------
                                               In foreign
                                               currency or
                                                 linked          Linked
                                                 thereto        to index       Unlinked     Total
                                               -----------      --------       --------     -----
                                                            U.S. dollars in thousands
                                            ---------------------------------------------------------
         Cash and cash equivalents*                 337                                        337
         Trade receivables                        2,171                            107       2,278
         Other receivables                          829              21            286       1,136
                                              ---------       ---------      ---------   ---------
                                                  3,337              21            393       3,751
                                              =========       =========      =========   =========
         Short-term bank credit
          and loans                               9,733               -          3,476      13,209
         Related parties                          3,218               -                      3,218
         Trade payables                           1,327               -          1,287       2,614
         Other payables                           2,225               -            832       3,057
         Long-term loans, including
          current maturities                        180               -              -         180
         Convertible debenture                        -           2,295              -       2,295
                                              ---------       ---------      ---------   ---------
                                                 16,683           2,295          5,595    **24,573
                                              =========       =========      =========   =========

* Cash of subsidiaries in the U.S. and in France. May only be used for payment of their liabilities and may not be transferred to Israel.
**    Most of the liabilities are in arrears.

NOTE 13 - LIABILITIES SECURED BY PLEDGES:

To secure the commitments, guarantees discussed in Note 9b and commitments to the Israel Investment Center, the Company and North Hills Israel have registered fixed charges on the rights on the land and building, vehicles and the rights thereon, share capital, goodwill, cash, securities, deposits at banks, and insurance rights, as well as floating charges on the entire plant and assets, unlimited in amount.

Liabilities to banks and debenture holders that are secured by charges at the balance sheet date are as follows:

                                                       December 31
                                                 ------------------------
                                                   1994           1993
                                                 -------        -------
                                                U.S. dollars in thousands
                                                -------------------------
     Short-term bank credit and loans             13,209          8,347
                                                  ======          =====
     Long-term liabilities (including current
     maturities)                                     180          2,271
                                                  ======          =====
     Convertible debenture                         2,295          1,971
                                                  ======          =====

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


NOTE 14 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION

Balance sheet:

a.    Trade receivables:

                                                               December 31
                                                        -------------------------
                                                           1994            1993
                                                         -------         -------
                                                        U.S. dollars in thousands
                                                        -------------------------
          Foreign customers:
          U.S.                                                235           1,302
          other (primarily Europe)                          1,936           4,943
          Domestic customers                                  107             251
                                                          -------          ------
                                                            2,278           6,496
                                                          =======          ======
          Customers are stated net of:
          Allowance for bad accounts                        3,893             546
                                                          =======          ======

b.    Accounts receivable - other

            Government of Israel, in respect of:
             Participation in research and development        235             557
             V.A.T. and customs duties refundable              16             310
             Income tax refundable                            188             136
             Marketing promotion fund                           -             702
            Advances to suppliers                             165               -
            Miscellaneous                                      72             286
            Related parties                                   460             673
                                                          -------          ------
                                                            1,136           2,664
                                                          =======          ======

c.    Inventories:
            Raw materials and components                      647           1,398
            Work in process                                   777           2,067
            Finished goods                                  1,202           2,243
                                                          -------          ------
                                                            2,626           5,708
            Write-down, see notes 1d and 14m                2,106               -
                                                          -------          ------
                                                              520           5,708
                                                          =======          ======

d.    Short-term bank credit and loans:
      Banks:
            Short-term credit at average
            interest rates of 17% - 24%                     2,017           2,879
            Short-term loans (1)                           11,192           5,468
                                                          -------          ------
          (1) - Linked to the dollar at                    13,209           8,347
                average interest rate of 8%                 9,868*          3,350
              - Loans in NIS at average
                interest rate of 19.3%                      1,324           2,118
                                                          -------          ------
                                                           11,192           5,468
                                                          =======          ======

          *Including a loan of $2,000 thousand which was presented as a long-term loan in the previous year which was not renewed by the bank in 1994.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994


                                                               December 31
                                                        -------------------------
                                                           1994            1993
                                                         -------         -------
                                                        U.S. dollars in thousands
                                                        -------------------------
e.    Accounts payable - trade:

            Foreign suppliers                                 669           l,133
            Domestic suppliers:
             Checks payable                                   514              40
             Open accounts                                  1,431           2,407
                                                          -------          ------
                                                            2,614           3,580
                                                          =======          ======


f.    Other payables and accrued expenses:
          Porta                                               916             360
          Accrued payroll and related expenses                267             373
          Accrual for vacation and convalescence              111             152
          Governmental institutions                           281             223
          Other                                             1,482           1,184
                                                          =======          ======
                                                            3,057           2,292
                                                          =======          ======

      Statement of operations:                           Year ended December 31
                                                    --------------------------------
                                                     1994          1993       1992
                                                    -------      -------     -------
                                                       U.S. dollars In thousands
                                                    --------------------------------
g.    Sales - net:
          Sales - geographic distribution:
          Abroad - United States                      2,947       4,116        4,269
          Rest of the world (mainly Europe)          10,130      10,185        3,985
          Domestic                                      700         708          537
                                                    -------     -------      -------
                                                     13,777      15,009        8,791
                                                    =======     =======      =======

h.    Cost of sales:
            Materials and components consumed
            (including work in process
             purchased from the parent company)       7,l64       8,834        4,081
            Wages and employee benefits                 678         428           26
            Depreciation                                 48          29            7
            Other manufacturing costs                   194         287           50
            Purchases of finished goods                 263         225          163
                                                    -------     -------      -------
                                                      8,347       9,803        4,327

            Decrease (increase) in inventories:
            Work in process                             593      (1,184)        (136)
            Finished goods                              555        (606)         232
                                                    -------     -------      -------
            Total - cost of sales                     9,495       8,013        4,423
                                                    =======     =======      =======

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994

                                                         Year ended December 31
                                                   -----------------------------------
                                                      1994         1993        1992
                                                    -------      -------      -------
                                                       U.S. dollars in thousands
                                                  -----------------------------------
i.    Research and development expenses
          Expenses incurred                           2,235       2,422        1,127

          Less - royalty-bearing grants
          received from the Government
          of Israel                                     190       1,079          479
                                                     ------      ------        -----
                                                      2,045       1,343          648
          Less - capitalized development costs            -           -          219
                                                     ------      ------        -----
                                                      2,045       1,343          429
                                                     ======      ======        =====

j.    Selling, general and administrative
          expenses (income) - net:
          Payroll and related expenses                2,708       1,883          783
          Other expenses - net                        3,845       4,271        2,011
          Participation by the Fund for the
            Promotion of Marketing Abroad                 -        (892)        (410)
                                                     ------      ------        -----
                                                      6,553       5,262        2,384
                                                     ======      ======        =====

k.    Bad debts, write-off of inventories
      and other expenses:
          Write-off of certain assets, wages and
          other expenses as a result of the
          acquisition of North Hills                      -      (1,331)           -
          Provision for bad accounts                 (3,846)       (378)         (70)
          Amortization of goodwill                     (412)       (264)           -
          Compensation in respect of employee
          options                                         -        (103)         (37)
          Write-off of inventories                   (1,647)          -            -
          Other expenses, net                        (1,299)       (234)          21
                                                     ------      ------        -----
                                                     (7,204)     (2,310)         (86)
                                                     ======      ======        =====

l.    Financial expenses - net:
          Amortization of issue costs and interest
          on convertible debenture                       87          65           24
          Interest on long-term liabilities             186          64            9
          Interest income from related
          companies - net                               (75)        (60)         (39)
          Interest on short-term credit and currency
          translation differences from monetary
          balances, net                               1,836         376           66
                                                    -------      ------        -----
                                                      2,034         445           60
                                                    =======      ======        =====

                         ACE 400 COMMUNICATIONS LTD.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AT DECEMBER 31, 1994


m.    Loss on disposal of assets

          Write-down of inventories to minimum value based on agreement             2,106
          Loss on disposal of property, equipment and other assets, see note 4      4,602
                                                                                   ------
          Expected loss on disposal based on the agreement, see note ld             6,708
          Write-down of the building, see note 4                                    1,000
                                                                                   ------
          Expected loss on disposal of assets                                       7,708
                                                                                   ------

NOTE 15 BALANCES AND TRANSACTIONS WITH RELATED PARTIES:

                                                          1994              1993
                                                         ------            ------
                                                         U.S. dollars in thousands
                                                         -------------------------
a.    Balances
       1)   Accounts receivable - trade
            Adacom Group                                    149           1,016
            Harris Adacom Group                              40             959
                                                         ------          ------
                                                            189           1,975
                                                         ======          ======
       2)   Accounts receivable - other
            Harris Adacom                                   460*            460*
            Adacom Group                                      -             213
                                                         ------          ------
                                                            460             673
                                                         ======          ======
       3)   Accounts payable and credit balances
            Adacom Group                                  2,703           1,244
            Harris Adacom Group                             515*            541*
                                                         ------          ------
                                                          3,218           1,785
                                                         ======          ======

      The Group has provided for most of the balances of the Adacom Group and Harris Adacom Group because of their financial situation, see note lb.

      * In 1993, Ace Inc. paid $460 thousand to Harris Adacom in connection with the purchase of North Hills. The Board of directors of the company did not approve the payment, so Ace Inc. debited Harris Adacom. As the amount is in dispute, Ace Inc. has provided for this amount.

b.    Transactions:

      The company purchased raw materials and products in process from Adacom at cost, up through the date of the appointment of Adacom's receiver (see note lc). Subsequent to that date, raw materials were purchased from Adacom, at 50% of their cost

      Sales to the Harris Adacom and Adacom Groups, after appointment of the receiver to Adacom, were made at the same prices as to non-related customers, for cash only. Reimbursement of expenses made by Adacom to third parties were at cost.

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31,1994


                                                Year ended December 31
                                          ---------------------------------
                                             1994        1993        1992
                                            -------    -------     -------
                                              U.S. dollars in thousands
                                          ---------------------------------
1)    Sales:
       In the U.S. - to:
         Harris Adacom Group                  272          345         823
                                           ======       ======      ======
         Adacom Group                           -          155         333
                                           ======       ======      ======

       In rest of world (mainly Europe) to:
         Harris Adacom Group                  684        1,025       1,475
                                           ======       ======      ======
         Adacom Group                         895          408           -
                                           ======       ======      ======
       In Israel
         Adacom Group                         240          557         350
                                           ======       ======      ======
2)    Cost of sales:
       Purchases from Adacom                3,279        3,869       3,997
                                           ======       ======      ======

       Expenses to (participation by)
         Adacom for wages                      66            -        (41)
                                           ======       ======      ======

3)    Research and development expenses:
       Expenses to (participation by)
         Adacom Group                          19            -        (52)
                                           ======       ======      ======

4)    Marketing, selling, general and
       administrative expenses
       Expenses to (participation by)
       Adacom Group - net                     127          489         649
                                           ======       ======      ======

       Expenses to Harris Adacom                -           60         120
                                           ======       ======      ======

                          ACE 400 COMMUNICATIONS LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AT DECEMBER 31, 1994

                                                Year ended December 31
                                          ---------------------------------
                                             1994        1993        1992
                                            -------    -------     -------
                                              U.S. dollars in thousands
                                          ---------------------------------
5)    Financial expenses - net:
       Interest income from Adacom Group      (53)         (57)          -
                                           ======       ======      ======

       Expenses to parent company               -          134           -
                                           ======       ======      ======

       Interest income from Harris Adacom
       Group                                  (22)        (137)        (39)
                                           ======       ======      ======

6)    Other expenses:
       Provision for doubtful accounts and
       bad debts:

        Harris Adacom Group                 1,270          290           -
                                           ======       ======      ======

        Adacom Group                        1,001          103           -
                                           ======       ======      ======

        Participation by Adacom                 -         (400)          -

       Expenses to Harris Adacom in
       respect of the purchase of North
       Hills                                    -          500           -

                                           ======       ======      ======
7)    With regard to a loan to the President of the company, see note 10.

                                 UNAUDITED
                         ACE 400 COMMUNICATIONS, LTD.
                            STATEMENT OF OPERATIONS
                FOR THE PERIOD JANUARY 1, 1995 TO JUNE 29, 1995

                                                        (IN THOUSANDS US$)

REVENUES, NET                                                  $5,727

COSTS AND EXPENSES
  Cost of goods sold                                            3,607
  Research and development expenses                               529
  Selling, general and administrative expense                   1,894
                                                               ------
                                                                6,030
                                                               ------
  Operating loss                                                 (303)
  Other expense                                                  (517)
  Provision for income tax                                         --
                                                               ------
  Net loss                                                     $ (820)
                                                               ======


                         ACE 400 COMMUNICATIONS, LTD.
                FOR THE PERIOD JANUARY 1, 1995 TO JUNE 29, 1995
                                  UNAUDITED

CONSOLIDATED STATEMENT OF CASH FLOWS                          (000'$)
Net loss                                                        (820)

Adjustment to reconcile net loss to net cash
    used in operation                                            211
                                                                 ---

Net cash used in operating activities                           (609)

CASH FLOWS FROM INVESTING

Purchases of property                                            (30)

CASH FLOWS FROM FINANCING

Net proceeds from borrowing                                      632

NET DECREASE IN CASH                                              (7)

CASH, beginning of period                                        337
                                                                 ---
CASH, end of period                                              330
                                                                 ===

                        ACE 400 COMMUNICATIONS, LTD.



NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION - The accompanying unaudited condensed financial statements have been prepared in accordance with the requirements of Regulation S-X and, therefore, do not include all information and footnotes which would be presented if such financial statements were prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements presented in the Company's Annual Report for the year ended December 31, 1995.

    In the opinion of management, these interim financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the financial position and results of operations for the period presented. The results of operations and cash flows for such period is not necessarily indicative of results to be expected for the full year.

2. SUBSEQUENT EVENT - On June 29, 1995 the Ace Inc., North Hills Inc. and North Hills Israel (hereafter "the Seller") signed agreement with N.N.H. Computer Communications Ltd. and affiliates (hereafter "the Buyers"), including MRV Communications, Inc. (hereafter "MRV"). The execution of the agreement was based on meeting several pre-conditions which were substantially fulfilled.

    The main aspects of the agreement are as follows:

    The sellers will sell to the buyers goodwill, know-how, fixed assets (not including North Hills Israel's building), production files, research and development files, agreements with customers (including backlog) and suppliers and other agreements and contracts, the right to use software and the right to use North Hills Israel's building up to January 31, 1996 (including right of first refusal to continue to rent or buy the building). The total consideration for the above is expected to be $4,316,667, as follows: MRV will issue shares to the Company and North Hills Israel at a minimum guaranteed value of $3,000,000 (according to the share price as defined in the agreement) and shares at a minimum guaranteed value of $750,000 to Porta Systems. The buyers will also $100,000 in cash and will pay to suppliers of the sellers $466,667.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts, all of which are estimated except for the SEC and NASD filing fees.

             Item                                               Amount
             ----                                               ------
SEC registration fee* ...................................       $ 1,138

Nasdaq/National Market Filing Fee .......................
                                                                -------
Blue Sky fees and expenses ..............................         2,000

Printing and engraving expenses .........................        55,000
                                                                =======
Legal fees and expenses .................................

Accounting fees and expenses ............................
                                                                -------
Transfer Agent and Registrar fees .......................
                                                                -------
Miscellaneous expenses ..................................
                                                                -------

   Total ...............................................        $75,000
                                                                =======

- ------------------
* Based on an assumed public offering price of $33.00 per share.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation (Exhibit 3a hereto) and Article IX of the Registrant's Bylaws (Exhibit 3b hereto) provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

        The Registrant has issued and sold the following unregistered securities(1) during the past three years:


        Between February 23, 1994 and September 1, 1994, the Registrant granted an aggregate of 111,700 stock options under its 1992 Stock Option Plan at exercise prices ranging from $4.625 to $7.00 per share and expiring between February 23, 1999 and September 1, 1999.

        On June 29, 1995, in connection with the acquisition, certain assets of ACE 400 Communication, Ltd., the Company issued 284,977 shares of Common Stock to certain persons affiliated with the seller. These shares were issued as part of the consideration for the purchase of the assets and are included in this registration statement for resale by the Selling Stockholders identified in the Prospectus. Also, in connection with the ACE 400 acquisition, the Company issued warrants, the ("ACE Warrants") to purchase 100,000 shares at $13.72 per share. The ACE Warrants are exercisable for a period of 5 years. In addition, in connection with the Acquisition, the Company issued 10,000 Warrants to an ACE employee at a price of $14.00 per share, exercisable for 5 years. These Warrants are included in the Selling Warrant Holders section.

        In connection with the acquisition of assets from Galcom Networking, Ltd., the Company in May 1995 issued Warrants, "Galcom Warrants" to purchase 75,000 shares of Common Stock at prices ranging from $14.75 to $22.125 per share. The Galcom Warrants are exercisable for a period of 5 years. Also, in connection with the Galcom Acquisition, the Company issued 25,000 Warrants to purchase Common Stock to certain individuals who were former employees of Galcom at prices ranging from $12.75 to $14.25 per share. These Warrants are exercisable over a period of 5 years. These Warrants are included in the Selling Warrant Holders section of the Prospectus.

        In July of 1995, the Company issued 33,000 Warrants to certain employees and consultants in Israel. The exercise price was $12.75 per share and the term was for five years.


        In July 1995, the Company issued Warrants, "Israel Warrants" in an incentive award plan for employees and consultants of its subsidiary in Israel. The plan called for the issuance of Warrants to purchase up to 330,000 shares at prices ranging from $12.75 to $14.25. These Warrants are included in the Selling Warrant Holders section.

        In July 1995, the Company issued Warrants to Jacques Cory to purchase 15,000 shares at $12.75 per share for a period of 5 years, for consulting services. These Warrants are included in the Selling Warrant Holders section.

        In July 1995, the Company issued Warrants to purchase 12,000 shares to GME Design, Inc., at price of $12.75 per share exercisable for 5 years. These Warrants were for design services and are included in the Selling Warrant Holders section.


        In January 1996, the Company issued Warrants to GME Design to purchase 5,000 shares at exercise price of $25.25 per share. These Warrants were for design services. These Warrants are included in this registration statement.


- ---------------------
        (1) Does not give effect to the 3:2 stock split paid April 2, 1996.

        In January 1996, the Company issued 143,330 Warrants to Ciambellini and Associates to purchase Common Stock at an exercise price of $25.25 per share for a term of five years. The Warrants were issued in exchange for the right to acquire 50% interest in an Italian networking business. The right was exercised in May 1996. The 50% interest in the assets and operating income of the acquired business amounted to less than 10% of the assets and operating loss of MRV for the December 31, 1995 fiscal year. The Warrants are included in the current registration statement.

        In January 1996, the Company issued 16,667 Warrants to purchase Common Stock to Israeli and European business consultants at an exercise price $25.25, for a term of five years. The Warrants were issued for consulting services.

        The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Act, or Regulation D promulgated thereunder. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

1**     Form of Underwriting Agreement.

2a* Agreement and Plan of Merger by and between MRV Technologies, Inc. (a California corporation) and MRV Technologies, Inc. (a Delaware corporation), as amended.

2b* Certificates of Merger by and between MRV Technologies, Inc. (a California corporation) and MRV Technologies, Inc. (a Delaware corporation).

3a*     Certificate of Incorporation, as amended.

3b*     Bylaws.

4b*     Specimen Common Stock Certificate.

4c*     Specimen Common Stock Purchase Warrant.

4d*     Form of Warrant Agreement.

4f**    Form of Underwriter's Warrant issued to Hampshire Securities.
4g      Warrants of Selling Warrant Holders as follows:

    4g(1)*****  Galcom Warrants for 60,000 and 15,000 shares, dated May 1, 1995.

    4g(2)*****  Henry Tellner Warrant for 8,000 shares, dated July 16, 1995.

4g(3)*****   Phillipe Scwarc Warrant for 5,667 shares, dated August 3, 1995.

4g(4)*****   Danny Yellin Warrant for 5,666 shares, dated August 8, 1995.

4g(5)*****   Yakov Sfadya Warrant for 5,667 shares, dated August 6, 1995.

4g(6)*****   Lippa Meir/Alon Cohen Trustees, Warrant for 100,000 shares, dated
             June 29, 1995.

4g(7)*****   Benny Glazer Warrant for 10,000 shares, dated July 24, 1995.

4g(8)*****   Nathan Shilo Trustee, Warrants for 330,000 shares, dated July 13 and 19, 1995.

4g(9)*****   GME Design Warrant for 12,000 shares, dated October 19, 1995.

4g(10)*****  Jacques Cory Warrants for 15,000 shares, dated November 17, 1995.

4g(11)+      Oscar Gruss & Sons

4g(12)+      Northview Trading Ltd.

4g(13)+      Heidron Engler

4g(14)+      Robert Coane

4g(15)+      Jeanette Coane Cust for Robert Coane Jr.

4g(16)+      Jeannete Coane Cust for Mary Coane

4g(17)+      Jeanette Coane Cust for Kevin Coane

4g(18)+      Daryl Hagler

4g(19)+      Timothy Essaye

4g(20)+      Oscar Gruss & Sons

4g(21)+      Dave Koch

4g(22)+      Bill Musser

4g(23)+      Isabelle Orlansky

4g(24)+      Isabelle Orlansky

4g(25)+      Northview Trading Ltd.

4g(26)+      Dara Kiely

4g(27)+      James Powers

4g(28)+         Steven Rosner

4g(29)+         Terence Lambert

4g(30)+         Mark Riez

4g(31)+         James C. Powers

4g(32)++        Jay Tucker

4g(33)++        Barker Lee & Co.

4g(34)++        J.M.R. Barker Foundation

4g(35)++        Quaker Hill Associates

4g(36)++        Upland Associates, L.P.

4g(37)++        Namakagon Associates, L.P.

4g(38)++        David Koch

4g(39)++        Jean Michel Nahon

4g(40)++        Lucien Selle

4g(41)++        Perlman Associates

4g(42)++        JJ Newport

4g(43)++        James C. Powers

4g(44)++        Jay Tucker

4g(45)++        Daniel Perlman

4g(46)++        Bank of the West Trustee

4g(47)++        Tom Callahan

4g(48)++        CUS Trust

4g(49)++        Alvarado Partners

4g(50)++        Perlman & Associates

4g(51)++        The Excelsior Fund

4g(52)++        Jim Powers

4g(53)++        J. Steven Emerson

      4g(54)++    Banque de Gestion G De Rothschild Luxembourg

      4g(55)++    Joel Packer

      4g(56)++    Banque Privee Edmond de Rothschild S.A./Geneva

      4g(57)++    Sergio Ciambellini

      4g(58)++    Elio Bianchi

      4g(59)++ Everest Capital International Ltd. (To be filed by later amendment)

      4g(60)++    Everest Capital (To be filed by later amendment)

              +   Issued with pre split quantity
              ++  Issued with post split quantity

5 Opinion of Freshman, Marantz, Orlanski, Cooper & Klein, to be filed by Amendment.

10a* Lease for premises at 8917 Fullbright Avenue, Chatsworth, CA dated August 5, 1991.

10a(1)* Lease for premises at 8943 Fullbright Avenue, Chatsworth, CA dated March 3, 1993.

10b(1)* Key Employee Agreement between the Company and Noam Lotan dated March 23, 1993.

10b(1)1* Letter amending Key Employee Agreement between the Company and Noam Lotan.

10b(1)2**  Letter amending Key Employee Agreement between the Company and Noam
           Lotan.

10b(2)* Key Employee Agreement between the Company and Zeev Rav-Noy dated March 23, 1992.

10b(2)1* Letter amending Key Employee Agreement between the Company and Zeev Rav-Noy.

10b(2)2**  Letter amending Key Employee Agreement between the Company and Zeev
           Rav-Noy.

10b(3)*    Key Employee Agreement between the Company and Shlomo Margalit.

10b(3)1* Letter amending Key Employee Agreement between the Company and Shlomo Margalit.

10b(3)2**  Form of Letter amending Key Employee Agreement between the Company and Shlomo Margalit.

10b(4)* Employment Letter between the Company and Khalid (Ken) Ahmad dated August 8, 1990.

10c(1)*    Overview of Bridge Financing for the Company dated March 1992.

10c(2)* Form of Warrant issued in connection with Bridge Financing and to certain consultants.

10c(3)*    Form of Promissory Note issued in connection with Bridge Financing.

10c(5)*         Schedule of Bridge Investors.

10d(1)*         Agreement between the Company and Managerial Resources, Inc.
                dated January 15, 1992.

10d(2)* Agreement between the Company and the Department of the Navy dated November 21, 1991.

10d(4)* Agreement by and among the Company, Tritek International Company, China National Electronics Import & Export Corporation and Jiangxi Nancheng Tiangnan Radio Material Factory dated as of November 28, 1988.

10d(5)* Promissory Note in principal amount of $50,000 issued by the Company to An-Pin Chen dated December 18, 1989, as amended.

10d(6)* Promissory Note in principal amount of $50,000 issued by the Company to Pacific Tritek, Inc. Defined Benefit Plan dated December 18, 1989, as amended.

10e* Promissory Note in principal amount of $204,140 by the Company to Julian Cole and Stein dated February 28, 1992.

10f* Form of Stock Escrow Agreement between the American Stock Transfer & Trust Company and Certain Stockholders.

10g*            1992 Stock Option Plan.

10h*            Form of Financial Consulting Agreement between the Company and
                Thomas James.

10i*            Form of Mergers/Acquisition Agreement between the Company and
                Thomas James.

10j*            Restricted Stock Agreement between the Company and Khalid (Ken)
                Ahmad.

10k* Development and Manufacturing Agreement between the Company and Laser Precision Corporation dated December 13, 1990.

10l* License Agreement between the Company and Laser Precision Corporation dated December 13, 1990.

10m*            Form of Distributor Agreement and List of Current Distributors.

10n* Form of Sales Representative Agreement and List of Current Sales Representatives.

10o*            Form of Warrant issued to Managerial Resources, Inc.

10p***          Agreement for Sale and Purchase of Assets of ACE dated June 29,
                1995.

10q****         Agreement for Purchase of Galcom Assets dated March 21, 1995.

10r*****        Agreement regarding Incentive Plan for 330,000 Warrants re ACE.

10s*****        Letter of Agreement regarding Founders Agreement, Galcom.

        11*****   Statement regarding computation of per share earnings.

        21        List of subsidiaries (page II-11).

        24a       Consent of Arthur Andersen LLP (page II-12).

        24b Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in Exhibit 5).

        24c       Consent of Almagor & Co. (page II-13).

        24d       Consent of Sterling, Nappen, Chavkin & Co., LLC (page II-14)

        24e       Consent of Ratzkovsky Fried & Co. (page II-15).

        24f       Consent of Groupe France Audit s.a. (page II-16).

        25*****   Power of Attorney.

- -----------

* Incorporated by reference from, and all such Exhibits have the same corresponding Exhibit number filed as part of, Registrant's Registration Statement on Form S-1 (File No. 33-48003) and the Amendments thereto as filed with the Commission on May 27, July 14, August 14, November 9, and December 2, 1992.

** Incorporated of reference from, and all such Exhibits have the same corresponding Exhibit Numbers filed as part of, Registrant's Registration Statement on Form S-1 (33-86516), effective January 11, 1995.

*** Incorporated by reference to Registrant's Report on Form 8k (0-23452) dated June 29, 1995, with respect to the ACE Acquisition, Exhibit
        No. 2.1 & 2.1a.

**** Incorporated by reference to Registrant's Report on Form 8k (0-23452), dated May 1, 1995 with respect to the Galcom Acquisition, Exhibit
        No. 2.1 and 2.1a.

*****   Previously filed.

        (b) FINANCIAL STATEMENT SCHEDULES

        All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the Registrant or related notes thereto.

ITEM 17. UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as, expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (5) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHATSWORTH, STATE OF CALIFORNIA, ON THE 10TH DAY OF JUNE, 1996.

                                MRV COMMUNICATIONS, INC.


                                By:   /s/ Noam Lotan
                                   ----------------------------
                                      Noam Lotan, President and
                                      Chief Executive Officer


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS PRE-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Names                                      Title                     Date

  /s/ Noam Lotan                  President, Chief Executive      June 10, 1996
- ------------------------------    Officer (Principal              -------------
         Noam Lotan               Executive Officer), and a
                                  Director

  /s/ Zeev Rav-Noy                Chief Operating Officer,        June 10, 1996
- ------------------------------    Treasurer, and a Director       -------------
        Zeev Rav-Noy

  /s/ Shlomo Margalit             Chairman of the Board,          June 10, 1996
- -------------------------------   Chief Technical Officer,        -------------
        Shlomo Margalit           Secretary, and a Director

  /s/ Edmund Glazer               Vice President of Finance       June 10, 1996
- -------------------------------     and Administration,           -------------
        Edmund Glazer             Chief Financial Officer


- -------------------------------   Director                        ------------
        Leonard Mautner


- -------------------------------   Director                        ------------
       Milton Rosenberg

*By  /s/ Noam Lotan
   -------------------------
     Noam Lotan, Attorney-in-fact

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

1)      Nbase Communications, Inc.,
        a Maryland corporation

2)      N.N.H. Computer Communications, Inc.,
        a Kansas corporation

3)      NBase Communications, Ltd.,
        an Israeli corporation

4)      NBase UK Ltd.,
        a United Kingdom corporation

                                                                  EXHIBIT 24.a



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this registration statement.


                                             ARTHUR ANDERSEN LLP


Los Angeles, California
June 10, 1996

                    [BDO ALMAGOR & CO. CPA (ISR) LETTERHEAD]


                                  May 3, 1996


To:  MRV Communications Inc.
     8943, Fulbright Avenue,
     Chatsworth, CA 91311
     U.S.A.


Dear Sirs,


                  Re:  Galcom Networking Ltd. ("the Company")
                       --------------------------------------


As independent auditors of the Company, we hereby consent to the inclusion of our report dated June 7, 1995 accompanying the consolidated financial statements of the Company as at December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, and all references to our name as auditors of Galcom Networking Ltd. in your company's prospectus to be published in May 1996.


Yours faithfully,


BDO Almagor & Co.

BDO Almagor & Co.
Certified Public Accountants

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-1 (No.:333-00210) of MRV Communications, Inc. of our report dated January 26, 1995 relating to the financial statements of Galcom, Inc. as of December 31, 1994 and 1993, and the related statements of operations and deficit and cash flows for the years then ended.


Sterling, Nappen, Chavkin & Co., LLC

STERLING, NAPPEN, CHAVKIN & CO., LLC
Livingston, New Jersey
May 14, 1996

                   [RATZKOVSKY FRIED LETTERHEAD]






                        CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and each prospectus constituting part of this Registration Statement of our report dated November 22, 1995 on the consolidated financial statements of Ace 400 Communications Ltd. included in the audited Pro Forma Balance Sheet and Statement of Income of MRV Communications Inc. as of December 31, 1994 and for the fiscal year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in each prospectus included in the Registration Statement.




                                              /s/ RATZKOVSKY FRIED & CO.
                                            ----------------------------------
Haifa,                                             Ratzkovsky Fried & Co.
 May 2, 1996                                Certified Public Accountants (Isr.)

                    [HLB GROUPE FRANCE AUDIT S.A. LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and each prospectus constituting part of this Registration Statement of our report dated November 22, 1995 on the financial statements of North Hills Europe which have been consolidated in the financial statements of Ace 400 Communications Ltd. included in the unaudited Pro Forma Balance Sheet and Statement of Income of MRV Communications Inc. as of December 31, 1994 and for the fiscal year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in each prospectus included in the Registration Statement.


                                        Paris, May 1st, 1996



                                        POUR SOFIDEEC, ASSOCIEE


                                        /s/ M.F. EL MGHAZLI
                                        -------------------------------------
                                        M.F. EL MGHAZLI
                                        President Directeur General
                                        Expert-Comptable,
                                        Commissaire aux Comptes, Associe

                                 EXHIBIT INDEX



                                                                                              Sequentially
                                                                                                Numbered
Exhibit                                     Description                                           Page
- -------                                     -----------                                       ------------
1**              Form of Underwriting Agreement.

2a*              Agreement and Plan of Merger by and between MRV Technologies, Inc. (a
                 California corporation) and MRV Technologies, Inc. (a Delaware corporation), as amended.

2b*              Certificate of Merger by and between MRV Technologies, Inc. (a California corporation) and MRV Technologies, Inc. (a Delaware corporation).

3a*              Certificate of Incorporation, as amended.

3b*              Bylaws.

4b*              Specimen Common Stock Certificate.

4c*              Specimen Common Stock Purchase Warrant.

4d*              Form of Warrant Agreement.

4e*              Form of Warrant issued to Thomas James Associates, Inc.

4f**             Form of Underwriter's Warrant issued to Hampshire Securities.
4g               Warrants of Selling Warrant Holders as follows:

        4g(1)*****      Galcom Warrants for 60,000 and 15,000 shares, dated May 1, 1995.

        4g(2)*****      Henry Tellner Warrant for 8,000 shares, dated July 16, 1995.

        4g(3)*****      Phillipe Scwarc Warrant for 5,667 shares, dated August 3, 1995.

        4g(4)*****      Danny Yellin Warrant for 5,666 shares, dated August 8, 1995.

        4g(5)*****      Yakov Sfadya Warrant for 5,667 shares, dated August 6, 1995.

        4g(6)*****      Lippa Meir/Alon Cohen Trustees, Warrant for 100,000 shares, dated June 29, 1995.

        4g(7)*****      Benny Glazer Warrant for 10,000 shares, dated July 24, 1995.

        4g(8)*****      Nathan Shilo Trustee, Warrants for 330,000 shares, dated
                        July 13 and 19, 1995.

        4g(9)*****      GME Design Warrant for 12,000 shares, dated October 19, 1995.

                                                                                             Sequentially
                                                                                               Numbered
Exhibit                                   Description                                            Page
- -------                                   -----------                                        ------------
4g(10)*****     Jacques Cory Warrants for 15,000 shares, dated November 17, 1995.

4g(11)+         Oscar Gruss & Sons

4g(12)+         Northview Trading Ltd.

4g(13)+         Heidron Engler

4g(14)+         Robert Coane

4g(15)+         Jeanette Coane Cust for Robert Coane Jr.

4g(16)+         Jeanette Coane Cust for Mary Coane

4g(17)+         Jeanette Coane Cust for Kevin Coane

4g(18)+         Daryl Hagler

4g(19)+         Timothy Essaye

4g(20)+         Oscar Gruss & Sons

4g(21)+         Dave Koch

4g(22)+         Bill Musser

4g(23)+         Isabelle Orlansky

4g(24)+         Isabelle Orlansky

4g(25)+         Northview Trading Ltd.

4g(26)+         Dara Kiely

4g(27)+         James Powers

4g(28)+         Steven Rosner

4g(29)+         Terence Lambert

4g(30)++        Mark Riez

4g(31)++        James C. Powers

4g(32)++        Jay Tucker

4g(33)++        Barker Lee & Co.



                                                                    Sequentially
                                                                      Numbered
Exhibit         Description                                             Page
- -------         -----------                                         ------------
4g(34)++        J.M.R. Barker Foundation

4g(35)++        Quaker Hill Associates

4g(36)++        Upland Associates, L.P.

4g(37)++        Namakagon Associates, L.P.

4g(38)++        David Koch

4g(39)++        Jean Michel Nahon

4g(40)++        Lucien Selle

4g(41)++        Perlman Associates

4g(42)++        JJ Newport

4g(43)++        James C. Powers

4g(44)++        Jay Tucker

4g(45)++        Daniel Perlman

4g(46)++        Bank of the West Trustee

4g(47)++        Tom Callahan

4g(48)++        CUS Trust

4g(49)++        Alvarado Partners

4g(50)++        Perlman & Associates

4g(51)++        The Excelsior Fund

4g(52)++        Jim Powers

4g(53)++        J. Steven Emerson

4g(54)++        Banque de Gestion G De Rothschild Luxembourg

4g(55)++        Joel Packer

4g(56)++        Banque Privee Edmond de Rothschild S.A./Geneva

4g(57)++        Sergio Ciambellini


                                                                                                                  Sequentially
                                                                                                                     Numbered
Exhibit                                  Description                                                                   Page
- -------                                  -----------                                                               -----------
              4g(58)++      Elio Bianchi

              4g(59)++      Everest Capital International Ltd. (To be filed by later amendment)

              4g(60)++      Everest Capital (To be filed by later amendment)

                     +      Issued with pre split quantity
                    ++      Issued with post split quantity

5                   Opinion of Freshman, Marantz, Orlanski, Cooper & Klein, to be filed by
                    Amendment.

10a*                Lease for premises at 8917 Fullbright Avenue, Chatsworth, CA dated August
                    5, 1991.

10a(1)*             Lease for premises at 8943 Fullbright Avenue, Chatsworth, CA dated March
                    3, 1993.

10b(1)*             Key Employee Agreement between the Company and Noam Lotan dated
                    March 23, 1993.

10b(1)1*            Letter amending Key Employee Agreement between the Company and
                    Noam Lotan.

10b(1)2**           Letter amending Key Employee Agreement between the Company and
                    Noam Lotan.

10b(2)*             Key Employee Agreement between the Company and Zeev Rav-Noy dated
                    March 23, 1992.

10b(2)1*            Letter amending Key Employee Agreement between the Company and Zeev
                    Rav-Noy.

10b(2)2**           Letter amending Key Employee Agreement between the Company and Zeev
                    Rav-Noy.

10b(3)*             Key Employee Agreement between the Company and Shlomo Margalit.

10b(3)1*            Letter amending Key Employee Agreement between the Company and
                    Shlomo Margalit.

10b(3)2**           Form of Letter amending Key Employee Agreement between the Company and Shlomo Margalit.

                                                                                                                Sequentially
                                                                                                                   Numbered
Exhibit                                          Description                                                         Page
- -------                                          -----------                                                     -----------

10b(4)*         Employment Letter between the Company and Khalid (Ken) Ahmad dated August 8, 1990

10c(1)*         Overview of Bridge Financing for the Company dated March 1992.

10c(2)*         Form of Warrant issued in connection with Bridge Financing and to certain consultants.

10c(3)*         Form of Promissory Note issued in connection with Bridge Financing.

10c(5)*         Schedule of Bridge Investors.

10d(1)*         Agreement between the Company and Managerial Resources, Inc. dated January 15, 1992.

10d(2)*         Agreement between the Company and the Department of the Navy dated November 21, 1991.

10d(4)*         Agreement by and among the Company, Tritek International Company, China National Electronics
                Import & Export Corporation and Jiangxi Nancheng Tiangnan Radio Material Factory dated as of
                November 28, 1988.

10d(5)*         Promissory Note in principal amount of $50,000 issued by the Company to An-Pin Chen dated
                December 18,1989, as amended.

10d(6)*         Promissory Note in principal amount of $50,000 issued by the Company to Pacific Tritek, Inc.
                Defined Benefit Plan dated December 18, 1989, as amended.

10e*            Promissory Note in principal amount of $204,140 by the Company to Julian Cole and Stein dated
                February 28, 1992.

10f*            Form of Stock Escrow Agreement between the American Stock Transfer & Trust Company and
                Certain Stockholders.

10g*            1992 Stock Option Plan.

10h*            Form of Financial Consulting Agreement between the Company and Thomas James.

10i*            Form of Mergers/Acquisition Agreement between the Company and Thomas James.

10j*            Restricted Stock Agreement between the Company and Khalid (Ken) Ahmad.

10k*            Development and Manufacturing Agreement between the Company and


                                                                   Sequentially
                                                                     Numbered
Exhibit                       Description                              Page
- -------                       -----------                          ------------

           Laser Precision Corporation dated December 13, 1990.

101*       License Agreement between the Company and Laser
           Precision Corporation dated December 13, 1990.

10m*       Form of Distributor Agreement and List of Current
           Distributors.

10n*       Form of Sales Representative Agreement and List of
           Current Sales Representatives.

10o*       Form of Warrant issued to Managerial Resources, Inc.

10p*** Agreement for Sale and Purchase of Assets of ACE dated June 29, 1995.

10q****    Agreement for Purchase of Galcom Assets dated March
           21, 1995.

10r*****   Agreement regarding Incentive Plan for 330,000
           Warrants re ACE.

10s*****   Letter of Agreement regarding Founders Agreement,
           Galcom.

11*****    Statement regarding computation of per share earnings.

21*****    List of subsidiaries.

24a        Consent of Arthur Andersen LLP (page II-12).

24b        Consent of Freshman, Marantz, Orlanski, Cooper & Klein
           (contained in Exhibit 5).

24c        Consent of Almagor & Co. (page II-13).

24d        Consent of Sterling, Nappen, Chavkin & Co., LLC
           (page II-14).

24e        Consent of Ratzkovsky Fried & Co. (page II-15).

24f        Consent of Groupe France Audit s.a. (page II-16).

25*****    Power of Attorney.
- -------------
* Incorporated by reference from, and all such Exhibits have the same corresponding Exhibit number filed as part of, Registrant's Registration Statement on Form S-1 (File No. 33-48003) and the amendments thereto as filed with the Commission on May 27, July 14, August 14, November 9, and December 2, 1992.

** Incorporated of reference from, and all such Exhibits have the same corresponding Exhibit Numbers filed as part of, Registrant's Registration Statement on Form S-1 (33-86516), effective

                                                                SEQUENTIALLY
                                                                  NUMBERED
EXHIBIT                         DESCRIPTION                         PAGE
- -------                         -----------                     ------------
         January 11, 1995.

*** Incorporated by reference to Registrant's Report on Form 8k (0-23452) dated June 29, 1995, with respect to the ACE Acquisition, Exhibit No.
         2.1 and 2.1a.

**** Incorporated by reference to Registrant's Report on Form 8k (0-23452), dated May 1, 1995, with respect to the Galcom Acquisition, Exhibit No.
         2.1 and 2.1a.

*****    Previously filed.